Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-121494
333-121494-01
333-121494-02
333-121494-03
333-121494-04

The information in this prospectus supplement and the prospectus is not complete and may be changed. Neither this prospectus supplement nor the prospectus is an offer to sell these notes or is seeking an offer to buy these notes in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2005
PROSPECTUS SUPPLEMENT

(To Prospectus dated February 14, 2005)

$1,000,000,000 Higher Education Funding I Student Loan Asset-Backed Notes, Series 2005-1

We are offering our notes in the following classes:

			Stated	Price
	Principal		Maturity	to		Underwriting		Proceeds to
	Amount	Interest Rate	Date	Public		Discount		Issuer(1)

Class A-1 Notes	$	Three-Month LIBOR plus %	, 20		%		%	.	%

Class A-2 Notes	$	Three-Month LIBOR plus %	, 20		%		%	.	%

Class A-3 Notes	$	Three-Month LIBOR plus %	, 20		%		%	.	%

Class A-4 Notes	$	Three-Month LIBOR plus %	, 20		%		%	.	%

Class A-5 Notes	$	Three-Month LIBOR plus %	, 20		%		%	.	%

Total	$			$		$		$

(1)	Before deducting expenses estimated to be approximately $ ● .
The offered notes will be secured by a pool of student loans, a cash reserve fund and the other money and investments pledged to the trustee. We have issued other series of notes that are secured by the same assets that will secure the offered notes. In the future, we may issue additional notes secured by the same assets that will secure the offered notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
You should consider carefully the “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 5 of the prospectus.
The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book-entry form only on or about March       ●      , 2005.
We intend to apply for a listing of the offered notes on the Irish Stock Exchange. There can be no assurance that such listing will be obtained. The issuance and settlement of the offered notes is not conditioned on the listing of the offered notes on the Irish Stock Exchange.

UBS INVESTMENT BANK JOINT BOOKRUNNER	DEUTSCHE BANK SECURITIES JOINT BOOKRUNNER

BARCLAYS CAPITAL	GOLDMAN, SACHS & CO.
February     , 2005

i

Important Notice About Information Presented in the Prospectus Supplement and the
Accompanying Prospectus
      We provide information to you about the offered notes and the previously issued notes in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the offered notes. The accompanying prospectus provides general information, some of which may not apply to the offered notes. You are urged to read both the prospectus and this prospectus supplement in full to obtain information concerning the offered notes.
      If there is a conflict between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
      Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.
      Some of the terms used in this prospectus supplement are defined under the caption “Glossary of Terms” beginning on page S-32 of this prospectus supplement. Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption “Glossary of Terms” beginning on page 79 in the accompanying prospectus.

      The offered notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

Special Note Regarding Forward Looking Statements
      Statements in this prospectus supplement and the prospectus, including those concerning expectations as to our ability to purchase eligible student loans, to structure and to issue securities and to pay notes, and certain other information presented in this prospectus supplement and the prospectus, constitute “forward looking statements,” which represent our expectations and beliefs about future events. When used in the prospectus and this prospectus supplement, the words “estimate,” “intend,” “expect,” “assume,” and similar expressions identify forward-looking statements. Any forward-looking statement is subject to uncertainty and risks that could cause actual results to differ, possibly materially, from those contemplated in such forward-looking statements. Inevitably, some assumptions used to develop forward-looking statements will not be realized or unanticipated events and circumstances may occur. Therefore, investors should be aware that there are likely to be differences between forward-looking statements and actual results; those differences could be material. For a discussion of factors which could cause actual results to differ from forward-looking statements, please see “Risk Factors” in this prospectus supplement and in the prospectus.

ii

Summary
      The following summary is a very general overview of the terms of the notes being offered by this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.
      Before deciding to purchase the offered notes, you should consider the more detailed information appearing elsewhere in this prospectus supplement and in the prospectus.
      This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward Looking Statements” in this prospectus supplement and the prospectus.
General
      The series 2005-1 notes will be issued by Higher Education Funding I (the “trust” or “we”). We may refer to the series 2005-1 notes as the “offered notes.” The net proceeds from the sale of the offered notes will be applied as described under “Use of Proceeds.”
      We have previously issued the series of notes described under “Previously Issued Notes” and have used proceeds we received to purchase student loans. Student loans previously acquired by us, along with the student loans we purchase with proceeds of the offered notes, are or will be pledged to the trustee to secure repayment of all the notes issued under the indenture. The composition of this common pool of collateral will change over time as student loans are repaid and new student loans are added. We may issue additional notes in the future secured by the same common pool of collateral which secures the offered notes. The student loans will be held by the eligible lender trustee on our behalf, and will have been originated under the Federal Family Education Loan Program.
      The only sources of funds for payment of all of the notes issued under the indenture are the student loans, the investments of moneys under the indenture that we pledge to the trustee and the payments that we receive on those student loans and investments. Under certain circumstances, the trustee may release funds to us free and clear of the lien of the indenture. See “Description of the Indenture — Funds and Accounts — Surplus Fund” in the prospectus.
Closing Date
      The “closing date” for this offering of notes is expected to be on or about March       ●       , 2005.
Cut-Off Date
      The “cut-off date” for a student loan we acquire with the offered notes will be the date on which that student loan is transferred to us. We will receive all payments made on a student loan on and after its cut-off date.
Statistical Calculation Date
      We refer to January 31, 2005 as the “statistical calculation date.” Information presented in this prospectus supplement is given as of the statistical calculation date for the student loans we currently own and the student loans we expect to acquire on the closing date with proceeds of the offered notes.
Acquisition Period
      On the closing date, we will deposit approximately $       ●       into the acquisition fund, approximately $       ●       of which will be used to acquire student loans on the closing date.
      Until       ●       , 2005 (the “acquisition period end date”), we may use amounts in the acquisition fund to acquire student loans and to purchase add-on consolidation loans. The period between the closing date and the acquisition period end date may be referred to as the “acquisition period.” The acquisition period may be periodically extended at our direction (but not beyond       ●       , 2005) if we receive confirmation from the

rating agencies that such extension will not result in a reduction, qualification or withdrawal of the then-current rating of any notes issued by us. Any proceeds of the offered notes remaining in the acquisition fund on the acquisition period end date will be transferred to the collection fund.
Principal Parties

Trust:

•	Higher Education Funding I

Depositor:

•	Consolidation Loan Funding II, LLC

Servicers:

•	ACS Education Services, Inc.

•	Great Lakes Educational Loan Services, Inc.
      We may replace any servicer with one or more new servicers or may add one or more additional servicers subject to certain conditions in the indenture.

Issuer Administrator:

•	Goal Financial, LLC

Trustee:

•	The Bank of New York

Eligible Lender Trustee:

•	The Bank of New York

Delaware Trustee:

•	Wilmington Trust Company
Distribution Dates
      Distributions will be made on the offered notes on the 25th day of each February, May, August and November. We sometimes refer to these distribution dates as “quarterly distribution dates.” If any quarterly distribution date is not a business day, the quarterly distribution date will be the next business day. The initial quarterly distribution date will be May 25, 2005.
Collection Periods
      The collection periods will be the calendar month preceding each monthly calculation date.
Record Date
      Interest and principal on the offered notes will be payable to the record holders of the offered notes as of the close of business on the “record date,” which is the business day before the related quarterly distribution date.

Monthly Calculation Date
      The 25th day of each calendar month, or if such day is not a business day, the next business day.
Securities Offered
      We are offering the student loan asset-backed notes described on the front cover page of this prospectus supplement. Such notes may be referred to as the “offered notes.”
      The offered notes will be issued under the indenture. Additional notes and other obligations may be issued under the indenture which have the same right to payment from the trust estate as the offered notes or which are subordinate to the payments made on the offered notes.
      The offered notes constitute “senior notes” and “senior obligations” under the indenture.
Interest
      The offered notes will bear interest at the annual rates set forth on the front cover page of this prospectus supplement. However, the interest rates for the initial interest period will be set forth in the supplemental indenture relating to the offered notes.
      The trustee will determine the rate of interest on the offered notes on the second London business day prior to the start of the applicable interest accrual period. Interest on the offered notes will be computed on the basis of a 360 day year for the number of days actually elapsed during the interest accrual period.
      Interest accrued on the outstanding principal balance of the offered notes during each interest accrual period will be paid on the related quarterly distribution date.
      The initial interest accrual period for the offered notes begins on the closing date and ends on May 24, 2005. For all other quarterly distribution dates, the interest accrual period for the offered notes will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.
Principal

General
      Although no installments of principal are due on the offered notes prior to their stated maturity, on each quarterly distribution date principal payments will be made on the offered notes in an amount equal to the funds available to pay principal on the offered notes as described under “Summary — Priority of Payments — Retirement Account.”

Stated Maturity Date
      The stated maturity date of each class of the offered notes is set forth on the front cover page of this prospectus supplement.

Optional Redemption
      If the aggregate outstanding principal amount of all of the notes issued by us, including the offered notes, has been reduced to less than 10% of the aggregate initial outstanding principal amount of all of the notes issued by us, including the offered notes, then we will have the right, but not the obligation, to redeem all of the notes issued by us, including the offered notes, on any quarterly distribution date at a prepayment price equal to 100% of the principal amount of such notes, plus accrued interest thereon to the prepayment date.

Limitation on Redemption or Prepayment of Subordinate Notes
      Except as otherwise provided in the indenture, no redemption (other than a mandatory sinking fund redemption) of, purchase (other than on a tender date) of, or principal distribution with respect to, subordinate notes will be permitted under the indenture unless, prior to the trustee giving notice of such redemption or allocating moneys to such distribution, the trust furnishes the trustee a certificate to the effect that, after giving effect to such redemption, purchase or distribution, the “senior asset requirement” will be met. See “Description of the Indenture — Notes and Other Obligations — Call for Redemption or Purchase of the Notes; Senior Asset Requirement” in the prospectus. Furthermore, no subordinate “auction rate” notes may be redeemed until the offered notes are no longer outstanding. Pursuant to the supplemental indenture for the offered notes, the senior asset requirement will mean that the senior asset percentage is at least equal to 106% or a lesser percentage if the rating agencies have notified us that such lesser percentage will not result in a reduction, qualification or withdrawal of the then-current rating of any of the notes issued by us.
      The senior asset percentage is the ratio (expressed as a percentage) of:

•	the value of the assets in the trust estate, less accrued interest on outstanding senior notes, senior swap payments and certain fees, to

•	the principal amount of senior notes outstanding.
Priority of Payments

Generally
      On each monthly calculation date, the trustee will transfer the moneys received during the preceding month in the collection fund, as directed by an authorized officer of the issuer administrator on our behalf, in the following priority (for more detail, see “Description of the Indenture — Funds and Accounts — Collection Fund” in the prospectus):

•	first, to make any payments due and payable (or anticipated to be due and payable prior to the next monthly calculation date) by us to the U.S. Department of Education related to the student loans or any other payment due to another entity or trust estate if amounts due by us or the eligible lender trustee to the U.S. Department of Education or a guarantee agency with respect to the student loans were paid by or offset against such other entity or trust estate;

•	second, to the administration fund, to increase the balance thereof to such amounts as an authorized officer of the issuer administrator shall direct for certain costs and expenses;

•	third, to the interest account, to provide for the payment of interest on senior notes or other senior obligations (except termination payments due under senior swap agreements as a result of a swap counterparty default);

•	fourth, to the principal account, to provide for the payment of principal of senior notes at stated maturities or on mandatory sinking fund payment dates or the reimbursement of senior credit facility providers for the payment of principal of the senior notes;

•	fifth, to the interest account, to provide for the payment of interest on subordinate notes or other subordinate obligations (except termination payments due under subordinate swap agreements as a result of a swap counterparty default);

•	sixth, to the principal account, to provide for the payment of principal of subordinate notes at their stated maturities or on mandatory sinking fund payment dates or the reimbursement of subordinate credit facility providers for the payment of principal of the subordinate notes;

•	seventh, to the reserve fund if necessary to increase the balance thereof to the specified reserve account balance;

•	eighth, to the retirement account, for the distribution of principal with respect to senior notes (including the offered notes) identified in a supplemental indenture as a “planned amortization class” as may be set forth in such supplemental indenture;

•	ninth, to the retirement account (but only if the senior asset percentage would be not less than a percentage as to which a rating agency confirmation has been obtained upon the application of such amounts), for the distribution of principal with respect to subordinate notes identified in a supplemental indenture as a “planned amortization class” as may be set forth in such supplemental indenture;

•	tenth, to the interest account to provide for the payment of interest on junior subordinate notes or other junior subordinate obligations (except termination payments due under junior subordinate swap agreements as a result of a swap counterparty default);

•	eleventh, to the principal account, to provide for the payment of principal of junior subordinate notes at their stated maturities or on mandatory sinking fund payment dates or the reimbursement of junior subordinate credit facility providers for the payment of principal of the junior subordinate notes;

•	twelfth, to make such other payments as may be set forth in a supplemental indenture;

•	thirteenth, to the acquisition fund (but only during a revolving period, if any, for a series of notes, or after such revolving period to fund any add-on loan) to fund the acquisition of student loans, such amount as directed by us;

•	fourteenth, to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to senior notes, if applicable;

•	fifteenth (but only if the senior asset percentage would be at least 100% upon the application of such amounts), to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to subordinate notes, if applicable;

•	sixteenth (but only if the senior asset percentage and the subordinate asset percentage would be at least 100% upon the application of such amounts), to the credit of the interest account, for the payment of carry-over amounts (and interest thereon) due with respect to junior subordinate notes;

•	seventeenth, to the interest account for the payment of termination payments due under senior swap agreements as a result of a swap counterparty default;

•	eighteenth, to the interest account for the payment of termination payments due under subordinate swap agreements as a result of a swap counterparty default;

•	nineteenth, to the interest account for the payment of termination payments due under junior subordinate swap agreements as a result of a swap counterparty default;

•	twentieth, to the retirement account (but only until the subordinate asset percentage would be at least 101% upon the application of such amount), for the redemption of, or distribution of principal with respect to, notes; and

•	twenty-first, to the surplus fund.
      Carry-over amounts are not payable on the offered notes.

Retirement Account
      All offered notes that are to be redeemed, or with respect to which principal distributions are to be made, other than at stated maturity, will be redeemed or paid with moneys deposited to the retirement account.
      The offered notes are a “planned amortization class” for purposes of the indenture. So long as any offered notes are outstanding, on each monthly calculation date the trustee will transfer to the retirement account pursuant to priority eighth above (to the extent amounts are available in the collection fund or the surplus fund, after taking into account all prior application of moneys in those funds on that monthly calculation date) an amount determined by the following formula:
        TA = [(TB) x (F/3)] – RAB
        Where

TA =	Amount to be transferred to the retirement account on the monthly calculation date.

TB =	Excess, if any, of the aggregate outstanding principal balance of the offered notes immediately prior to the monthly calculation date less the aggregate targeted balance of each class of the offered notes listed on Schedule A hereto for the next quarterly distribution date or, if such monthly calculation date is also a quarterly distribution date, the targeted balance for that distribution date.

F =	1 for the first monthly calculation date occurring in an interest accrual period, starting in March 2005, 2 for the second monthly calculation date occurring in an interest accrual period and 3 for the third monthly calculation date occurring in an interest accrual period.

RAB =	Amount on deposit in the retirement account immediately prior to such monthly calculation date (other than amounts therein to be used to redeem notes).
      So long as any class A-1 notes are outstanding, on each quarterly distribution date the trustee will use amounts on deposit in the retirement account to repay class A-1 notes up to the amount needed to reduce their outstanding principal balance to their targeted balance listed on Schedule A hereto for that quarterly distribution date.
      On each quarterly distribution date on and after the quarterly distribution date on which the outstanding principal balance of the class A-1 notes is reduced to zero, the trustee will use amounts on deposit in the retirement account to repay class A-2 notes up to the amount needed to reduce their outstanding principal balance to their targeted balance listed on Schedule A hereto for that quarterly distribution date.
      On each quarterly distribution date on and after the quarterly distribution date on which the outstanding principal balances of the class A-1 and the class A-2 notes are reduced to zero, the trustee will use amounts on deposit in the retirement account to repay class A-3 notes up to the amount needed to reduce their outstanding principal balance to their targeted balance listed on Schedule A hereto for that quarterly distribution date.
      On each quarterly distribution date on and after the quarterly distribution date on which the outstanding principal balances of the class A-1, class A-2 and class A-3 notes are reduced to zero, the trustee will use amounts on deposit in the retirement account to repay class A-4 notes up to the amount needed to reduce their outstanding principal balance to their targeted balance listed on Schedule A hereto for that quarterly distribution date.
      On each quarterly distribution date on and after the quarterly distribution date on which the outstanding principal balances of the class A-1, class A-2, class A-3 and class A-4 notes are reduced to zero, the trustee will use amounts on deposit in the retirement account to repay class A-5 notes up to the amount needed to reduce their outstanding principal balance to their targeted balance listed on Schedule A hereto for that quarterly distribution date.
      If there are insufficient funds on any quarterly distribution date to reduce the outstanding principal balance of a class of offered notes to the targeted balance of such class, such insufficiency will not result in an event of default.
      Amounts transferred to the retirement account from the collection fund other than pursuant to priority eighth above or from the surplus fund for the redemption of notes shall be used to redeem “auction rate” notes.
      If no senior “auction rate” notes are outstanding, the trustee will use such amounts transferred to the retirement account for the redemption of, or distribution of principal with respect to, other senior notes, including the offered notes. Such distributions of principal, if made on the offered notes, may cause the offered notes to be reduced below their targeted balances listed on schedule A hereto and will be used, first, to reduce the outstanding principal balance of the class A-1 notes, second, to reduce the outstanding principal balance of the class A-2 notes, third, to reduce the outstanding principal balance of the class A-3 notes, fourth, to reduce the outstanding principal balance of the class A-4 notes and, fifth, to reduce the outstanding principal balance of the class A-5 notes.

      Notwithstanding the foregoing, from and after the first day on which the outstanding principal balance of the senior notes, other than the offered notes, has become equal to or less than two hundred million dollars ($200,000,000), then

(i)	all amounts in the retirement account that are available to make principal distributions on the offered notes will be paid first to the class A-1 notes until the outstanding principal balances of the class A-1 notes are reduced to zero, second, to the class A-2 notes until the outstanding principal balances of the class A-2 notes are reduced to zero, third, to the class A-3 notes until the outstanding principal balances of the class A-3 notes are reduced to zero, fourth, to the class A-4 notes, until the outstanding principal balances of the class A-4 notes are reduced to zero, and fifth, to the class A-5 notes, until the outstanding principal balances of the class A-5 notes are reduced to zero; and

(ii)	TB in the formula above will be deemed to read as follows:

TB = The aggregate outstanding balance of the offered notes immediately prior to the monthly calculation date.
      Notwithstanding the foregoing, principal payments on the offered notes made with moneys received by the trustee pursuant to a remedy will be made as described under “Description of the Indenture — Application of Proceeds” in the prospectus.

Priority and Timing of Payments
      The subordination of subordinate notes and any other obligations subordinate to the senior notes generally relates only to rights to direct remedies and to receive payments in the event that revenues from the trust estate are not sufficient to make all payments due on senior obligations. Principal and interest payments on subordinate notes will continue to be made on their payment dates (which may precede payment dates for senior notes, including the offered notes), as long as the conditions in the indenture to the payment of those amounts continue to be met. In addition, in the event of a direction by us to do so, revenues available to prepay notes may be applied first to subordinate notes, as long as the conditions in the indenture to the payment of those amounts continue to be met. In particular, the revenues available for the principal reduction payments in respect of the offered notes may be applied to prepay or redeem subordinate notes, unless payments or redemptions in respect of the subordinate notes would be prohibited under the indenture as described under “Summary — Principal — Limitation on Redemption or Prepayment of Subordinate Notes.” See “Source of Payment and Security for the Notes — Priorities” in the prospectus and “Description of the Indenture — Funds and Accounts” in the prospectus.
Reserve Fund
      Approximately $7,500,000 of the proceeds of the offered notes will be deposited into a reserve fund for all notes issued by us, including the offered notes, on the closing date. After giving effect to such deposit, the reserve fund will have a balance of approximately $15,000,000. As of the closing date, the “specified reserve account balance” will be the greater of (a) three-quarters of one percent (0.75%) of the outstanding principal amount of all notes issued by us, including the offered notes, or (b) two million dollars ($2,000,000). Amounts in the reserve fund may be reduced in connection with the reduction of the outstanding principal amount of notes. The specified reserve account balance may be decreased with confirmation from the rating agencies that the change will not result in a reduction, qualification or withdrawal of the then-current ratings of any of the notes issued by us. See “Description of the Indenture — Funds and Accounts — Reserve Fund” in the prospectus.
Registration, Clearing and Settlement
      The offered notes will be available in DTC book-entry form through The Depository Trust Company, Clearstream and Euroclear. You will not be entitled to receive definitive certificates representing your interests in the offered notes, except in certain limited circumstances. See “Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures” in the prospectus.

Authorized Denominations
      The offered notes will be offered in denominations of one hundred thousand dollars ($100,000) and additional increments of one thousand dollars ($1,000).
Federal Income Tax Consequences
      Mayer, Brown, Rowe & Maw LLP will deliver an opinion that, for federal income tax purposes, the offered notes will be treated as indebtedness, as described in the prospectus. Unless as otherwise discussed in this prospectus supplement and the prospectus, you will be required to include in your income interest on the offered notes as the interest accrues or is paid, in accordance with your method of tax accounting. See “Federal Income Tax Consequences” in this prospectus supplement and the prospectus.
Certain ERISA Considerations
      The offered notes may generally be purchased by employee benefit plans and other retirement arrangements subject to the considerations discussed under “Certain ERISA Considerations” in this prospectus supplement and the prospectus.
Rating of the Offered Notes
      We anticipate that the offered notes will be rated in the highest long-term investment category by at least two nationally recognized rating agencies.

Risk Factors
      The discussion under the heading “Risk Factors” in the prospectus describes risks associated with your investment in the offered notes. In addition, you should consider the factors described below, any of which may result in delays or reductions in payments on your notes:

The assets of the trust may not be sufficient to pay the offered notes
      The offered notes are solely our obligations, and will not be insured or guaranteed by any other person or entity. Repayment of your notes will depend upon revenues realized from student loans held by us and from our other assets.
      If an event of default should occur under the indenture and we were required to repay all of our notes, our liabilities may exceed our assets. If this were to occur, we would be unable to repay in full all of the holders of our notes.

Some classes of the offered notes are subordinated to other classes of the offered notes
      In general, as described under “Summary — Priority of Payments — Retirement Account,” no principal will be paid on the class A-2, class A-3, class A-4, or class A-5 notes until each class of offered notes having a lower numerical designation has been paid in full. Accordingly, in the event of a shortfall in available funds or amounts in the reserve fund due to losses or for any other reason: holders of class A-5 notes will bear a greater risk of loss than holders of class A-4, class A-3, class A-2 and class A-1 notes; holders of class A-4 notes will bear a greater risk of loss than holders of class A-3, class A-2 and class A-1 notes; holders of class A-3 notes will bear a greater risk of loss than holders of class A-2 and class A-1 notes; and holders of class A-2 notes will bear a greater risk of loss than holders of class A-1 notes. In the event of a shortfall in available funds or amounts in the reserve fund due to losses or for any other reason, the yields to maturity on the class A-2, class A-3, class A-4, and class A-5 notes may be more sensitive than the yield to maturity of each class of the offered notes having a lower numerical designation.

Adverse changes in the financial condition of a guarantee agency may cause a delay or losses on payment of the offered notes
      Each student loan is guaranteed by a federal guarantee agency. If there should be a material adverse change in the financial condition of a federal guarantee agency, it may fail to make its guaranteed payments to the eligible lender trustee. Although in these circumstances we may submit claims directly to the Department of Education, there may be delays in our receipt of claim payments from the Department of Education. The delay of any such guaranteed payments, interest subsidy payments, or special allowance payments could adversely affect our ability to pay timely interest and principal on the offered notes.

Your notes may have a degree of basis risk which could compromise the trust’s ability to pay principal and interest on your securities
      There is a degree of basis risk associated with your notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the student loans held by us and the interest rates of your notes adjust on the basis of different indexes. If a shortfall were to occur, our ability to pay principal and interest on your notes could be compromised.

Prepayments and redemptions of your notes will affect the maturity and yield of your notes
      Your notes may be prepaid or redeemed as described under “Summary — Priority of Payments — Retirement Account” and “Summary — Principal.” This will affect the maturity and yield of your notes.

The interest rates on the trust’s investments may be insufficient to cover interest on your notes
      Unspent proceeds of the notes of your series and moneys in the trust funds and accounts under the indenture will be invested at fluctuating interest rates. We anticipate that the interest rates at which these proceeds and moneys are invested will be less than the interest rates on your notes.

Military events may result in delayed payments from borrowers called to active military service
      The recent build-up of the United States military has increased the number of citizens who are in active military service. The Servicemembers Civil Relief Act limits the ability of a lender under the Federal Family Education Loan Program to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter.
      It is not known how many student loans have been or may be affected by the application of the Servicemembers Civil Relief Act. Payments on our student loans may be delayed as a result of these requirements, which may reduce the funds available to us to pay principal and interest on the offered notes.

Higher Education Relief Opportunities for Students Act of 2003 may adversely affect payments from borrowers
      The Higher Education Relief Opportunities for Students Act of 2003 (HEROES Act of 2003) authorizes the Secretary of Education, during the period ending September 30, 2005, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary for the benefit of student loan borrowers who:

•	are serving on active military duty during a war or other military operation or national emergency;

•	are serving on National Guard duty during a war or other military operation or national emergency;

•	reside or are employed in an area that is declared by any federal, state or local official to be a disaster area in connection with a national emergency; or

•	suffered direct economic hardship as a direct result of war or other military operation or national emergency.
      The Secretary of Education is authorized to waive or modify any provision of the Higher Education Act:

•	to ensure that such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance;

•	to ensure that calculations used to determine need for such assistance accurately reflect the financial condition of such individuals;

•	to provide for amended calculations of overpayment; and

•	to ensure that institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable.
      The Secretary was given this same authority under Public Law 107-122, signed by the President on January 15, 2001, but the Secretary has yet to use this authority to provide specific relief to servicepersons with loan obligations who are called to active duty.
      The number and aggregate principal balance of student loans that may be affected by the application of the HEROES Act of 2003 is not known at this time. Accordingly, payments received by us on student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers of the student loans become eligible for the relief provided under the HEROES Act of 2003, there could be an adverse effect on the total collections on the student loans and our ability to pay principal and interest on the offered notes.

Proposed changes to the Higher Education Act may result in increased prepayments on the student loans.
      Generally, consolidation loans have been made at fixed rates. Many student loans originated in the past bear a higher rate of interest than consolidation loans being made currently. Presently, consolidation loan borrowers are not allowed to refinance their consolidation loans; however, in past legislative sessions, legislation was introduced in the U.S. Congress to allow consolidation loan borrowers to refinance their consolidation loans. Whether such legislation will be re-introduced, the outcome of such legislation, or its final form, is unknown. If introduced and enacted, it could significantly increase the rate of prepayments on our student loans. A faster rate of prepayments would decrease the amount of excess interest available to redeem the offered notes. In addition, if any such legislation is enacted into law, the length of time that the offered notes are outstanding and their weighted average lives may be shortened significantly.

Changes to the Higher Education Act may adversely affect your notes.
      The provisions of the Higher Education Act expire if they are not periodically reauthorized by Congress. The Higher Education Act was scheduled for reauthorization in 2004, but was extended temporarily through September 30, 2005. Further, when the Higher Education Act has been subject to reauthorization, it has been subject to amendment. Prior to the temporary extension of the Higher Education Act, a number of proposals had been introduced in Congress to make various changes to the Higher Education Act in the future, including changing loan limits, changing interest rate provisions, decreasing origination and loan fees and permitting borrowers under most consolidation loans to refinance their student loans at lower interest rates. On February 8, 2005, the College Access and Opportunity Act of 2005 (HR 609) was introduced in the U.S. Congress to provide for reauthorization of the Higher Education Act. HR 609, among other things, includes proposals:

•	providing for variable interest rates for consolidation loans and eliminating the “single holder” rule for applications received on or after July 1, 2006;

•	maintaining variable rates on student loans made on or after July 1, 2006;

•	increasing annual loan limits for first year students (from $2,625 to $3,500) and second year students (from $3,500 to $4,500) without changing aggregate borrowing limits;

•	changing certain origination fees for students; and

•	continuing the William D. Ford Federal Direct Loan Program.
      It is not possible to predict whether or when such proposals might be enacted, what their final content might be, or their effect on our student loan program. The Higher Education Act can also be amended by the budget process.
Previously Issued Notes
      Information concerning each outstanding series of notes that we have previously issued under the indenture is provided below. The student loans and other assets pledged to the trustee will serve as collateral for the outstanding notes and any additional notes that we may issue under the indenture in the future, as well as your notes.

	Original	Outstanding			Stated
	Principal	Principal		Interest	Maturity
Series	Amount	Amount(1)	Closing Date	Method	Date

Series 2004-1A-1 Senior Notes	$50,000,000	$50,000,000	March 5, 2004	Auction rate	January 1, 2044
Series 2004-1A-2 Senior Notes	50,000,000	50,000,000	March 5, 2004	Auction rate	January 1, 2044
Series 2004-1A-3 Senior Notes	50,000,000	50,000,000	March 5, 2004	Auction rate	January 1, 2044
Series 2004-1A-4 Senior Notes	50,000,000	50,000,000	March 5, 2004	Auction rate	January 1, 2044
Series 2004-1A-5 Senior Notes	75,000,000	75,000,000	March 5, 2004	Auction rate	January 1, 2044
Series 2004-1A-6 Senior Notes	50,000,000	50,000,000	April 1, 2004	Auction rate	January 1, 2044
Series 2004-1A-7 Senior Notes	75,000,000	75,000,000	April 1, 2004	Auction rate	January 1, 2044
Series 2004-1A-8 Senior Notes	75,000,000	75,000,000	April 1, 2004	Auction rate	January 1, 2044
Series 2004-1A-9 Senior Notes	50,000,000	50,000,000	May 5, 2004	Auction rate	January 1, 2044
Series 2004-1A-10 Senior Notes	75,000,000	75,000,000	July 28, 2004	Auction rate	January 1, 2044
Series 2004-1A-11 Senior Notes	75,000,000	75,000,000	August 10, 2004	Auction rate	January 1, 2044
Series 2004-1A-12 Senior Notes	50,000,000	50,000,000	May 5, 2004	Auction rate	January 1, 2044
Series 2004-1A-13 Senior Notes	50,000,000	50,000,000	July 1, 2004	Auction rate	January 1, 2044
Series 2004-1A-14 Senior Notes	75,000,000	75,000,000	July 1, 2004	Auction rate	January 1, 2044
Series 2004-1A-15 Senior Notes	50,000,000	50,000,000	July 1, 2004	Auction rate	January 1, 2044
Series 2004-1B-1 Subordinate Notes	50,000,000	50,000,000	March 5, 2004	Auction rate	January 1, 2044
Series 2004-1B-2 Subordinate Notes	50,000,000	50,000,000	April 1, 2004	Auction rate	January 1, 2044
Total	$1,000,000,000	$1,000,000,000

(1)	As of the date of this prospectus supplement.
Credit Enhancement
Reserve Fund
      We will make a deposit to the reserve fund on the closing date in an amount described under “Summary — Reserve Fund.” The reserve fund will be used for the purposes described in the prospectus under “Description of the Indenture — Funds and Accounts — Reserve Fund.”
Subordinate Notes
      Currently, we have outstanding subordinate notes as described under “Previously Issued Notes.” Approximately 5.1% (by outstanding principal amount) of all the notes that will be outstanding immediately after issuing the offered notes will be subordinate notes.
      The rights of the subordinate noteholders to receive payments of interest and principal generally are subordinated to the rights of the senior noteholders to receive such payments to the extent described in this prospectus supplement and the accompanying prospectus. This subordination is intended to enhance the likelihood of regular receipt by the senior noteholders of the full amount of payments of principal and interest due them and to protect the senior noteholders against losses.
Use of Proceeds
      We estimate that the net proceeds from the sale of the offered notes will be applied to make a deposit into the acquisition fund in the amount described under “Summary — Acquisition Period” and to make a deposit into the reserve fund in the amount described under “Summary — Reserve Fund.”
      Approximately $       ●       of the proceeds from the sale of the offered notes will be used to pay the costs of issuing the offered notes.

      Proceeds of the offered notes will be used to repay amounts owed by affiliates of the depositor. See “Underwriting.”
      We anticipate that the net proceeds of the offered notes not used as described above in this caption will be used to redeem series 2004-1 notes.
Acquisition of Student Loans
      The student loans to be acquired with proceeds of the offered notes will be acquired by us on the closing date and, thereafter, during the acquisition period. See “Summary — Acquisition Period.”
      Pursuant to the indenture, we agree that the student loans we acquire with moneys in the trust funds will be eligible loans. See “Description of the Indenture — Covenants” in the prospectus and the definition of eligible loan in the Glossary of Terms in the prospectus.
      Each student loan will be a consolidation loan or other student loan (as defined in the indenture) unless we receive confirmation from the rating agencies that other types of student loans if acquired will not result in a reduction, qualification, or withdrawal of the then-current rating of any notes issued by us; provided that the aggregate principal balance of all such student loans which are not consolidation FFELP loans does not exceed two million dollars ($2,000,000) at any given time or a greater amount if we receive confirmation from the rating agencies that such action will not result in a reduction, qualification or withdrawal of the then-current rating of any notes issued by us. Each of the student loans is expected to be acquired by us at a purchase price which will include a premium. After giving effect to the acquisition of any eligible loan, the balance of the financed eligible loans with “graduated repayment characteristics” (bearing interest only for the first one-third of the payment term) held in the acquisition fund will not exceed 80% of the balance of all financed eligible loans purchased by us with the sale proceeds of the offered notes. See “Description of the Indenture — Funds and Accounts — Acquisition Fund” in the prospectus. Not more than three percent (3%) of the student loans purchased with moneys in the acquisition fund which are consolidation loans will have original principal balances at the time of purchase by us of less than fifteen thousand dollars ($15,000); provided, however, that any consolidation loan which was purchased with an original principal balance of less than fifteen thousand dollars ($15,000) at the time of purchase by us, but for which a subsequent add-on loan has been made and the principal balance of the add-on loan, when added to the original principal balance of the consolidation loan at the time of purchase by us, will cause the original principal balance of the consolidation loan to exceed fifteen thousand dollars ($15,000) will be excluded from such three percent (3%) limit.
      Except as described above, there will be no required characteristics of the student loans. Therefore, the acquisition of student loans by us will cause the aggregate characteristics of the entire pool of student loans, including the composition of the student loans and of the borrowers thereof, the distribution by interest rate and the distribution by principal balance, to vary over time. Furthermore, the issuance of additional series of notes and the acquisition of student loans with proceeds thereof may cause the aggregate characteristics of student loans held by us to vary still further.
      We have acquired the student loans from each of the depositor and Consolidation Loan Funding, LLC pursuant to the terms of loan purchase agreements between us and each of the depositor and Consolidation Loan Funding, LLC covering consolidation loans originated and funded by the depositor and Consolidation Loan Funding, LLC, via their respective eligible lender trustees, under the Higher Education Act. Some of the loans that we will acquire from the depositor will be acquired by the depositor from affiliates of the depositor that we refer to as “warehousing entities.” See “Underwriting.” We expect to acquire additional student loans from the depositor and/or from other persons under loan purchase agreements, provided that such student loans comply with the required characteristics described above.
      In the loan purchase agreements between us and a seller of student loans, the seller makes certain representations and warranties concerning each student loan being sold to us. The seller will be required to repurchase any student loan sold to us if, among other reasons (i) any representation or warranty made by the seller proves to have been materially incorrect (unless resulting from our act or omission) or (ii) the Secretary of the Department of Education or a guarantee agency refuses to honor all or part of a claim filed with respect to a student loan on account of any circumstance or event that occurred prior to the sale of such student loan to us (unless resulting from our act or omission). In respect of loans purchased by us from the depositor, if the depositor has acquired those loans after they were originated by other entities, we expect that the depositor will have entered into agreements with those persons by which they make warranties and representations to the depositor conforming to those it makes to us. However, even though the depositor will have made representations and warranties to us, the depositor is not expected to have assets other than its interest in us and its claims, if any, against persons that supplied the depositor with loans with which to back the warranties and representations in the loan purchase agreements between the depositor and us. With respect to consolidation loans originated by the depositor (via its eligible lender trustee), the only warranties and representations which the depositor will have received in respect of those loans are the warranties and representations made by the borrowers and the guarantee agencies. The sale of student loans by the depositor into the trust estate will be made at fair market value, which may include a premium to the depositor.
Characteristics of the Trust Student Loans
      As of the statistical calculation date, without giving effect to student loans that we expect to acquire on the closing date, we owned student loans with an outstanding principal balance of $956,666,652.
      Set forth below in the following tables are descriptions as of the statistical calculation date of certain characteristics of the student loans we owned as of that date together with $676,889,662 in student loans that we expect to acquire on the closing date that existed as of the statistical calculation date (such student loans owned and such student loans to be acquired by us may be referred to in the tables below as the “trust student loans”).
      The distribution by interest rates applicable to the trust student loans on any date following the statistical cutoff date may vary significantly from that in the following tables as a result of variations in the rates of interest applicable to the trust student loans. Moreover, the information below about the remaining terms to maturity of the trust student loans as of the statistical cutoff date may vary significantly from the actual terms to maturity of the trust student loans as a result of defaults or prepayments or of the granting of deferral and forbearance periods.
      In the tables below, the percentages may not always add up to 100%, and the balances may not always add up to the total amount indicated, due to rounding.
Composition of the Trust Student Loans as of the Statistical Calculation Date

Aggregate Outstanding Principal Balance	$1,633,556,314
Number of Borrowers	42,459
Average Outstanding Principal Balance Per Borrower	$38,474
Average Borrower Indebtedness for PLUS Loans	$15,206
Average Borrower Indebtedness for Stafford Loans	$7,958
Average Borrower Indebtedness for Consolidation Loans	$38,504
Number of Loans	76,241
Average Outstanding Principal Balance Per Loan	$21,426
Weighted Average Remaining Term to Scheduled Maturity(1)	290	(months)
Weighted Average Borrower Interest Rate	4.426%
Principal Outstanding in Warehouse Lines	$676,889,662

(1)	Determined from the statistical calculation date to the stated maturity date of the applicable student loans, without giving effect to any deferral or forbearance periods that may be granted in the future. See “Description of the FFEL Program” in the prospectus.

Distribution of the Trust Student Loans by Loan Type
as of the Statistical Calculation Date

		Aggregate Outstanding	Percent of Loans by
Loan Type	Number of Loans*	Principal Balance	Outstanding Principal Balance

PLUS	54	$714,670	0.04%
Subsidized Consolidation	41,060	779,491,822	47.72%
Unsubsidized Consolidation	42,237	853,015,596	52.22%
Subsidized Stafford	39	171,269	0.01%
Unsubsidized Stafford	37	162,958	0.01%

	83,427	$1,633,556,314	100.00%

*	The total number of loans in this table is 7,186 greater than the total number of loans in the other tables due to ACS not accounting for subsidy status in their definition of a loan.
Distribution of the Trust Student Loans by Borrower Interest Rate
as of the Statistical Calculation Date
      Almost all of the trust student loans bear interest at fixed rates; a small number of the trust student loans bear interest at variable rates, which variable rates are subject to adjustment from time to time.

			Percent of Loans by
		Aggregate Outstanding	Outstanding
Interest Rate	Number of Loans	Principal Balance	Principal Balance

2.000% to 2.499%	4	$52,789	*
2.500% to 2.999%	15,759	264,585,306	16.20%
3.000% to 3.499%	16,333	299,314,561	18.32%
3.500% to 3.999%	16,932	308,167,970	18.86%
4.000% to 4.499%	11,468	236,427,915	14.47%
4.500% to 4.999%	2,836	85,432,982	5.23%
5.000% to 5.499%	1,993	50,355,865	3.08%
5.500% to 5.999%	1,604	57,439,094	3.52%
6.000% to 6.499%	1,872	65,500,402	4.01%
6.500% to 6.999%	1,792	62,234,076	3.81%
7.000% to 7.499%	1,063	39,187,479	2.40%
7.500% to 7.999%	1,613	56,668,198	3.47%
8.000% to 8.999%	2,972	108,189,676	6.62%

	76,241	$1,633,556,314	100.00%

*	Represents a percentage greater than 0%, but less than .01%

Distribution of the Trust Student Loans by Borrower Payment Status
as of the Statistical Calculation Date

			Percent of Loans by
		Aggregate Outstanding	Outstanding
Borrower Payment Status	Number of Loans	Principal Balance	Principal Balance

Repayment	55,687	$1,157,610,122	70.86%
Deferment	14,102	308,442,514	18.88%
In School	71	319,601	0.02%
Forbearance	6,371	166,990,521	10.22%
In Grace	4	14,626	*
Claim	6	178,930	0.01%

	76,241	$1,633,556,314	100.00%

*	Represents a percentage greater than 0%, but less than .01%
      Borrower payment status refers to the status of the borrower of each trust student loan as of the statistical cutoff date. The borrower:

•	may still be attending school — in school;

•	may be in a grace period after completing school and prior to repayment commencing — grace;

•	may be currently required to repay the loan — repayment; or

•	may have temporarily ceased repaying the loan through a deferral or a forbearance period.

•	For a discussion of grace, deferment and forbearance periods, see “Description of the FFEL Program — Repayment” in the prospectus.
Scheduled Weighted Average Remaining Months in Status of the Trust Student Loans
as of the Statistical Calculation Date
Scheduled Remaining Months in Status

Current Status	In School	In Grace	Deferment	Forbearance	Repayment

In School	26.9	6.0	—	—	120.0
Deferment	—	—	12.1	—	311.2
Forbearance	—	—	—	3.7	303.1
Repayment	—	—	—	—	281.6
Distribution of the Trust Student Loans by Date of Disbursement
as of the Statistical Calculation Date

			Percent of Loans by
		Aggregate Outstanding	Outstanding
Disbursement Date	Number of Borrowers	Principal Balance	Principal Balance

January 1, 2000 and Thereafter	76,241	$1,633,556,314	100.00%

	76,241	$1,633,556,314	100.00%
      Student loans disbursed prior to October 1, 1993 are 100% guaranteed by the guarantee agency and are 100% reinsured against default by the Department of Education. Student loans disbursed after October 1, 1993 are 98% guaranteed by the guarantee agency and are reinsured by the Department of Education up to a maximum of 98% of the guarantee payments.

Distribution of the Trust Student Loans by Remaining Term to Scheduled Maturity
as of the Statistical Calculation Date

			Percent of Loans By
		Aggregate Outstanding	Outstanding
Remaining Months to Scheduled Maturity	Number of Loans	Principal Balance	Principal Balance

Less than 73	39	$238,895	0.01%
73 to 84	15	161,858	0.01%
85 to 96	10	224,309	0.01%
97 to 108	5	56,537	*
109 to 120	630	3,418,125	0.21%
121 to 132	94	440,671	0.03%
133 to 144	311	1,601,097	0.10%
145 to 156	72	385,534	0.02%
157 to 168	37	194,937	0.01%
169 to 180	6,080	60,002,393	3.67%
181 to 192	696	6,500,812	0.40%
193 to 204	179	1,670,913	0.10%
205 to 216	110	944,860	0.06%
217 to 228	54	552,176	0.03%
229 to 240	32,632	492,620,278	30.16%
241 to 252	6,506	99,740,771	6.11%
253 to 264	1,059	14,314,108	0.88%
265 to 276	575	7,692,725	0.47%
277 to 288	258	3,743,778	0.23%
289 to 300	11,316	285,903,505	17.50%
301 to 312	3,555	85,520,250	5.24%
313 to 324	473	10,805,909	0.66%
325 to 336	384	17,939,475	1.10%
337 to 348	268	14,850,258	0.91%
349 to 360	7,206	352,761,883	21.59%
361 and greater	3,677	171,270,258	10.48%

	76,241	$1,633,556,314	100.00%

*	Represents a percentage greater than 0%, but less than .01%
Distribution of the Trust Student Loans by SAP Interest Rate Index
as of the Statistical Calculation Date
      The following table shows the distribution of trust student loans based on their qualification for special allowance payment (SAP) rates. See “Description of the FFEL Program — Special Allowance Payments” in the prospectus.

			Percent of Loans by
		Aggregate Outstanding	Outstanding
SAP Interest Rate Index	Number of Loans	Principal Balance	Principal Balance

90 Day CP Index	76,241	$1,633,556,314	100.00%

	76,241	$1,633,556,314	100.00%

Geographic Distribution of the Trust Student Loans
as of the Statistical Calculation Date
      The following table shows the geographic distribution of the trust student loans based on the billing addresses of the borrowers as shown on the servicers’ records as of the statistical cutoff date:

		Outstanding	Percent of Loans by
State	Number of Loans	Principal Balance	Outstanding Balance

Alabama	1,270	$24,130,019	1.48%
Alaska	119	2,672,597	0.16%
Arizona	1,588	34,452,428	2.11%
Arkansas	457	9,493,830	0.58%
Armed Forces (Europe)	24	376,711	0.02%
Armed Forces (Pacific)	8	166,827	0.01%
California	8,130	189,722,939	11.61%
Colorado	1,670	38,063,098	2.33%
Connecticut	775	18,671,568	1.14%
Delaware	193	4,523,943	0.28%
Florida	3,332	76,671,184	4.69%
Georgia	2,929	62,330,862	3.82%
Hawaii	227	6,094,351	0.37%
Idaho	783	15,255,178	0.93%
Illinois	3,224	69,721,382	4.27%
Indiana	1,421	28,420,940	1.74%
Iowa	1,347	23,246,549	1.42%
Kansas	760	14,843,403	0.91%
Kentucky	767	14,965,626	0.92%
Louisiana	674	15,936,286	0.98%
Maine	311	6,807,005	0.42%
Maryland	1,858	41,083,174	2.51%
Massachusetts	1,783	35,690,611	2.18%
Michigan	3,163	63,960,863	3.92%
Minnesota	1,637	32,192,215	1.97%
Mississippi	505	10,813,336	0.66%
Missouri	1,751	34,809,279	2.13%
Montana	233	5,243,639	0.32%
Nebraska	470	11,160,859	0.68%
Nevada	468	11,270,174	0.69%
New Hampshire	325	7,461,745	0.46%
New Jersey	2,615	53,728,904	3.29%
New Mexico	477	10,446,960	0.64%
New York	7,139	147,868,383	9.05%
North Carolina	1,762	35,349,014	2.16%
North Dakota	294	4,889,238	0.30%
Northern Mariana Islands	2	27,825	*
Ohio	3,398	66,132,121	4.05%
Oklahoma	575	12,010,474	0.74%

		Outstanding	Percent of Loans by
State	Number of Loans	Principal Balance	Outstanding Balance

Oregon	1,629	30,962,553	1.90%
Other	105	2,416,837	0.15%
Pennsylvania	3,255	79,467,005	4.86%
Puerto Rico	250	5,610,654	0.34%
Rhode Island	262	5,471,970	0.33%
South Carolina	1,083	22,553,812	1.38%
South Dakota	221	5,445,564	0.33%
Tennessee	942	19,767,039	1.21%
Texas	2,723	64,664,975	3.96%
Utah	292	7,234,228	0.44%
Vermont	142	3,399,583	0.21%
Virgin Islands	31	795,980	0.05%
Virginia	2,386	51,428,151	3.15%
Washington	1,797	39,156,774	2.40%
Washington D.C.	360	8,506,490	0.52%
West Virginia	630	11,646,821	0.71%
Wisconsin	1,576	32,398,926	1.98%
Wyoming	93	1,923,413	0.12%

	76,241	$1,633,556,314	100.00%

*	Represents a percentage greater than 0%, but less than .01%
Distribution of the Trust Student Loans in Repayment by the Number of Days of
Delinquency as of the Statistical Calculation Date

		Outstanding	Percent of Loans by
Days Delinquent	Number of Loans	Principal Balance	Outstanding Balance

0-30	50,672	$1,045,073,187	90.28%
31-60	2,231	54,046,561	4.67%
61-90	1,208	25,042,790	2.16%
91-120	463	8,982,011	0.78%
121-150	304	6,421,234	0.55%
151-180	324	6,668,417	0.58%
181-210	112	2,933,685	0.25%
211-240	118	2,418,940	0.21%
241-270	171	4,535,173	0.39%
Over 270	84	1,488,124	0.13%

	55,687	$1,157,610,122	100.00%

Distribution of the Trust Student Loans by Range of Principal Balance
as of the Statistical Calculation Date

			Percent of Loans by
		Aggregate Outstanding	Outstanding
Principal Balance	Number of Borrowers	Principal Balance	Principal Balance

Less Than $10,000	1,294	$6,879,659	0.42%
$10,000 to 19,999.99	5,293	89,901,415	5.50%
$20,000 to 29,999.99	14,450	354,890,183	21.73%
$30,000 to 39,999.99	7,914	273,357,213	16.73%
$40,000 to 49,999.99	4,851	216,484,038	13.25%
$50,000 to 59,999.99	2,903	158,218,675	9.69%
$60,000 to 69,999.99	1,716	110,884,940	6.79%
$70,000 to 79,999.99	1,177	87,884,672	5.38%
$80,000 to 89,999.99	785	66,404,850	4.07%
$90,000 to 99,999.99	508	48,128,582	2.95%
$100,000 to 119,999.99	602	65,909,431	4.03%
$120,000 to 139,999.99	370	47,792,374	2.93%
More than $139,999.99	596	106,820,280	6.54%

	42,459	$1,633,556,314	100.00%
Distribution of the Trust Student Loans by Servicer
as of the Statistical Calculation Date

			Percent of Loans by
		Outstanding Principal	Outstanding
Servicer	Number of Loans	Balance	Balance

ACS Education Services	9,918	$419,608,713	25.69%
Great Lakes Education Loan Services, Inc.	66,323	1,213,947,601	74.31%

	76,241	$1,633,556,314	100.00%
Distribution of the Trust Student Loans by Guarantee Agency
as of the Statistical Calculation Date

			Percent of Loans by
			Outstanding
Guarantee Agency	Number of Loans	Outstanding Principal Balance	Balance

Massachusetts Higher Education Assistance Corporation, d/b/a American Student Assistance	9,916	$419,571,880	25.68%
California Student Aid Commission	1	5,666	*
Educational Credit Management Corporation (TGA)	1	31,166	*
Great Lakes Higher Education Guaranty Corporation	66,323	1,213,947,601	74.31%

	76,241	$1,633,556,314	100.00%

*	Represents a percentage greater than 0%, but less than .01%

Description of the Offered Notes
General Terms of the Offered Notes
      The offered notes will be issued pursuant to the indenture and a supplemental indenture. The issuance of the offered notes is subject to the satisfaction of certain conditions precedent. The offered notes will be dated the closing date and, subject to prepayment and redemption pursuant to the provisions referred to below, will mature on the stated maturity date set forth on the front cover page of this prospectus supplement. The offered notes will bear interest at rates determined as described below under “— Interest on the Offered Notes.” The offered notes will be issued in fully registered form, without coupons, and when issued will be registered in the name of Cede & Co., as nominee of DTC. DTC will act as securities depository for the offered notes. Individual purchases of the offered notes will be made in book-entry form only. Purchasers of the offered notes will not receive certificates representing their interest in the offered notes purchased. See “Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures” in the prospectus.
Interest on the Offered Notes
      The offered notes will bear interest at the annual rates set forth in the front cover page of this prospectus supplement. However, the interest rates for the initial interest period will be set forth in the supplemental indenture relating to the offered notes. Interest on the offered notes will be computed on the basis of a 360 day year for the number of days actually elapsed during the interest accrual period.
      For each interest accrual period, “Three-Month LIBOR” will be the offered rate, as determined by the trustee, of the applicable London interbank offered rate for U.S. dollar deposits having a maturity of three months which appears on Telerate Page 3750 as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates) as of approximately 11:00 a.m., London time, on the related LIBOR determination date. The “LIBOR determination date” will be the second London business day immediately preceding the first day of the applicable interest accrual period. A “London business day” means any day on which dealings in deposits in United States dollars are transacted in the London interbank market. If on any calculation date, no rate appears on Telerate Page 3750 as specified above, the issuer administrator shall determine the arithmetic mean of the offered quotations of four major banks in the London interbank market, for deposits in U.S. dollars for a three-month period to the banks in the London interbank market as of approximately 11:00 a.m., London time, on such calculation date and in a principal amount of not less than one million dollars ($1,000,000) that is representative of a single transaction in such market and at such time, unless fewer than two such quotations are provided, in which case the applicable rate shall be the arithmetic mean of the offered quotations that leading banks in New York City selected by the issuer administrator are quoting on the relevant LIBOR determination date for loans in U.S. dollars to leading European banks in a principal amount of not less than one million dollars ($1,000,000) that is representative of a single transaction in such market at such time. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of one percent.
      Interest accrued on the outstanding principal balance of the offered notes during each interest accrual period will be paid on the related quarterly distribution date.
      The initial interest accrual period for the offered notes begins on the closing date and ends on the date specified under “Summary — Interest.” For all other quarterly distribution dates, the interest accrual period for the offered notes will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.
      Interest accrued but not paid on any quarterly distribution date will be due on the next quarterly distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum. Any such shortfall will be allocated pro rata to the holders of the offered notes, based on the total amount of interest due on each class of offered notes.

Interest Limited to the Extent Permissible by Law
      In no event shall the cumulative amount of interest paid or payable on a class of offered notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under any class of offered notes or related documents or otherwise contracted for, charged, reserved, taken or received in connection with such offered notes, or if the redemption or acceleration of the maturity of such offered notes results in payment to or receipt by the holder or any former holder of such offered notes of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of such offered notes or related documents to the contrary, all excess amounts theretofore paid or received with respect to such offered notes will be credited on the principal balance of such offered notes (or, if such offered notes have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of such offered notes and related documents will automatically and immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under such offered notes and under the related documents.
Denomination and Payment
      The offered notes will be offered in denominations of one hundred thousand dollars ($100,000) and additional increments of one thousand dollars ($1,000).
      The principal of the offered notes, together with interest payable on the offered notes at the maturity thereof if the date of such maturity is not a quarterly distribution date, shall be payable in lawful money of the United States of America, except as otherwise provided in the indenture or the indenture supplement, upon presentation and surrender of such offered notes at the principal office of the trustee, as paying agent with respect to the offered notes, or a duly appointed successor paying agent. Interest due on the offered notes shall be payable on each quarterly distribution date, except as otherwise provided in the indenture or the indenture supplement, by check or draft drawn upon the paying agent and mailed to the person who is the holder thereof as of 5:00 p.m. in the city in which the principal office of the note registrar is located on the record date for such quarterly distribution date at the address of such holder as it appears on the note register, or, in the case of any offered note the holder of which is the holder of offered notes in the aggregate principal amount of one million dollars ($1,000,000) or more (or, if less than one million dollars ($1,000,000) in principal amount of offered notes is outstanding, the holder of all outstanding offered notes), at the direction of such holder received by the paying agent by 5:00 p.m. on the last business day preceding the applicable record date, by electronic transfer by the paying agent in immediately available funds to an account designated by such holder. All payments of principal of and interest on the offered notes shall be made in lawful money of the United States of America.
Optional Redemption
      If the aggregate outstanding principal amount of all of the notes issued by us, including the offered notes, has been reduced to less than 10% of the aggregate initial outstanding principal amount of all of the notes issued by us, including the offered notes, then we will have the right, but not the obligation, to redeem all of the notes issued by us, including the offered notes, on any quarterly distribution date at a prepayment price equal to 100% of the principal amount of such notes, plus accrued interest thereon to the prepayment date.
Notice and Effect of Redemption
      Notice of redemption of the offered notes shall be given by first class mail to each holder (which initially will be DTC or its nominee) of offered notes to be redeemed at the address of such holder appearing in the note register, but no defect in or failure to give such mailed notice of redemption shall affect the validity of proceedings for the redemption of any offered note not affected by such defect or failure. All notices of redemption shall state: (i) the redemption date; (ii) the redemption price; (iii) the name (including series designation), stated maturity and CUSIP numbers of the offered notes to be redeemed and the principal amount of offered notes of each class to be redeemed; (iv) that, on the redemption date, the redemption price of and accrued interest on each such offered note will become due and payable and interest thereon shall cease to accrue on and after such date; (v) the place or places where such offered notes are to be surrendered for payment of the redemption price thereof and accrued interest thereon; and (vi) if it be the case, that such offered notes are to be redeemed by the application of certain specified trust moneys and for certain specified reasons.
      Notice of redemption having been given as provided above, the offered notes designated in such notice shall become due and payable at the applicable redemption price plus interest accrued thereon to the redemption date, and on and after such date (unless we default in the payment of the redemption price and accrued interest) such offered notes shall cease to accrue interest.
Net Reject Rates
      If on any monthly calculation date the net reject rate equals or exceeds two percent (2.0)%, any moneys in the collection fund which were received during the prior calendar month and which are not used to make certain transfers required by the indenture shall be transferred to the retirement account for the redemption of, or principal distributions with respect to, notes (or the reimbursement of credit facility providers for the payment of the prepayment price of notes), and the trust shall use such moneys transferred to the retirement account to redeem notes on the next applicable redemption date for the notes which are to be redeemed. Once the net reject rate has equaled or exceeded two percent (2.0)%, the trust shall continue to transfer any moneys in the collection fund which were received during the prior calendar month and which are not used to make certain transfers required by the indenture to the retirement account on each subsequent monthly calculation date for the redemption of, or principal distributions with respect to, notes (or the reimbursement of credit facility providers for the payment of the prepayment price of notes) until the monthly calculation date on which the net reject rate is less than one percent (1.0)%, and the trust shall use all such moneys transferred to the retirement account to redeem notes on the next applicable redemption date for the notes which are to be redeemed. The “net reject rate” shall be the percentage determined by the trust by dividing (a) the cumulative principal amount of those defaulted student loans which at the end of the cure period applicable thereto under the applicable servicing agreement have been rejected for payment by the guarantee agency and were neither cured nor repurchased by the servicer pursuant to the terms of its servicing agreement, by (b) the cumulative principal amount of all defaulted student loans which have been submitted for payment to a guarantee agency.
Information Relating to the Guarantee Agencies
General
      The payment of principal and interest on all of the student loans held in the trust estate created under the indenture will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency. See “Description of the Guarantee Agencies” in the prospectus.
      As of the date hereof, we have identified only a portion of the student loans to be acquired with proceeds of the offered notes. However, we expect that substantially all of the student loans we acquire with the proceeds of the offered notes will be guaranteed through Great Lakes Higher Education Guaranty Corporation (“GLHEGC”) or Massachusetts Higher Education Assistance Corporation, doing business as American Student Assistance (“ASA”). For information relating to the percentages and outstanding balances of the trust student loans guaranteed by GLHEGC and ASA as of the statistical calculation date, see “Characteris-

tics of the Trust Student Loans — Distribution of the Trust Student Loans by Guarantee Agency as of the Statistical Calculation Date.”
      Presented below is information with respect to GLHEGC and ASA. Except as otherwise indicated, the information regarding GLHEGC has been obtained from GLHEGC and the information regarding ASA has been provided by ASA. We have not independently verified this information.
Great Lakes Higher Education Guaranty Corporation
      Great Lakes Higher Education Guaranty Corporation (“GLHEGC”) is a Wisconsin nonstock, nonprofit corporation the sole member of which is Great Lakes Higher Education Corporation (“GLHEC”). GLHEGC’s predecessor organization, GLHEC, was organized as a Wisconsin nonstock, nonprofit corporation and began guaranteeing student loans under the Higher Education Act in 1967. GLHEGC is the designated guarantee agency under the Higher Education Act for Wisconsin, Minnesota, Ohio, Puerto Rico and the Virgin Islands. On January 1, 2002, GLHEC (and GLHEGC directly and through its support services agreement with GLHEC), transferred the majority of their student loan program guaranty support operations and personnel to Great Lakes Educational Loan Services, Inc. (“GLELSI”), a wholly owned subsidiary of GLHEC. GLHEGC continues as the “guaranty agency” as defined in Section 435(j) of the Higher Education Act and continues its default aversion, claim purchase and compliance, collection support and federal reporting responsibilities as well as custody and responsibility for all revenues, expenses and assets related to that status. GLHEGC (through its support services agreement with GLHEC) also performs oversight of all student loan program guaranty support operations transferred to GLELSI and supportive of GLHEGC’s “guaranty agency” responsibilities. The primary operations center for GLHEC and its affiliates (including GLHEGC and GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guaranty and servicing functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally. GLHEGC will provide a copy of GLHEC’s most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.
      GLHEGC has entered into a voluntary flexible agreement with the U.S. Department of Education pursuant to the 1998 Reauthorization Amendments. Under GLHEGC’s agreement, which commenced October 1, 2000 and is currently effective through September 30, 2005, GLHEGC’s revenues are tied directly to default aversion performance. Certain sources of GLHEGC’s Operating Fund revenues are replaced by a single fee-for-service funding source tied directly to the percentage of delinquent loans that do not default during the measurement period. In lieu of statutory collection retention amounts, the U.S. Department of Education reimburses GLHEGC only for its actual post-default collection related expenses. This agreement also calls for GLHEGC to escrow the liquid assets of GLHEGC’s Federal Fund for the benefit of the U.S. Department of Education. GLHEGC may also engage in negotiations with lenders to define whether the lender or GLHEGC will complete each of the due diligence requirements. Finally, this agreement allows GLHEGC to pilot a new approach to the claims review process, under which GLHEGC develops and implements with willing lenders and servicers a post-claim random sampling process that replaces the current claim-by-claim process. The GLHEGC agreement is automatically renewed for one-year effective periods, unless terminated 90 days prior to the end of an effective period (a pending amendment would make the agreement subject to termination by either party on ninety (90) days notice).
      The information in the following tables has been provided to us from reports provided by or to the U.S. Department of Education and has not been verified by us, GLHEGC or the underwriters. No representation is made by us, GLHEGC or the underwriters as to the accuracy or completeness of this information. Prospective investors may consult the United States Department of Education Data Books and

Web site http://www.ed.gov/finaid/prof/resources/data/opeloanvol.html for further information concerning GLHEGC or any other guarantee agency.
      Guarantee Volume. GLHEGC’s guaranty volume for each of the federal fiscal years listed in the table below, including Stafford, Unsubsidized Stafford, SLS, PLUS and Consolidation loan volume was as follows:

Federal Fiscal Year	Guaranty Volume

(Millions)
1999	1,736.0
2000	2,141.9
2001	2,246.7
2002	4,473.1
2003	8,721.3
      Reserve Ratio. Following are GLHEGC’s reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the federal fiscal years listed in the table below:

	Cumulative Cash	Total Loans	Federal Guaranty
Federal Fiscal Year	Reserves	Outstanding*	Reserve Fund Level

	(Millions)	(Millions)
1999	124.5	4,885	2.55
2000	116.5	5,495	2.12
2001	116.4	5,494	2.12
2002	138.0	7,408	1.86
2003	158.0	12,618	1.25

*	In accordance with Section 428(c)(9) of the Higher Education Act, does not include loans transferred from the former Higher Education Assistance Foundation, NorthStar Guarantee Inc., Ohio Student Aid Commission or Puerto Rico Higher Education Assistance Corporation. (Beginning in FFY 1999, under the Higher Education Act, the federal guaranty reserve fund balance is based on net assets with a reserve requirement of .25% as compared to .50% for prior years.)
      Claims Rate. GLHEGC’s claims rate represents the percentage of loans in repayment at the beginning of a federal fiscal year which default during the ensuing federal fiscal year. For the federal fiscal years listed in the table below, GLHEGC’s claims rate has not exceeded 5%, and, as a result, the highest allowable reinsurance has been paid on all GLHEGC’s claims. The following table sets forth the claims rate of GLHEGC for the federal fiscal years indicated:

Fiscal Year	Claims Rate

1999	1.28%
2000	1.17%
2001	1.46%
2002	1.06%
2003	1.27%
American Student Assistance
      Massachusetts Higher Education Assistance Corporation d/b/a American Student Assistance (“ASA”), a not-for-profit corporation organized in 1956, will guarantee a portion of the student loans. ASA is one of the oldest and largest guaranty agencies in the United States, and is the designated guarantor for the Commonwealth of Massachusetts and the District of Columbia. Since 1956, ASA has been a provider of higher education financing products and services to students, parents, schools and lenders across the country, guaranteeing more than $19 billion in loans. Originally created by the General Court of the Commonwealth of

Massachusetts as the Massachusetts Higher Education Assistance Corporation, ASA currently acts on behalf of the U.S. Department of Education to ensure that the public policy purposes and regulatory requirements of the FFEL Program are met. ASA employed 512 individuals as of January 1, 2005 at its principal offices located at 100 Cambridge Street, Suite 1600, Boston, MA 02114.
      Guaranty Volume. The following table sets forth the original principal amount of FFELP Loans (excluding Consolidation Loans) guaranteed by ASA in each of the ASA fiscal years indicated in the table below:

Net FFELP Loans
ASA Fiscal Year (Ending June 30)	Guaranteed by ASA

(Dollars in millions)
2000	$683
2001	$680
2002	$779
2003	$914
2004	$1,270
      Under the Higher Education Act, ASA and the U.S. Secretary of Education as of January 1, 2001 entered into a voluntary flexible agreement (“VFA”). Under the VFA, ASA returned its reserve funds that would otherwise have made up its Federal Reserve Fund through an escrow account in the name of the Department of Education. In the event a loan defaults, ASA receives funding from the Department of Education to act as a disbursing agent. The guarantee is, therefore, no longer limited by the funds on deposit in a federal reserve fund. Because ASA holds no federal reserve fund, the concept of a Reserve Ratio is inapplicable. The VFA establishes a “fee for service” model under which ASA is rewarded through the payment of a portfolio maintenance fee for maintaining a healthy portfolio of loans in good standing. The agency is further incented to keep the loans in good standing and to work with borrowers to prevent default because the portfolio maintenance fee increases as ASA’s trigger default rate improves over the national trigger default rate. ASA’s efforts to prevent default are a part of its “Wellness” program of outreach to borrowers from the inception of the loan to educate them on their responsibilities and assist them in making repayment.
      Recovery Rates. A guarantee agency’s recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the aggregate amount of default claims paid by the guarantee agency. The table below sets forth the recovery rates for ASA for the federal fiscal years indicated in the table below as taken from the Department of Education Guarantee Agency Activity Report form 1130 or form 2000:

Cumulative
Federal Fiscal Year	Recovery Rate

2000	64.8%
2001	69.8%
2002	74.4%
2003	79.4%
2004	83.5%
      Claims Rate. ASA’s claims rate represents the percentage of loans in repayment at the beginning of a federal fiscal year which default during the ensuing federal fiscal year. For the federal fiscal years listed in the table below, ASA’s claims rate has not exceeded 5%, and as a result, all claims of ASA have been fully reimbursed at the maximum allowable level by the Department of Education. See “Description of the FFEL Program” in the prospectus for more detailed information concerning the FFELP program. Nevertheless, there can be no assurance that the guarantee agencies will continue to receive full reimbursement for such claims. The following table sets forth the claims rate of ASA for the federal fiscal years indicated in the table below:

Federal Fiscal Year	Claims Rate

2000	1.0%
2001	1.3%
2002	1.2%
2003	.9%
2004	.6%
      Net Loan Default Claims. The following table sets forth the dollar value of default claims paid net of repurchases and refunds for the federal fiscal years indicated in the table below.

Federal Fiscal Year	Default Claims

(Dollars in millions)
2000	$53
2001	$64
2002	$72
2003	$80
2004	$83
      Default Recoveries. The following table sets forth the amount of recoveries returned to the U.S. Department of Education for the federal fiscal years indicated in the table below.

Federal Fiscal Year	Default Recoveries

(Dollars in millions)
2000	$92
2001	$82
2002	$86
2003	$79
2004	$82
Servicing of the Student Loans
General
      The servicers are required under the Higher Education Act and the rules and regulations of the guarantee agencies to use due diligence in the servicing and collection of the student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt. We have entered into a servicing agreement with Great Lakes Educational Loan Services, Inc. (“GLELSI”) (the “Great Lakes Servicing Agreement”) and a servicing agreement with ACS Education Services, Inc. (“ACS-ES”) (the “ACS-ES Servicing Agreement”). For information relating to the percentages and outstanding balances of the trust student loans serviced by GLELSI and ACS-ES as of the statistical calculation date, see “Characteristics of the Trust Student Loans — Distribution of the Trust Student Loans by Servicer as of the Statistical Calculation Date.” The indenture also permits other servicers upon confirmation that the then-current ratings applicable to any notes issued by us will not be withdrawn, qualified or reduced.
      Pursuant to the Great Lakes Servicing Agreement, GLELSI agrees to service student loans covered by the Higher Education Act which are owned by or on behalf of the trust, which are guaranteed by Great Lakes Higher Education Guaranty Corporation and which are submitted to GLELSI by the trust and accepted by GLELSI for servicing. Such services generally include completing all forms and reports required by the Department of Education and by Great Lakes Higher Education Guaranty Corporation, accrual and capitalization of interest on those loans not eligible for interest subsidy under the Higher Education Act, verifying the current status of all borrowers not less often than annually, responding to borrower inquiries, collecting principal, interest and fees owed by the borrowers and providing certain reports and information. The Great Lakes Servicing Agreement may be terminated only at the end of a calendar quarter, and only if written notice is given (i) by the trust to GLELSI at least 30 days prior to the end of the calendar quarter, or (ii) by GLELSI to the trust at least 180 days prior to the end of the calendar quarter. The Great Lakes Servicing Agreement may be amended by GLELSI upon 30 days written notice to the trust, provided that the provisions of the Great Lakes Servicing Agreement shall at all times be consistent with the Higher Education Act and applicable regulations. In the event of any such modification by GLELSI, the trust has 30 days in which to accept or reject the modification by written notice.
      Pursuant to the ACS-ES Servicing Agreement, ACS-ES agrees to perform all services and duties customary to the servicing of student loans in accordance with generally established procedures and industry standards and practices until each account is paid in full or deconverted from ACS-ES’s servicing system in accordance with the ACS-ES Servicing Agreement. Generally, these services and duties include: loan conversion, borrower relations including billing notification, responding to borrower inquiries and skip tracing procedures, reporting to the trust, and related loan servicing activities. ACS-ES agrees to perform its services and duties in material compliance with the Higher Education Act. ACS-ES agrees to (i) establish and maintain records received by ACS-ES with respect to each account and complete records of ACS-ES’s servicing of the account from the date such servicing commenced, (ii) maintain possession of original promissory notes and loan applications, (iii) otherwise commence servicing the accounts relating to such loan documents, and (iv) microfilm or otherwise reproduce the promissory notes and loan applications and cause such reproductions to be stored.
The Servicers
      The following descriptions have been provided by the entities being referred to. We have not independently verified this information.
      Great Lakes Educational Loan Services, Inc. Great Lakes Educational Loan Services, Inc. (“GLELSI”) acts as a loan servicing agent for the trust. GLELSI is a wholly owned subsidiary of Great Lakes Higher Education Corporation (“GLHEC”), a Wisconsin nonstock, nonprofit corporation. The primary operations center for GLHEC and its affiliates (including GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guarantee support services provided by GLELSI to GLHEC and affiliates and third-party guaranty agencies and lender servicing and origination functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally.
      In June 2004, GLELSI received the Exceptional Performer designation from the U.S. Department of Education (“Department”). As a result, lenders serviced by GLELSI are eligible to receive 100% reimbursement on all claims submitted for insurance. Lenders will not be subject to the 2% risk sharing loss as long as GLELSI retains the Exceptional Performer designation. GLELSI could lose its Exceptional Performer designation as a result of a variety of factors, including changes to the Higher Education Act. GLELSI could also lose Exceptional Performer status if subsequent audits fail to meet the Department’s standards.
      As of December 31, 2004, GLELSI serviced 1,651,732 student and parental accounts with an outstanding balance of $21.9 billion for over 1,200 lenders nationwide. As of December 31, 2004, 64% of the portfolio serviced by GLELSI was in repayment status, 3% was in grace status and the remaining 33% was in interim status. GLELSI will provide a copy of GLHEC’s most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.
      ACS Education Services, Inc. ACS Education Services, Inc. (“ACS-ES”) acts as a loan servicing agent for the trust. ACS-ES is a for-profit corporation and a wholly-owned subsidiary of Affiliated Computer Services, Inc. (“ACSI”). Headquartered in Dallas, Texas, ACSI is a Fortune 500 company providing business process and technology outsourcing solutions to commercial and government clients. ACSI’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS”. As of December 2004,

ACS-ES provided loan servicing for approximately $104 billion in student and parental loans, including approximately $81 billion in Federal Direct Student Loans under contract with the U.S. Department of Education. ACS-ES has its headquarters at One World Trade Center, Suite 2200, Long Beach, California 90831, and has regional processing centers in Long Beach and Bakersfield, California; Utica, New York; and Lombard, Illinois.
Fees and Expenses of the Trust
      Our fees and expenses, including administrative fees, are not expected to exceed 0.       ●       % on a per annum average while the offered notes are outstanding. The overall amount of fees and expenses, in absolute dollar terms, payable by us in priority to the offered notes is expected to increase as additional notes are issued and we acquire additional student loans. In addition, Federal Family Education Loan Program lenders must pay a monthly rebate fee to the Secretary of Education at an annualized rate generally equal to 1.05% on principal and interest on federal consolidation loans disbursed on or after October 1, 1993. See “Description of the FFEL Program” in the prospectus.
Certain ERISA Considerations
      The offered notes may be acquired by, or on behalf of, employee benefit plans or other retirement arrangements which are subject to Title I of the Employee Retirement Income Security Act of 1974, and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each, a “Plan”), provided the proposed acquisition, holding or disposition of an offered note will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or such prohibited transaction will be eligible for relief under an individual or class prohibited transaction exemption including, but not limited to, Prohibited Transaction Class Exemption (“PTCE”) 84-14 (regarding plan asset transactions determined by independent qualified professional asset managers); PTCE 91-38 (regarding certain transactions involving bank collective investment funds); PTCE 90-1 (regarding certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (regarding certain transactions involving insurance company general accounts), and PTCE 96-23 (regarding plan asset transactions determined by in-house asset managers) (each, an “Investor-Based Exemption”). By acquiring an offered note, each purchaser and transferee shall be deemed to represent, warrant and covenant that either (a) it is not a Plan and it is not acquiring an offered note directly or indirectly for, or on behalf of, a Plan or any entity whose underlying assets include “plan assets” (within the meaning of 29 C.F.R. § 2510.3-101) by reason of a Plan’s investment in the entity; or (b) if it is a Plan, that no non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or other similar, applicable Federal or state laws will result from the acquisition, holding or disposition of the offered note. See the discussion of additional considerations regarding the acquisition, holding or disposition of the notes by Plans and other retirement arrangements subject to ERISA and/or Section 4975 of the Code under “Certain ERISA Considerations” in the prospectus.
Federal Income Tax Consequences
      On the closing date, Mayer, Brown, Rowe & Maw LLP, will render, with respect to the offered notes, its opinion to the effect that the offered notes will be treated as debt and that we will not be characterized as an association or publicly traded partnership taxable as a corporation, each for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service and there is no assurance that such characterization would prevail if challenged. See “Federal Income Tax Consequences” in the prospectus.
Underwriting
      Subject to the terms and conditions set forth in the underwriting agreement, each of the underwriters named below have severally, but not jointly, agreed to purchase the principal amount of the offered notes set forth below under its name.

Deutsche
	UBS	Bank
	Securities	Securities	Barclays	Goldman,
Class	LLC	Inc.	Capital Inc.	Sachs & Co.	Total

Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class A-5 Notes
      The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
      We have been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the offering prices set forth on the cover page of this prospectus, and to certain dealers at such prices less the concessions and reallowance discounts set forth below:

Reallowance
Class	Selling Concession	Discount

Class A-1 Notes	● %	● %
Class A-2 Notes	● %	● %
Class A-3 Notes	● %	● %
Class A-4 Notes	● %	● %
Class A-5 Notes	● %	● %
      After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.
      Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, as amended:

•	over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position;

•	stabilizing transactions, which permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum; and

•	syndicate covering transactions, which involve purchases of the offered notes in the open market after the distribution has been completed to cover syndicate short positions.
      Over-allotment transactions, stabilizing transactions and syndicate covering transactions may cause prices of the offered notes to be higher than they would otherwise be in the absence of those transactions. Neither we nor any of the underwriters represent that the underwriters will engage in any of those transactions or that those transactions, once commenced, will not be discontinued without notice.
      The offered notes are a new class of securities with no established trading market. The underwriters have advised that they presently intend to make a market in the offered notes. However, the underwriters are not obligated to do so and they may discontinue any market-making activities with respect to the offered notes at any time without notice. We cannot assure you that the prices at which the offered notes will sell in the market after this offering will not be lower or higher than the initial offering price or that an active trading market for the offered notes will develop and continue after this offering.
      Certain of the underwriters or their affiliates perform and may in the future perform investment banking and advisory services for, and provide and may in the future provide general financing and banking services to, the depositor and its affiliates. From time to time, we may invest funds in the reserve fund and other accounts under the indenture in eligible instruments either acquired from the underwriters or issued by their affiliates.

      We will acquire student loans from the depositor on the closing date in exchange for certain proceeds of the offered notes. The depositor will use such proceeds to acquire such student loans from certain of its affiliates (the “warehousing entities”). Prior to the closing date, such student loans were financed by the warehousing entities pursuant to financing facilities with some of the underwriters or affiliates of some of the underwriters (the “warehouse financing providers”). Proceeds of the offered notes will be used to repay amounts owed by the warehousing entities to the warehouse financing providers.
      The underwriting agreement provides that the depositor and Goal Financial will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933. The underwriting agreement also provides that the depositor or Goal Financial will pay (to the extent that available funds in the acquisition fund at closing are not sufficient to pay) the underwriters for the fees and expenses of their counsel.
      Each underwriter has represented and agreed that:

•	it has not offered or sold and will not offer or sell any offered notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the offered notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “POS Regs”);

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any offered notes in circumstances in which section 219(1) of the FSMA does not apply to the trust; and

•	it has complied and will comply in all material respects with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.
      No action has been or will be taken by us or the underwriters that would permit a public offering of the offered notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the offered notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, for or application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by us and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.
      We have not authorized any offer of the offered notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The offered notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the POS Regs or otherwise in compliance with all applicable provisions of the POS Regs and the FSMA.
Legal Matters
      Devin House, Esq., Associate General Counsel of Goal Financial, LLC, as counsel to the depositor and the issuer administrator, and Mayer, Brown, Rowe & Maw LLP, as special counsel to the depositor, the issuer administrator and us, will give opinions on specified legal matters for the depositor, the issuer administrator and us. Richards, Layton & Finger, P.A., as Delaware counsel for the trust, will give an opinion on Delaware law matters for us. Kutak Rock LLP will give opinions on specified legal matters for the underwriters.

Glossary of Terms
      Some of the terms used in this prospectus supplement are defined below or are defined in the prospectus. The indenture contains the definitions of other terms used in this prospectus supplement and reference is made to the indenture for those definitions.
      “Acquisition period” is defined under “Summary — Acquisition Period.”
      “Acquisition period end date” is defined under “Summary — Acquisition Period.”
      “ACS-ES” is defined under “Servicing of the Student Loans — General.”
      “ACS-ES Servicing Agreement” is defined under “Servicing of the Student Loans — General.”
      “ASA” is defined under “Information Relating to the Guarantee Agencies — General.”
      “Closing date” is defined under “Summary — Closing Date.”
      “Cut-off date” is defined under “Summary — Cut-Off Date.”
      “GLELSI” is defined under “Information Relating to the Guarantee Agencies — GLHEGC.”
      “GLHEC” is defined under “Information Relating to the Guarantee Agencies — GLHEGC.”
      “GLHEGC” is defined under “Information Relating to the Guarantee Agencies — General.”
      “Great Lakes Servicing Agreement” is defined under “Servicing of the Student Loans — General.”
      “London business day” is defined under “Description of the Offered Notes — Interest on the Offered Notes.”
      “PTCE” is defined under “Certain ERISA Considerations.”
      “Record date” is defined under “Summary — Record Date.”
      “Specified reserve account balance” is defined under “Summary — Reserve Fund.”
      “Stated maturity date”, with respect to a class of offered notes, is set forth on the front cover page of this prospectus supplement.
      “Statistical calculation date” is defined under “Summary — Statistical Calculation Date.”
      “Three-Month LIBOR” is defined under “Description of the Offered Notes  — Interest on the Offered Notes.”
      “Trust student loans” is defined under “Characteristics of the Trust Student Loans.”
      “Warehouse entities” is defined under “Underwriting.”
      “Warehouse financing providers” is defined under “Underwriting.”

SCHEDULE A
TARGETED BALANCES
      This targeted balance schedule is computed assuming, among other assumptions, that the aggregate principal balance of each class of the offered notes would be reduced to the respective balances for each such class set forth in the table below if prepayments on the student loans in the trust plus the student loans to be added to the trust during the acquisition period were prepaid at a constant rate between approximately (a)        ●       % and        ●       % CPR in the case of the class A-1 notes, (b)        ●       % and        ●       % CPR in the case of the class A-2 notes, (c)        ●       % and        ●       % CPR in the case of the class A-3 notes, (d)        ●       % and        ●       % CPR in the case of the class A-4 notes and (e)        ●       % and        ●       % CPR in the case of the class A-5 notes. “CPR” represents an assumed constant rate of prepayment per annum each month relative to the then outstanding principal balance of the student loans. Other assumptions are made which could impact this schedule. We make no representation regarding whether the assumptions used will occur as projected.

	Class A-1 Notes				Class A-5 Notes
Quarterly	Targeted	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Targeted
Distribution Date	Balance	Targeted Balance	Targeted Balance	Targeted Balance	Balance

Original Balance	$	$	$	$	$
May 25, 2005	$	$	$	$	$
August 25, 2005	$	$	$	$	$
November 25, 2005	$	$	$	$	$
February 25, 2006	$	$	$	$	$
May 25, 2006	$	$	$	$	$
August 25, 2006	$	$	$	$	$
November 25, 2006	$	$	$	$	$
February 25, 2007	$	$	$	$	$
May 25, 2007	$	$	$	$	$
August 25, 2007	$	$	$	$	$
November 25, 2007	$	$	$	$	$
February 25, 2008	$	$	$	$	$
May 25, 2008	$	$	$	$	$
August 25, 2008	$	$	$	$	$
November 25, 2008	$	$	$	$	$
February 25, 2009	$	$	$	$	$
May 25, 2009	$	$	$	$	$
August 25, 2009	$	$	$	$	$
November 25, 2009	$	$	$	$	$

A-1

PROSPECTUS
HIGHER EDUCATION FUNDING I
Issuer
CONSOLIDATION LOAN FUNDING II, LLC
Depositor
STUDENT LOAN ASSET-BACKED NOTES
      Higher Education Funding I (the “trust” or “we”) will issue notes from time to time in one or more series. The specific terms of the notes included in each series, along with information relating to the outstanding notes of each previously issued series, will be described in a supplement to this prospectus.
      We previously have issued other series of notes and have used proceeds we received to acquire student loans. We anticipate that proceeds from the sale of future notes also will be used to acquire student loans or for other purposes described in a related prospectus supplement. Such purposes may include making payments or prepayments on, or redemptions of, notes.
      We will pledge our interest in the student loans to secure repayment of the notes. The notes will be our obligations payable solely from the student loans that we acquire and from any other assets that we own. The notes will not be guaranteed by any person.
      You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.
      Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under “Underwriting” in this prospectus and in the related prospectus supplement. Unless otherwise indicated for a series of the notes in the applicable prospectus supplement, the notes will not be listed on a securities exchange.
The date of this prospectus is February 14, 2005

About This Prospectus
      This prospectus is part of a registration statement filed with the Securities and Exchange Commission. Notes may be sold in one or more offerings pursuant to the registration statement.
      We will issue notes from time to time in one or more series. We have previously issued other series of notes. All notes that we issued previously and all notes that we will issue in the future will be secured by a common pool of student loans that we have acquired and will acquire with the proceeds from the sale of the notes. This prospectus provides you with a general description of the notes we have offered previously and may offer in the future. Each time a new series of notes is sold, we will provide a prospectus supplement relating to that series of notes being offered that will include:

•	a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the interest rate or rates, of the series of the notes to be sold

•	information concerning the student loans underlying the notes

•	information concerning the guarantee agencies providing guarantees for the student loans

•	information concerning the companies engaged to service the student loans

•	information with respect to credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the student loans.
      You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. No person is authorized to provide you with different information. Notes will not be offered for sale in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

i

ii

Summary of the Offering
      The following summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase any notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.
Overview
      Higher Education Funding I is a Delaware statutory trust that has sold, and will from time to time continue to sell, notes in one or more series, and has purchased, and may continue to purchase, pools of student loans with the proceeds received from these sales. Unlike other issuers that create separate trusts each time they sell securities, all of the notes we sell will be secured by all the student loans we acquire and pledge under the indenture. Payments on the notes will come principally from amounts received on the student loans held by us.
Parties
      Trust: Higher Education Funding I, a Delaware statutory trust. Our address is 9477 Waples Street, San Diego, California 92121 and our telephone number is (858) 320-6799. The trust is an indirect subsidiary of Goal Financial, LLC.
      Depositor: Consolidation Loan Funding II, LLC. The depositor’s address is 9477 Waples Street, San Diego, California 92121. The depositor’s telephone number is (858) 320-6799. The depositor is a subsidiary of Goal Financial, LLC.
      Servicers: The servicers of the student loans will be identified in each prospectus supplement. We may replace any servicer with one or more new servicers or add one or more new servicers not listed in a prospectus supplement.
      Issuer Administrator: Goal Financial, LLC will be the “issuer administrator” and will provide certain administrative services for us.
      Eligible Lender Trustee and Trustee: The Bank of New York is our “eligible lender trustee” under the eligible lender trust agreement, and also is the “trustee” under the indenture governing the issuance of the notes.
      Delaware Trustee: Wilmington Trust Company will act as the “Delaware trustee” for us.
Interest Rates
      Each prospectus supplement will describe the interest that will be paid on the notes described therein. The interest rates may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below. Different classes of notes offered under the same prospectus supplement may have different interest rates.
      Auction Rate Notes. We have issued, and may in the future issue, series of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes, or the method for determining the initial interest rate, will be described in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to the auction procedures. The prospectus supplement relating to any auction rate notes will summarize the auction procedures for those notes.
      Index Rate Notes. We may issue series of notes that bear interest at a rate determined by reference to LIBOR, by reference to United States Treasury securities, by reference to a commercial paper index or by reference to another index described in a prospectus supplement. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the applicable LIBOR rate, the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities, the interest rate for commercial paper notes will be determined by reference to the designated commercial paper index and the interest rate for other index rate notes will be determined periodically by reference to the index described in a prospectus supplement. See “Description of the Indenture — Notes and Other Obligations — LIBOR Rate Notes,” “— Treasury Rate Notes” and “— Commercial Paper Rate Notes.”
      Accrual Notes. We may issue one or more series of accrual notes. Accrual notes will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance. The rate of interest to be accrued and the accrual period will be specified in the related prospectus supplement. See “Description of the Indenture — Notes and Other Obligations — Accrual Notes.”
      Original Issue Discount Notes. We may issue series of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid on these original issue discount notes, if any, and the yield to maturity of the original issue discount notes, will be described in the related prospectus supplement. See “Description of the Indenture — Notes and Other Obligations — Original Issue Discount Notes.”
Payments on the Notes
      The trustee will make payments of principal and interest due on the notes on our behalf solely from our assets. Our assets will consist of a pool of student loans, payments made on the student loans and funds in accounts held by the trustee under the indenture. Interest and principal on the notes will be payable on the dates specified in the related prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement.
Optional Sale
      If provided in the applicable prospectus supplement, we may, at our option, sell, or arrange for the sale of, some or all of the student loans securing the notes on any payment date when the outstanding principal amount of one or more series of notes declines to the level specified in that prospectus supplement. If provided in the applicable prospectus supplement, our exercise of this option will result in the early retirement of the series of notes specified in the related prospectus supplement. See “Description of the Indenture — Sale of Student Loans Held in Trust Estate.”
Redemption Provisions
      Mandatory Redemption. If the proceeds from the sale of a series of notes are not used to purchase student loans or to make other payments within the period of time specified in a prospectus supplement, those remaining proceeds may be used to redeem or repay notes if so specified in a prospectus supplement. The principal payments received on the student loans and, until the principal balance of the student loans reaches a specified minimum percentage of the principal balance of the outstanding notes, interest received on the student loans, after deducting all required payments, may be used to redeem the notes.
      Optional Redemption. Notes may be redeemed from interest payments received on student loans that are not needed to pay interest on the notes and our expenses. In addition, we may sell some or all of the student loans to redeem some or all of the notes. A prospectus supplement relating to a series of notes may describe restrictions on our ability to sell student loans and redeem the notes.
      Partial Redemption. If less than all of the notes of any series are to be redeemed, we will determine the series of notes that will be redeemed. Generally, senior notes will be redeemed before subordinate notes. A supplemental indenture may provide for the issuance of junior subordinate notes, and if so, subordinate notes generally will be redeemed before junior subordinate notes. However, we may have the option of redeeming some or all of the subordinate notes before all of the senior notes are redeemed, and may redeem some or all of the junior subordinate notes before all the senior notes and subordinate notes are redeemed, if certain requirements are satisfied.
      Additional Redemption Provisions. As a general rule, we will not redeem any series of notes bearing interest based upon an auction rate unless we have redeemed previously each series of notes that bear interest based upon a different method that are secured on a parity with the auction rate notes that we will be redeeming. This rule may be amended for one or more series of notes to the extent described in the supplemental indenture relating to those notes. We also may amend this rule if we receive a rating agency confirmation.
      In addition to the circumstances described under this caption, we may, or may be required to, redeem notes if and to the extent so provided in the prospectus supplement.
Student Loan Assets
      The student loans that comprise our assets will be held by the eligible lender trustee on our behalf. The student loans will have been originated under the Federal Family Education Loan Program to pay costs incurred by students enrolled in eligible institutions.
Student Loan Guarantees
      Unless otherwise stated in a prospectus supplement, the payment of principal and interest on all of the student loans securing the notes will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education pursuant to the Higher Education Act. This guarantee, however, is contingent upon compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a student loan being denied.
Subordinate Notes
      The rights of the owners of subordinate notes to receive payments of principal and interest generally will be subordinated to the rights of the owners of senior notes to receive payments of principal and interest. The rights of the owners of any junior subordinate notes to receive payments of principal and interest generally will be subordinated to the rights of the owners of subordinate notes and senior notes to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of more senior notes will regularly receive the full amount of payments of principal and interest due them and to protect such owners against losses.
Funds
      The indenture governing the notes creates the following funds:
      Acquisition Fund. To the extent described in a prospectus supplement, proceeds from the issuance of a series of notes will be deposited into an acquisition fund. In general, we will use these funds to acquire student loans that secure the notes.
      If so provided in a prospectus supplement, during an acquisition period specified in the prospectus supplement, also known as a prefunding period, we will use proceeds in the acquisition fund to purchase student loans.
      Funds in the acquisition fund that are not used to acquire student loans may be used to redeem or prepay notes as described in the related prospectus supplement.
      Collection Fund. Funds received with respect to student loans will be deposited into the collection fund. Unless otherwise provided in a supplemental indenture, we also will deposit into the collection fund payments we receive under any swap agreements. Generally, funds on deposit in the collection fund will be transferred to other funds and accounts, from which they will be used to pay our fees and expenses and principal and interest on the notes. A supplemental indenture may provide for the establishment of a capitalized interest account in the collection fund. Amounts in the collection fund also will be transferred to the reserve fund to the extent necessary to restore the reserve fund to its specified reserve account balance and will otherwise be used in accordance with the terms of the indenture or the related supplemental indenture.
      Administration Fund. Funds in the administration fund will be used to pay the costs of issuing each series of notes and our ongoing fees and expenses.
      Debt Service Fund. The debt service fund is comprised of an interest account, a principal account and a retirement account. Funds transferred from the collection fund to the debt service fund will be used to pay interest and principal on the notes, and to purchase, redeem or prepay notes as provided in the applicable prospectus supplement.
      Reserve Fund. In connection with the issuance of each series of notes, we may deposit into the reserve fund the amount, if any, specified in the related prospectus supplement. To the extent funds are available, the reserve fund will be maintained at the specified reserve account balance from extra amounts in the collection fund and the surplus fund. Money in the reserve fund will be used to pay interest and principal on the notes and certain other obligations if funds in the debt service fund are insufficient to make those payments. A reserve fund insurance policy or other arrangement to fund the reserve fund may be provided in lieu of a deposit of money to the reserve fund if so provided in a prospectus supplement.
      Surplus Fund. Excess funds in the collection account not needed to make transfers or payments in any month will be transferred to the surplus fund and will be available on future dates to offset deficiencies in other funds or accounts. Amounts in the surplus fund also may be released (i) to us, if, after taking into account any such release, certain tests are satisfied, and (ii) to make indemnity payments required pursuant to any of various agreements referred to in the indenture.
      Additional transfers may be made from certain funds to make up deficiencies in amounts available in other funds, in the manner specified in the indenture. Additional funds and accounts may be created as described in a prospectus supplement.
Credit Enhancement and Derivative Products
      Credit enhancement for a series of notes may be established in the form of:

•	insurance policies or surety bonds;

•	subordination of certain series or subseries of notes;

•	one or more reserve funds;

•	letters of credit; or

•	other arrangements as to which a rating agency confirmation has been obtained.
      We may also enter into one or more derivative product agreements with respect to a series of notes, such as interest rate, currency or other swaps, exchange agreements, interest rate protection agreements, repurchase obligations, put or call options and other hedge or yield protection agreements. Our obligation to make payments in connection with a credit enhancement or derivative product may be secured by a pledge of and lien on our assets. The source of funds and priority of payments owed in respect of a credit enhancement or derivative product will be specified in the applicable prospectus supplement.
      Any credit enhancement or derivative product for a series of notes will be described in the related prospectus supplement. See “Description of Credit Enhancement and Derivative Products.”
Reports to Holders
      We will provide periodic reports concerning the notes to the holders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, then all reports will be provided to such registered holder which in turn will provide the reports to its applicable participants. Those participants will then forward the reports to the beneficial owners of notes.

Risk Factors
      You should consider the following factors regarding your purchase of the notes. The occurrence of one or more events or circumstances described below may result in delays or reductions in payments on your notes.

Your notes are payable solely from the trust estate and you will have no other recourse against us
      Interest and principal on your notes will be paid solely from the funds and assets held in the trust estate created under the indenture. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by any of our affiliates, by any insurance company or by any other person, except to the extent that credit enhancement is provided for a series of notes as described in the related prospectus supplement. Therefore, your receipt of payments on the notes will depend solely

•	on the amount and timing of payments and collections on the student loans held in the trust estate and interest paid or earnings on the trust funds held in the accounts established pursuant to the indenture;

•	amounts on deposit in the reserve fund and other funds held in the trust estate; and

•	any form of credit enhancement described in the related prospectus supplement.
      You will have no additional recourse against any other party if those sources of funds for repayment of the notes are insufficient.

Failure to comply with loan origination and servicing procedures for student loans may result in loss of guarantee and other benefits
      The Higher Education Act and its implementing regulations require holders of student loans, servicers of student loans and guarantee agencies guaranteeing student loans to follow specified procedures in making and collecting student loans.
      Failure to follow the specified procedures, as a result of computer software errors or otherwise, may result in:

•	the Department of Education’s refusal to make insurance payments to the applicable guarantee agency or to make interest subsidy payments and special allowance payments on our student loans; or

•	inability or refusal of the applicable guarantee agency to make guarantee payments on our student loans.
      If the Department of Education or a guarantee agency refused to pay a claim, that refusal would reduce our revenues and impair our ability to pay principal and interest on your notes.

If a servicer or any subservicer fails to comply with the Department of Education’s third-party servicer regulations, payments on your notes could be adversely affected
      The Department of Education regulates each servicer of federal student loans. Under these regulations, a third-party servicer, including a servicer or any subservicer, is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from its violation of applicable requirements. In addition, if a servicer or any subservicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine a servicer or any subservicer and/or limit, suspend, or terminate a servicer’s or subservicer’s eligibility to contract to service federal student loans. If a servicer or any subservicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation (if any) to purchase or otherwise make a payment with respect to student loans with respect to which it has breached its covenants could be adversely affected. In addition, if the Department of Education terminates a servicer’s or any subservicer’s eligibility, a servicing transfer will take place and there may be delays in collections and disruptions in servicing. Any servicing transfer may adversely affect payments on your notes.

If a seller or a servicer or Goal Financial fails to repurchase, purchase or make a payment with respect to student loans, payments on your notes could be adversely affected
      Upon the occurrence of a breach of representations and warranties by a seller with respect to a student loan held by us, we may (subject to the terms of the loan purchase agreement) require the seller to repurchase the related student loan from us. Upon the breach of a covenant in a servicing agreement, we may, subject to the terms of the servicing agreement, be able to require the applicable servicer to purchase from us, or otherwise make a payment to us with respect to, the related student loan. If the depositor or Consolidation Loan Funding, LLC is required to repurchase a student loan from us and fails to do so, and such student loan is not required to be purchased by a servicer pursuant to its servicing agreement, then we may be able to require Goal Financial to purchase such student loan from us pursuant to a student loan repurchase agreement. If the seller or servicer or Goal Financial were to become insolvent or otherwise be unable to repurchase, purchase or make payments in respect of the applicable student loans, the failure of the seller or servicer or Goal Financial to repurchase, purchase or make a payment with respect to the applicable student loans would constitute a breach of the related loan purchase agreement or servicing agreement or loan repurchase agreement. However, the breach would not constitute an event of default under the indenture or permit the exercise of remedies thereunder. It is anticipated that we will purchase student loans from the depositor, which has limited assets to satisfy any repurchase obligation. We cannot assure you that the depositor, Consolidation Loan Funding, LLC, any other seller, any servicer or Goal Financial will be able to fulfill any repurchase, purchase or payment obligation.

Bankruptcy or insolvency of the depositor or other seller could result in payment delays or reductions
      The depositor or another seller will sell us student loans acquired with the proceeds of the notes. If the depositor (or other seller) becomes subject to relief under the bankruptcy or similar laws, a bankruptcy trustee or the depositor (or other seller) as debtor-in-possession or another party could attempt to consolidate our assets into the bankruptcy estate of the depositor (or other seller) or with the bankruptcy estate of an affiliate of the depositor (or other seller). If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.
      We have taken steps to structure each loan purchase by us from the depositor or another seller as a “true sale” under law. A true sale helps to establish that the loans would not continue to be the property of the depositor or another seller, as the case may be, if the depositor or another seller, as the case may be, becomes bankrupt or insolvent. If a court disagrees with this position, you could expect a delay in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to us.
      If student loans are purchased from a bank and the bank becomes insolvent, it would become subject to receivership by the Federal Deposit Insurance Corporation. In that case, the FDIC could treat the transfer of the student loans as a secured loan rather than as a sale. If that were to happen, we would have only a security interest in the student loans and could experience delays in receiving payments with respect to those loans. In addition, the FDIC may seek a release of the loans to itself, as receiver, which would accelerate and prepay the “loan.”

Our bankruptcy or insolvency could result in payment delays or reductions or in accelerated prepayment
      If we become subject to relief under bankruptcy or similar laws, a bankruptcy trustee or we as debtor-in-possession or another party could attempt to consolidate our assets with the assets of the depositor (or other seller) or an affiliate of the depositor (or other seller), including Goal Financial. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.
      If we become subject to relief under bankruptcy or similar laws, such laws could materially limit or prevent enforcement of our obligations under the notes. A trustee in bankruptcy or we, as debtor-in-possession, may seek to accelerate payments on the notes and liquidate the assets held under the indenture. If principal on the notes, including the notes of your series, is declared due and payable, you may receive repayment on your notes sooner than you expect, you may receive less yield on the notes than you expected, and you may not be able to reinvest such repaid amounts at a rate that is equivalent to the interest rate on your notes. If assets held under the indenture are liquidated, you may face the risks relating to the sale of loans described below under “— If the trustee sells loans after an event of default, there could be losses on your notes.”

Bankruptcy or insolvency of a servicer or any subservicer could result in payment delays to you
      If any servicer or subservicer for the student loans becomes subject to an insolvency or bankruptcy proceeding, a court, conservator, receiver or liquidator may have the power to prevent the trustee or the noteholders from appointing a successor servicer or subservicer and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

You may be adversely affected if your notes are repaid faster or slower than you expect
      You may receive payment of your notes earlier or later than expected.

•	If your notes are repaid faster than you expect, you may be unable to reinvest principal received on your notes at a yield that is equal to the yield on your notes. If you acquire notes at a premium, repayment of principal at a rate that is faster than the rate anticipated will result in a yield to you that is lower than you anticipated.

•	If your notes are repaid later than you expect, you will be unable to use the principal amount of your investment at the time that you expected, and you may miss opportunities to reinvest the money in other investments. Also, if you acquire your notes at a discount, the repayment of principal of your notes later than you anticipated will result in a lower than anticipated yield.

•	Various factors may result in your notes being repaid faster or slower than you expect.

The student loans may be evidenced by master promissory notes
      Beginning July 1, 1999, student loans made under The Federal Family Education Loan Program may be evidenced by a master promissory note. Once a borrower executes a master promissory note with a lender, additional student loans made by the lender to that borrower are evidenced by a confirmation sent to the borrower, and all student loans are governed by the single master promissory note.
      A student loan evidenced by a master promissory note may be sold independently of the other student loans governed by the master promissory note. If we finance a student loan governed by a master promissory note and do not acquire possession of the master promissory note, other parties could claim an interest in the student loan. This could occur if the holder of the master promissory note were to take an action inconsistent with our rights to a student loan, such as delivery of a duplicate copy of the master promissory note to a third party for value. Such action could adversely affect principal and interest payments on the student loan.

You may incur losses or delays in payment on your notes if borrowers default on their student loans
      For a variety of economic, social and other reasons, all the payments that are actually due on student loans may not be made. Borrowers’ failures to make timely payments of the principal and interest due on the student loans will affect the revenues of the trust estate, which may reduce the amounts available to pay principal and interest due on the notes.
      In general, a guarantee agency reinsured by the Department of Education will guarantee 98% of each student loan. As a result, if a borrower of a student loan defaults, we will experience a loss of approximately 2% of the outstanding principal and accrued interest on each of the defaulted student loans. We do not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your notes.

The rate of payments on student loans may affect the maturity and yield of your notes
      Student loans may be prepaid at any time without penalty. If we receive prepayments on our student loans, those amounts will be used to make principal payments on the notes as described in the related prospectus supplement, which could shorten the average life of each series of the notes. Factors affecting prepayment of student loans include general economic conditions, prevailing interest rates and changes in the borrower’s job, including transfers and unemployment. Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program and borrower incentive programs, also affect prepayment rates. Goal Financial or affiliates of Goal Financial may, directly or indirectly, solicit or otherwise deal with borrowers of our student loans. As a result of such solicitations or other dealings, such borrowers may prepay our student loans and may enter into loans in which we do not have any interest.
      There is insufficient information available to be able to estimate the rate of prepayment with respect to the student loans in the trust estate.
      Scheduled payments with respect to, and the maturities of, student loans may be extended as authorized by the Higher Education Act. Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the student loans and the average life of each series of notes. You will bear entirely any reinvestment risks resulting from a faster or slower incidence of prepayment of student loans.
      The rate of principal payments to you on the notes and the yield to maturity of the notes will be directly related to the rate of payments of principal on the student loans we acquire. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a student loan, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments.

The characteristics of the portfolio of student loans held in the trust estate may change
      As a master trust, we may issue series of notes from time to time and use the proceeds to add additional student loans to the trust estate. In addition, collections received by us with respect to student loans may be used by us to acquire additional student loans. The prospectus supplement for a series of notes will describe the characteristics of our student loan portfolio as of a specified date. Following the acquisitions of additional student loans, the characteristics of the student loans in the trust estate may differ significantly from those described in a prospectus supplement. The characteristics that may differ include, among other characteristics, the composition of our student loan portfolio, changes in the relative concentration of guarantee agencies in our portfolio, distribution by loan type, distribution by interest rate, distribution by principal balance and distribution by remaining term. In addition, the characteristics of the student loans in our portfolio will change from time to time due to factors such as repayment of the student loans in the normal course of business, prepayments on the student loans, amendments to the Higher Education Act, sales or exchanges of student loans, or the occurrence of delinquencies or defaults on the student loans. A portfolio of student loans acquired previously by us is not necessarily indicative of future performance of student loans held by us.
      Our cash flow, and our ability to make payments due on your notes, will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods after graduation as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain student loans. For all other student loans, interest generally will be capitalized and added to the principal balance of the student loans. The trust estate will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the student loans in the trust estate for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

Student loans are unsecured and the ability of the guarantee agencies to honor their guarantees may become impaired
      The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of the student loans held in the trust estate are the guarantees provided by the guarantee agencies.
      A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the guarantee agency’s ability to make claims payments to the trustee. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce or delay payments on your notes.
      If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect thereto. See “Description of the Guarantee Agencies.” However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education’s making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

Payment offsets by guarantee agencies or the Department of Education or servicers could prevent the trust from paying you the full amount of the principal and interest due on your notes
      Affiliates of the depositor have established and in the future may establish other trusts that have the same eligible lender trustee as we do. The eligible lender trustee may use the same Department of Education lender identification number for our student loans as it uses for other student loans it holds on behalf of affiliates of the depositor or other trusts established by one or more affiliates of the depositor. If so, the billings submitted to the Department of Education and the claims submitted to guarantee agencies will be consolidated with the billings and claims for payments for student loans relating to affiliates of the depositor or other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantee agencies will be made to the eligible lender trustee, or to a servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trusts and other parties that reference the same lender identification number.
      If the Department of Education or a guarantee agency determines that the eligible lender trustee owes it a liability on any student loan held in any trust or by any other party (whether or not a part of the trust estate that secures your notes), the Department of Education or the applicable guarantee agency may seek to collect that liability by offsetting it against payments due to the eligible lender trustee in respect of the student loans pledged to secure your notes. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of funds available to us and thus our ability to pay principal and interest on your notes.
      If a servicer incurs cost or expense due to a guarantee agency’s refusal to pay a claim, or due to the trust or the eligible lender trustee failing to make payments to the Department of Education, or if fees due to a servicer are not paid in accordance with the applicable servicing agreement, the servicer may offset such cost, expense or fee against moneys derived from our student loans serviced by such servicer. Any offsetting by a servicer could adversely affect payments of principal and interest on your notes.

Principal of the student loans may amortize faster because of incentive programs
      The student loans that we purchase may be subject to various borrower incentive programs. Any incentive program that effectively reduces borrower payments or principal balances on student loans held by us may result in the principal amount of such student loans amortizing faster than anticipated.

If we do not purchase student loans, we may pay principal on or redeem notes
      We will use proceeds of notes to acquire student loans as described in the related prospectus supplement. If student loan purchases are not completed, we may use those amounts to pay principal on or to redeem notes as provided in the related prospectus supplement.

A secondary market for your notes may not develop, and this could diminish their value
      Each series of notes will be a new issue without an established trading market. We do not intend to list any series of notes on any exchange (unless we specify in the related prospectus supplement that we intend to apply to list the notes offered thereby on an exchange). As a result, a secondary market for the notes may not develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to sell any of your notes.

Changes in law may affect our student loan portfolio
      The Higher Education Act and other relevant federal or state laws may be amended or modified in the future. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. We cannot predict whether any changes will be adopted or, if so, what impact such changes may have on the trust or your notes.
      Federal funding for Higher Education Act programs require reauthorization by Congress from time to time and enactment of the reauthorization legislation into law. Although Congress has consistently reauthorized funding of Higher Education Act programs, it has from time to time made changes in the programs and in the levels at which programs have been funded. There is no assurance that Congress will continue to reauthorize the funding and content of Higher Education Act student loan programs or that it will do so at current funding levels.

Competition created by the Federal Direct Student Loan Program could adversely affect the availability of student loans, the cost of servicing, the value of student loans and prepayment expectations
      Under the Federal Direct Student Loan Program, the Department of Education makes student loans directly to student borrowers through the educational institutions they attend. This program could result in reductions in the volume of student loans made under the Federal Family Education Loan Program and available to us for purchase. This reduced volume may cause a servicer or subservicer to experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of a servicer to satisfy its obligations to service our student loans. This could also reduce revenues received by the guarantee agencies available to pay claims on defaulted student loans. The Department of Education has implemented a direct consolidation loan program, which may further reduce the volume of student loans available for purchase and may increase the rate of repayment of student loans. We refer you to “Description of the FFEL Program” in this prospectus.

The subordinate and junior subordinate notes are subordinated to the senior notes
      We may issue one or more series of notes, in one or more series or classes. Payments of interest and principal on subordinate notes generally are subordinated in priority of payment to payments of interest and principal due on senior notes. A supplemental indenture may also provide for the issuance of junior subordinate notes which will be subordinated in priority of payment to payments of interest and principal due on subordinate notes. In general, subordinate notes and junior subordinate notes are subordinated to senior notes, and junior subordinate notes are also subordinate to subordinate notes, as to the direction of some remedies upon an event of default. Consequently, holders of subordinate notes and junior subordinate notes may bear a greater risk of losses or delays in payment than holders of senior notes. If you are a holder of a subordinate note or a junior subordinate note, if the actual rate and amount of losses on the student loans exceeds your expectations and any available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than you anticipate, and you could suffer a loss. In addition, holders of junior subordinate notes and subordinate notes may be limited in the legal remedies that are available to them until the holders of senior notes are paid in full.

We may issue additional notes secured by the trust estate
      We may issue additional series of notes, in one or more series or classes. The additional notes will be secured by the trust estate. Those additional notes may be issued without the consent or approval of the owners of any notes then outstanding and may be on a parity with or subordinate to any senior notes and senior to, on a parity with or subordinate to subordinate or junior subordinate notes. However, before issuing additional notes, a rating agency confirmation must be obtained. See “Description of the Indenture — Notes and Other Obligations — Issuance of Additional Notes.” Any series of notes, or portion thereof, other than your series of notes, may be designated for redemption, prepayment or principal distribution from trust moneys while your notes are outstanding and before trust moneys are applied to your notes.

Different rates of change in interest rate indexes may affect our cash flow
      The interest rates on your notes may fluctuate from one interest period to another in response to changes in LIBOR rates, Treasury security rates, commercial paper rates, or other rate indexes, or as a result of auction procedures described in this prospectus or the related prospectus supplement. The student loans that will be purchased with the proceeds from the sale of notes bear interest at fixed or floating rates, which are generally based upon the bond equivalent yield of the 91-day Treasury Bill rate and, in certain interest rate environments, the trust may be entitled to receive special allowance payments on its student loans from the Department of Education based upon a three month commercial paper rate. See “Description of the FFEL Program — Special Allowance Payments.” If there is a decline in the rates payable on our student loans, the amount of funds representing interest deposited into the collection fund may be reduced. If the interest rates payable on the notes do not decline in a similar manner and time, we may not have sufficient funds to pay interest on the notes when it becomes due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

The notes may be issued only in book-entry form
      Usually, each series of notes will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder at the time of the issuance of a series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, beneficial owners of notes will not be recognized by the trustee as holders as that term is used in the indenture. Until definitive securities are issued, beneficial owners of notes will only be able to exercise the rights of holders indirectly through The Depository Trust Company and its participating organizations.

The ratings of the notes are not a recommendation to purchase and may change
      It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any series of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. A rating only addresses the likelihood of the ultimate payment of principal and stated interest and does not address the likelihood of prepayments on the notes or the likelihood of the payment of carryover amounts with respect to interest. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be lowered or withdrawn by any rating agency if in the rating agency’s judgment circumstances so warrant. A lowered rating is likely to decrease the price a subsequent purchaser would be willing to pay you for your notes.

Borrowers of student loans are subject to a variety of factors that may adversely affect their repayment ability
      Collections on the student loans during a monthly collection period may vary greatly in both timing and amount from the payments actually due on the student loans for that monthly collection period for a variety of economic, social and other factors.
      Failures by borrowers to pay timely the principal and interest on their student loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any monthly collection period and our ability to pay principal and interest on your notes. Borrowers may be offered and if so may elect to participate in graduated repayment programs. As a result of such participation, a borrower may be eligible initially to make lower periodic loan payments. However, that type of borrower will incur a greater amount of interest over the life of a student loan and, at one or more future points in time, will incur an increase in his or her periodic loan payment amount, which may adversely impact the borrower’s ability to repay the student loan and which could adversely affect the amount of available funds for any monthly collection period and our ability to pay principal and interest on the notes.
      In addition, some of the student loans will be made to graduate and professional students, who generally have higher debt burdens than student loan borrowers as a whole. We cannot predict the effect of these factors, including the effect on the timing and amount of available funds for any monthly collection period and our ability to pay principal and interest on your notes.

The principal amount of the notes outstanding may exceed the principal amount of the assets in the trust estate, which could result in losses on your notes if there was a liquidation
      We expect to acquire student loans at premiums exceeding the principal amount of the student loans. Therefore, the principal amount of notes outstanding at any time may exceed the principal amount of student loans and other assets in the trust estate. If an event of default occurs and the assets in the trust estate are liquidated, the student loans would have to be sold at a premium for the subordinated noteholders and possibly the senior noteholders to avoid a loss. We cannot predict the rate or timing of accelerated payments of principal or the occurrence of an event of default or when the aggregate principal amount of the notes may be reduced to the aggregate principal amount of the student loans.
      Payment of principal and interest on the notes is dependent upon collections on the student loans. If the yield on the student loans does not generally exceed the interest rate on the notes and expenses relating to the servicing of the student loans and administration of the indenture, we may have insufficient funds to repay the notes.

If the trustee sells loans after an event of default, there could be losses on your notes
      Generally, during an event of default, the trustee is authorized with certain noteholder consent to sell the student loans. However, the trustee may not find a purchaser for the student loans. Also, the market value of the student loans plus other assets in the trust estate might not equal the principal amount of notes plus accrued interest. The competition currently existing in the secondary market for loans made under the FFEL Program also could be reduced, resulting in fewer potential buyers of our student loans and lower prices available in the secondary market for those student loans. There may be even fewer potential buyers for those student loans, and therefore lower prices available in the secondary market. You may suffer a loss if the trustee is unable to find purchasers willing to pay sufficient prices for student loans.

Less than all of the holders can approve amendments to the indenture or waive defaults under the indenture
      Under the indenture, holders of specified percentages of the aggregate principal amount of the notes may amend or supplement provisions of the indenture and the notes and waive events of defaults and compliance provisions without the consent of the other holders. You have no recourse if the holders vote and you disagree with the vote on these matters. The holders may vote in a manner which impairs the ability to pay principal and interest on your notes. Also, so long as senior notes are outstanding, the holders of subordinate notes will not have the right to exercise certain rights under the indenture.
      In addition, some amendments and supplements to the indenture and supplemental indentures do not require the consent of or notice to any holder or any other beneficiary.

The notes are not suitable investments for all investors
      The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The payment of our reimbursement and indemnification obligations will diminish the trust estate
      Under the indenture and other agreements, we have agreed to reimburse and indemnify the trustee and various other parties in respect of losses, liabilities, costs, expenses, claims, demands, suits, actions and other proceedings. Any payment by us in respect of reimbursement or indemnification or other obligations will be made from our assets which will result in a reduction in the amount of assets available for payment on your notes.

Various actions may be taken without your approval if a rating agency confirmation occurs
      The indenture provides that we and the trustee may undertake various actions based upon receipt by the trustee of a rating agency confirmation. Such actions include, but are not limited to, amendments to the indenture and the issuance of additional notes. We cannot assure you as to the effect of any such actions on your notes.

The trust may enter into derivative product agreements which could result in delays in payment or losses on your notes if the counterparty fails to make its payments
      Under the indenture, we may enter into derivative product agreements if certain requirements are met.
      If we enter into derivative product agreements, at such times that the payment due to us is greater than our payment obligation, the trustee’s ability to make principal and interest payments on the applicable notes will be affected by the ability of the provider of the derivative product agreement to meet its net payment obligation to the trustee. At such times that our payment obligation is greater than the payment due to us by the provider of a derivative product agreement, our ability to make principal and interest payments of the notes and pay amounts owing on other notes and derivative product agreements may be affected by our legal requirement to meet our net payment obligation to the provider of the derivative product agreement.
      If a payment is due to the trust estate under a derivative product agreement, a default by the applicable counterparty may reduce the amount of funds available to pay principal and interest on your notes. Payment of principal and interest on the notes also may be adversely affected if the aggregate limit on a counterparty’s obligation under its derivative product agreement is reached or a court holds that a derivative product agreement is not enforceable.

      In addition, a derivative product agreement may terminate early upon the occurrence of certain events, such as failure by a counterparty to make a required payment, or if the credit ratings of the counterparty or its credit support provider fall below the required ratings specified in the agreement and a substitute counterparty cannot be found. If an early termination occurs, noteholders may no longer have the benefit of that derivative product agreement. We may not be able to enter into a substitute derivative product agreement. Moreover, even if an early termination occurs as a result of a counterparty default, the counterparty may be owed a significant termination payment that may result in delays in payments on your notes or a loss on your investment.

Some liens would be given priority over your notes which could cause a loss in your investment or delayed payments
      A tax or governmental lien (or other liens imposed under applicable state or federal law, including, without limitation, a lien in favor of the Internal Revenue Service or Pension Benefit Guaranty Corporation) on our property or the property of the depositor or another seller may arise before the origination or acquisition of student loans, or before we pledge the student loans under the indenture. Such a lien would have priority over the trustee’s security interest in those student loans. In this event, payments on your notes could be delayed or reduced.

Decisions by the depositor as to the entity to which it sells student loans will affect the collateral that backs the notes
      The depositor is a depositor with respect to other entities (including trusts) and has sold and may sell loans to other entities. Student loans sold by the depositor to us may differ in their characteristics, such as nature of borrower, loan balance, interest rate, default rate and other characteristics. One or more other trusts or other entities have acquired and may acquire student loans from the depositor which could be deemed to have characteristics that might be deemed superior to those loans we acquired from the depositor.
Special Note Regarding Forward Looking Statements
      Statements in this prospectus and the prospectus supplement, including those concerning expectations as to the trust’s ability to purchase eligible student loans, to structure and to issue securities and to pay notes, and certain of the information presented in this prospectus and the prospectus supplement, constitute “forward looking statements”, which represent our expectations and beliefs about future events. When used in this prospectus and the prospectus supplement, the words “estimate,” “intend,” “expect,” “assume,” and similar expressions identify forward-looking statements. Any forward-looking statement is subject to uncertainty and risks that could cause actual results to differ, possibly materially, from those contemplated in such forward-looking statements. Inevitably, some assumptions used to develop forward-looking statements will not be realized or unanticipated events and circumstances may occur. For a discussion of the factors which could cause actual results to differ from expectations, please see “Risk Factors” in this prospectus and in the prospectus supplement.
Formation of the Trust
      The trust was established in January 2004 as a Delaware statutory trust pursuant to a trust agreement between the depositor and The Bank of New York (Delaware), as Delaware trustee. The Bank of New York (Delaware) has resigned as Delaware trustee, and Wilmington Trust Company has been appointed as Delaware trustee. The trust will issue notes in one or more series. The trust agreement provides that the purpose of the trust is to engage in the following activities:

•	acquiring student loans;

•	issuing the notes and trust certificates;

•	entering into and performing its obligations under the indenture and related agreements; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.
      The trust agreement provides that, to the extent permitted by applicable law, the trustee and the holders of the notes agree that they will not, prior to the date which is one year and one day after the termination of the indenture, commence a bankruptcy case against the trust or take similar actions with respect to the trust; we cannot assure you that such agreement is enforceable.
      The notes will be issued pursuant to the indenture of trust and a supplemental indenture of trust described in the related prospectus supplement. The notes will represent indebtedness of the trust only, secured by the assets of the trust.
      The eligible lender trustee will acquire legal title to the student loans on behalf of the trust and will enter into a guarantee agreement with each of the guarantee agencies for the student loans. The eligible lender trustee will use proceeds from the sale of notes to purchase student loans on behalf of the trust.
The Depositor
      Consolidation Loan Funding II, LLC (the “depositor”), a Delaware limited liability company, is the depositor under the trust agreement and owns all the equity interests in the trust. The depositor has two members; one is Goal Financial, LLC, formerly known as Student Loan Consolidation Center, LLC (a California limited liability company) which owns a ninety-nine percent (99%) membership interest; the other is CLF II Management Corp. which owns a one percent (1%) membership interest and which is wholly owned by Goal Financial, LLC. The depositor’s limited liability company agreement contains certain limitations, including restrictions on the nature of the depositor’s business and a restriction on the depositor’s ability to commence a voluntary case or proceeding under any insolvency law without the consent of CLF II Management Corp., which has certain independent directors. The depositor’s limited liability company agreement provides that an affirmative vote by or on behalf of CLF II Management Corp. shall be required to approve or disapprove any matter on which the members are entitled to decide. The limited liability company agreement of the depositor provides that, except as otherwise provided in the limited liability company agreement or the Delaware limited liability company act, the other members of the depositor shall not have the power to approve or disapprove any matter on which the members are entitled to vote.
      Management of the depositor is entrusted to CLF II Management Corp. CLF II Management Corp. is a corporation organized under the laws of the State of Delaware. The certificate of incorporation of CLF II Management Corp. contains certain limitations, including restrictions on the nature of CLF II Management Corp.’s business and a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous consent of all its directors, including its independent directors.
      The depositor is principally in the business of:

•	originating (via its eligible lender trustee The Bank of New York Trust Company, N.A. or its successor eligible lender trustee) student loans;

•	acquiring student loans; and

•	reselling or otherwise transferring student loans into the trust estate or to other entities.
The depositor is not expected to have any substantial assets other than its beneficial interest in the trust.
Goal Financial
      The principal business of Goal Financial, LLC, formerly known as Student Loan Consolidation Center, LLC (“Goal Financial”), is to market education loans for lenders who are eligible to make such loans and for others authorized to market or administer such loans. Goal Financial’s headquarters are located at 9477 Waples Street, San Diego, California 92121. Goal Financial currently occupies approximately 40,000 square feet for office space, data center, and mailroom. Goal Financial currently employs more than 190 full-time employees, including nine executives and approximately eighteen managers, sixty loan consultants and twenty loan processors.
The Issuer Administrator
      Goal Financial will serve as the issuer administrator pursuant to an administration agreement. The issuer administrator will perform certain administrative services referred to in the indenture, the trust agreement and the eligible lender trust agreement (collectively, the “trust related agreements”), including, preparing for execution by the trust, or causing the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the trust to prepare, file or deliver pursuant to the trust related agreements.
      The issuer administrator may delegate its duties to one or more sub-administrators or verification agents from time to time.
      The issuer administrator intends to enter into a verification agent agreement with Lord Securities Corporation. Pursuant to the verification agent agreement, Lord Securities Corporation will agree to perform the services described therein.
Description of the Indenture
General
      The following is a summary of some terms of the indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the indenture.
      The indenture establishes the general provisions of notes issued thereunder and sets forth various covenants and agreements relating thereto, default and remedy provisions, and responsibilities and duties of the trustee and establishes the various funds into which revenues related to the financed student loans and the notes are deposited and transferred for various purposes.
Funds and Accounts

Acquisition Fund
      The indenture establishes an acquisition fund. With respect to each series of notes, the trustee will, upon issuance thereof and from the proceeds thereof, credit to the acquisition fund the amount, if any, specified in the supplemental indenture providing for the issuance of such series of notes. The trustee will also deposit in the acquisition fund: (1) any funds to be transferred thereto from the collection fund or the surplus fund, and (2) any other amounts specified in a supplemental indenture.
      Balances in the acquisition fund will be used only for (a) the acquisition of eligible loans, including the payment of any related premium and origination fees, if any, and any related add-on loan, (b) the redemption or purchase of, or distribution of principal with respect to, notes as provided in a supplemental indenture providing for the issuance of such notes, (c) the payment of debt service on the notes and other obligations when due, (d) following the acquisition period, the deposit of amounts into the debt service fund, (e) the payment of administration fees, servicing fees and note fees or (f) such other purposes related to the trust’s loan programs as may be provided in the indenture or in the supplemental indenture authorizing a series of notes. The trustee will make payments from the acquisition fund to lenders for the acquisition of eligible loans, including all related premiums, if any, in connection therewith and any related add-on loan.
      If, on any monthly calculation date, the balance in the acquisition fund available for such purpose is less than the amount set forth in a certificate of the trust as the amount expected to be needed to pay such origination fees, related premiums and other fees due in the next month, the trustee will transfer an amount equal to such deficiency to the acquisition fund from the following funds in the following order of priority: the collection fund and the surplus fund.

      Balances in the acquisition fund (other than any portion of such balances consisting of student loans) will be transferred to the debt service fund on any monthly calculation date to the extent required to pay the debt service due on the notes and any other obligations, as described under “— Debt Service Fund” below. If any amounts have been transferred to the debt service fund as described in this paragraph, the trustee will, to the extent necessary to cure the deficiency in the acquisition fund as a result of such transfer, transfer to the acquisition fund amounts from the collection fund as described below under “— Collection Fund.”
      If so provided in a supplemental indenture relating to a series of notes, on the first monthly calculation date following the end of the acquisition period relating to that series of notes, the trustee will transfer from the acquisition fund to the retirement account of the debt service fund, for the redemption of, or distribution of principal with respect to, notes, an amount equal to the remaining acquisition amount as described below under “— Debt Service Fund.”
      Except as otherwise set forth in a supplemental indenture, which supplemental indenture shall be executed by the trust only after receipt of a rating agency confirmation, or with rating agency confirmation, the trust may direct the trustee and the eligible lender trustee to sell to any purchaser one or more student loans financed with moneys in the acquisition fund only in the following circumstances:

(a) to the depositor or other seller if such party is required to repurchase such financed student loan pursuant to a student loan purchase agreement;

(b) in order to avoid an event of default under the indenture;

(c) to a guarantee agency; or

(d) if all of the financed student loans are sold at a price sufficient to defease all obligations outstanding under the indenture and such proceeds are so used.
      Prior to any such sale, the trustee will have received a certification from the trust certifying that such sale will not materially adversely affect the trust’s ability to pay debt service on the outstanding notes and outstanding other obligations, carry-over amounts (including accrued interest thereon) with respect to outstanding notes, servicing fees, administration fees or note fees. Any money received by the trust in connection with a sale of financed student loans pursuant to this paragraph and the preceding paragraph, including those moneys representing the excess of the aggregate principal balance of and accrued borrower interest on such financed student loans released from the indenture over the aggregate principal balance of and accrued borrower interest on the eligible loans transferred to the indenture in exchange therefor, will be deposited to the credit of the collection fund in accordance with the indenture. Notwithstanding the foregoing, the trust may not direct the trustee or the eligible lender trustee to sell any student loans financed with moneys in the acquisition fund to the depositor pursuant to clause (a) of the preceding paragraph (unless the depositor is required to repurchase such student loan pursuant to a student loan purchase agreement).
      Any acquisition or sale of eligible loans may be for an amount of principal, interest and special allowance payments as of a cut-off date determined by the trust, and, notwithstanding any other provision of the indenture to the contrary, compensatory payments and receipts may be made to and from the acquisition fund in amounts necessary to reconcile the same. Pending application of moneys in the acquisition fund, such moneys will be invested in investment securities, as described under “— Investments” below, and any income from those investments will be deposited in the collection fund.

Collection Fund
      The indenture establishes a collection fund. The trustee will credit to the collection fund:

(1) all amounts received as interest, including interest subsidy payments, late fees and principal payments with respect to financed student loans, including all guarantee payments, and all special allowance payments with respect to financed student loans (excluding, unless otherwise provided in a supplemental indenture, any interest subsidy payments and special allowance payments that accrued prior to the date on which such student loans were financed),

(2) unless otherwise provided in a supplemental indenture, proceeds of any sale of any financed student loans, as described above under “— Acquisition Fund,”

(3) amounts transferred from the acquisition fund, the administration fund, the reserve fund and the borrower benefits fund,

(4) all amounts received as earnings on income from investment securities in the acquisition fund, the reserve fund, the administration fund, the surplus fund, the borrower benefits fund, the collection fund and the debt service fund,

(5) all counterparty swap payments, and

(6) any amount representing proceeds of the notes if and to the extent specified in a supplemental indenture.
      On each monthly calculation date, the trustee will transfer the moneys received during the preceding month in the collection fund, as directed by issuer order, in the following order:

•	first, to make any payments due and payable (or anticipated to be due and payable prior to the next monthly calculation date) by us to the U.S. Department of Education related to the student loans or any other payment due to another entity or trust estate if amounts due by us or the eligible lender trustee to the U.S. Department of Education or a guarantee agency with respect to the student loans were paid by or offset against such other entity or trust estate;

•	second, to the administration fund, to increase the balance thereof to such amounts as an issuer certificate shall direct for certain costs, fees and expenses;

•	third, to the interest account, to provide for the payment of interest on senior notes or other senior obligations (except termination payments due under senior swap agreements as a result of a swap counterparty default);

•	fourth, to the principal account, to provide for the payment of principal of senior notes at stated maturities or on mandatory sinking fund payment dates or the reimbursement of senior credit facility providers for the payment of principal of the senior notes;

•	fifth, to the interest account, to provide for the payment of interest on subordinate notes or other subordinate obligations (except termination payments due under subordinate swap agreements as a result of a swap counterparty default);

•	sixth, to the principal account, to provide for the payment of principal of subordinate notes at their stated maturities or on mandatory sinking fund payment dates or the reimbursement of subordinate credit facility providers for the payment of principal of the subordinate notes;

•	seventh, to the reserve fund if necessary to increase the balance thereof to the specified reserve account balance;

•	eighth, to the retirement account, for the distribution of principal with respect to senior notes identified in a supplemental indenture as a “planned amortization class” as may be set forth in such supplemental indenture;

•	ninth, to the retirement account (but only if the senior asset percentage would be not less than a percentage as to which a rating agency confirmation has been obtained upon the application of such amounts), for the distribution of principal with respect to subordinate notes identified in a supplemental indenture as a “planned amortization class” as may be set forth in such supplemental indenture;

•	tenth, to the interest account to provide for the payment of interest on junior subordinate notes or other junior subordinate obligations (except termination payments due under junior subordinate swap agreements as a result of a swap counterparty default);

•	eleventh, to the principal account, to provide for the payment of principal of junior subordinate notes at their stated maturities or on mandatory sinking fund payment dates or the reimbursement of junior subordinate credit facility providers for the payment of principal of the junior subordinate notes;

•	twelfth, to make such other payments as may be set forth in a supplemental indenture;

•	thirteenth, to the acquisition fund (but only during a revolving period, if any, for a series of notes, or after such revolving period to fund any add-on loan) to fund the acquisition of student loans, such amount as directed by us;

•	fourteenth, to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to senior notes, if applicable;

•	fifteenth(but only if the senior asset percentage would be at least 100% upon the application of such amounts), to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to subordinate notes, if applicable;

•	sixteenth(but only if the senior asset percentage and the subordinate asset percentage would be at least 100% upon the application of such amounts), to the credit of the interest account, for the payment of carry-over amounts (and interest thereon) due with respect to junior subordinate notes;

•	seventeenth, to the interest account for the payment of termination payments due under senior swap agreements as a result of a swap counterparty default;

•	eighteenth, to the interest account for the payment of termination payments due under subordinate swap agreements as a result of a swap counterparty default;

•	nineteenth, to the interest account for the payment of termination payments due under junior subordinate swap agreements as a result of a swap counterparty default;

•	twentieth, to the retirement account (but only until the subordinate asset percentage would be at least 101% upon the application of such amount), for the redemption of, or distribution of principal with respect to, notes; and

•	twenty-first, to the surplus fund.
      Pending transfers from the collection fund, the moneys therein will be invested in investment securities as described under “— Investments” below, and any earnings or income from those investments will be retained therein.

Administration Fund
      With respect to each series of notes, the trustee will, upon issuance thereof and from the proceeds thereof, credit to the administration fund established under the indenture the amount, if any, specified in the supplemental indenture providing for the issuance of such series of notes. The trustee will also credit to the administration fund all amounts transferred thereto from the collection fund and the surplus fund as described under “— Collection Fund” above and “— Surplus Fund” below. Amounts in the administration fund will be used to pay costs of issuance, servicing fees, administration fees and note fees.
      On each monthly calculation date, the trustee will transfer to the administration fund moneys available under the indenture for transfer thereto from the sources set forth in the following sentence and in such amounts and at such times as an authorized officer shall direct by issuer order, for the payment of servicing fees, administration fees and note fees. Deposits to the administration fund will be made from the following sources in the following order of priority: the collection fund, and the surplus fund.
      Pending transfers from the administration fund, the moneys therein will be invested in investment securities, as described under “— Investments” below, and any earnings or income from such investments will be deposited in the collection fund.

Debt Service Fund
      The indenture establishes a debt service fund which comprises three accounts: the interest account, the principal account and the retirement account. The debt service fund will be used only for the payment of principal of, premium, if any, and interest on the notes, the purchase price of notes, other obligations and carry-over amounts (including any accrued interest thereon). Any supplemental indenture providing for the issuance of any series of notes, the payment of which is to be provided pursuant to or secured by a credit enhancement facility, shall also provide for the creation of separate sub-accounts within the interest account, the principal account and the retirement account. Any payment received pursuant to such credit enhancement facility shall be deposited into such sub-accounts, and moneys deposited therein shall be used only for the payment of debt service on notes of such series, or for such other purposes as may be permitted by such supplemental indenture, upon the conditions set forth in such supplemental indenture.
      Interest Account. The trustee will deposit in the interest account:

(1) proceeds of the issuance of notes in an amount, if any, specified in the supplemental indenture providing for the issuance of such notes,

(2) that portion of the proceeds from the sale of the trust’s refunding bonds, notes or other evidences of indebtedness, if any, to be used to pay interest on the notes,

(3) all payments under any credit enhancement facilities to be used to pay interest on the notes, and

(4) all amounts required to be transferred thereto from the trust funds described below.
      With respect to each series of notes on which interest is paid at intervals of less than every 30 days, the trustee shall deposit to the interest account on each monthly calculation date an amount equal to the interest that will become payable on such notes prior to or during the following calendar month. With respect to each series of notes on which interest is paid at intervals of 30 days or more than every 30 days, the trustee shall make equal monthly deposits to the interest account on each monthly calculation date preceding each interest payment date, to aggregate the full amount of such interest. With respect to variable rate notes for which any such amount cannot be determined on the monthly calculation date, the trustee will make such deposit based upon assumptions set forth in the supplemental indenture authorizing such notes.
      With respect to each swap agreement or credit enhancement facility under which trust swap payments or credit enhancement facility fees or premiums, as the case may be, are paid no less frequently than every 30 days, the trustee shall deposit to the credit of the interest account on each monthly calculation date an amount equal to the trust swap payments or fees or premiums that will become payable during the following calendar month. With respect to each swap agreement or credit enhancement facility under which trust swap payments or credit enhancement facility fees or premiums , as the case may be, are paid less frequently than every 30 days, the trustee shall make equal monthly deposits to the interest account on each monthly calculation date preceding each date on which such payments are due or each interest payment date, as the case may be, to aggregate the full amount of such trust swap payments or credit enhancement facility fees or premiums, as the case may be. With respect to any swap agreement for which any such amount cannot be determined on the monthly calculation date, the trustee will make such deposit based upon assumptions set forth in the supplemental indenture authorizing such swap agreement.
      Each deposit in the interest account required by the preceding paragraphs will be made by transfer from the following funds and accounts, in the following order of priority: the collection fund, the surplus fund, the acquisition fund (other than that portion of the balance thereof consisting of student loans) and the reserve fund.
      On each monthly calculation date, if any carry-over amount (including any accrued interest thereon) will be due and payable with respect to a series of notes during the next month, as provided in the related supplemental indenture, the trustee will transfer to the interest account (to the extent amounts are available therefor in the collection fund or the surplus fund, after taking into account all prior application of moneys in such funds on such monthly calculation date) an amount equal to such carry-over amount (including any accrued interest thereon) so due and payable.

      The moneys in the interest account will be invested in investment securities as described under “— Investments” below, and any earnings or income from such investments will be deposited in the collection fund.
      Principal Account. The trustee will deposit to the principal account (1) that portion of the proceeds from the sale of the trust’s bonds, notes or other evidences of indebtedness, if any, to be used to pay principal of the notes, (2) all payments under any credit enhancement facilities to be used to pay principal of notes, and (3) all amounts required to be transferred thereto from the trust funds described below.
      Such deposits shall be made by transfer from the following funds in the following order of priority (after transfers therefrom to the interest account required on the date of any such transfer): the collection fund, the surplus fund, the acquisition fund (other than that portion of the balance thereof consisting of student loans) and the reserve fund.
      Subject to the terms of the indenture, balances in the principal account may also be applied to the purchase of notes at a purchase price not to exceed the principal amount thereof plus accrued interest, or to the redemption of or distribution of principal with respect to notes at a prepayment price not to exceed the principal amount thereof plus accrued interest, upon transfer to the retirement account, as determined by the trust at such time. Any such purchase, redemption or distribution of principal will be limited to those notes whose stated maturity or mandatory sinking fund payment date is the next succeeding principal payment date.
      The moneys in the principal account will be invested in investment securities as described under “— Investments” below, and any income from such investments will be deposited in the collection fund.
      Retirement Account. The trustee will deposit to the retirement account

(1) any amounts transferred thereto from the acquisition fund, the collection fund, the reserve fund, the surplus fund, or the principal account to provide for the redemption or purchase of or the distribution of principal with respect to notes,

(2) that portion of the proceeds from the sale of the trust’s bonds, notes or other evidences of indebtedness, if any, to be used to pay the principal or prepayment price of notes on a date other than the stated maturity thereof or a mandatory sinking fund payment date therefor,

(3) that portion of the proceeds of the sale or securitization of an eligible loan, if any, to be used to pay the principal or prepayment price of notes on a date other than the stated maturity thereof or a mandatory sinking fund payment date thereof, and

(4) all payments under any credit enhancement facilities to be used to pay the principal or prepayment price of notes payable from the retirement account.
      All notes which are to be redeemed, or with respect to which principal distributions are to be made, other than at stated maturity or on a mandatory sinking fund payment date, will be redeemed or paid with moneys deposited to the retirement account. Moneys in the retirement account shall also be used for the reimbursement to any credit facility provider for the payment of such amounts pursuant to a credit enhancement facility.
      Subject to the provisions of the indenture, amounts deposited to the credit of the retirement account to provide for the payment of the prepayment price of notes subject to mandatory redemption, or for mandatory principal distributions with respect to notes, shall be applied to the payment of notes of all series subject to prepayment in such order of priority as may be established by the supplemental indentures pursuant to which such notes have been issued (or in the absence of direction from such supplemental indentures, in the order of the stated maturities of such notes, and among notes with the same stated maturity, in the order in which such notes were issued).
      Subject to the terms of the indenture, balances in the retirement account may also be applied to the purchase of notes at a purchase price not to exceed the principal amount thereof plus accrued interest plus any then applicable prepayment premium, as determined by the trust at such time.

      The moneys in the retirement account will be invested in investment securities as described under “— Investments” below, and any earnings on and income from such investment will be deposited in the collection fund.

Reserve Fund
      Upon the issuance of any series of notes, and from the proceeds of such issuance or, at the option of the trust, from any amounts to be transferred thereto from the surplus fund and from any other available moneys of the trust not otherwise credited to or payable into any fund or account under or otherwise subject to the pledge and security interest created by the indenture, the trustee will credit to the reserve fund the amount, if any, specified in the supplemental indenture providing for the issuance of that series of notes, such that, upon issuance of such notes, the balance in the reserve fund shall not be less than the specified reserve account balance.
      If on any monthly calculation date the balance in the reserve fund is less than the specified reserve account balance, which will be calculated by the trustee on such monthly calculation date, the trustee will transfer thereto an amount equal to the deficiency from moneys available therefor in the following funds and accounts in the following order of priority (to the extent not required for credit to the administration fund, the debt service fund or the acquisition fund): the collection fund and the surplus fund.
      The balance in the reserve fund will be used and applied solely for the payment of debt service on the notes and the other obligations and other amounts payable from the debt service fund (see “— Debt Service Fund” above). Amounts in the reserve fund will be transferred by the trustee to the debt service fund at any time and to the extent that the balance in such fund and the balances available for deposit to the credit thereof from the collection fund and the surplus fund are insufficient to meet the requirements specified in the indenture for deposit to such fund at such time (provided, however, that such amounts shall be applied in the following order of priority:

(a) to the payment of interest on the senior notes and the payment of other senior obligations payable from the interest account,

(b) to the payment of principal and the purchase price of the senior notes and the payment of other senior obligations payable from the principal account,

(c) to the payment of interest on the subordinate notes and the payment of other subordinate obligations payable from the interest account,

(d) to the payment of principal and the purchase price of the subordinate notes and the payment of other subordinate obligations payable from the principal account,

(e) to the payment of interest on the junior subordinate notes and the payment of other junior subordinate obligations payable from the interest account, and

(f) to the payment of principal and the purchase price of the junior subordinate notes and the payment of other junior subordinate obligations payable from the principal account).
      If on any monthly calculation date the balance in the reserve fund exceeds the specified reserve account balance, such excess will, upon issuer order, be transferred to the collection fund.
      Pending transfers from the reserve fund, the moneys therein will be invested in investment securities as described under “— Investments” below and any earnings on or income from such investments will be deposited in the collection fund.

Borrower Benefits Fund
      An amount established with respect to certain student loans shall be transferred from the acquisition fund to the borrower benefits fund on the date on which we acquire such loans. Amounts on deposit in the borrower benefits fund, unless released to the collection fund as provided below, shall be used solely for the payment of the borrower benefit on certain student loans described in the definition of “borrower benefits” contained in a supplemental indenture. Amounts on deposit in the borrower benefits fund shall be transferred to an entity engaged by us to disburse such funds to borrowers under student loans who have qualified for the borrower benefit on such student loans. Any amount returned by the entity engaged by the trust to disburse such fund to borrowers under such student loans (due to the borrower under the student loan not cashing his or her disbursement check or otherwise) shall be deposited to the borrower benefits fund and shall remain in the borrower benefits fund until the borrower under the related student loan is unable to make a claim for such moneys against the trust.
      Any amounts on deposit in the borrower benefits fund which relate to student loans for which the borrower under such student loans has failed to qualify for the borrower benefit on such student loans, will be transferred to the collection fund.
      Pending application of moneys in the borrower benefits fund, the moneys therein will be invested in investment securities as described under “— Investments” below, and any earnings on or income from such investments will be deposited in the collection fund.

Surplus Fund
      On each monthly calculation date, the trustee will transfer from the collection fund to the surplus fund any amounts permitted to be transferred to the surplus fund as described under “— Collection Fund” above.
      At any time there is a deficiency in any of the other funds or accounts, balances in the surplus fund shall be transferred to such funds or accounts to remedy such deficiency in the same order of priority as for the application of moneys in the collection fund. See “— Collection Fund” above.
      Subject to the terms of the indenture, amounts in the surplus fund may also be applied to any one or more of the following purposes at any time as determined by us:

(1) transfer to the retirement account for the redemption or purchase of, or distribution of principal with respect to, notes;

(2) to purchase and cancel notes;

(3) transfer to the acquisition fund for the acquisition of eligible loans; or

(4) so long as no event of default has occurred, paid to us on a quarterly basis in an amount equal to the taxes which would be theoretically incurred by the trust during the preceding calendar quarter; provided, however, no amounts in the surplus fund shall be paid out for taxes on amounts released by the trustee to the trust from the surplus fund.
      Any amounts in the surplus fund shall also be released upon our direction free and clear of the lien of the indenture if, after taking into account any such release, certain requirements specified in a supplemental indenture will be met.
      Amounts in the surplus fund may also be released free and clear of the lien of the indenture to make indemnity payments required pursuant to the terms of any servicing agreement, any custodian agreement, any guarantee agreement, the trust agreement, any note purchase agreement, any auction agency agreement, any eligible lender trust agreement and the administration agreement.
      Pending transfers from the surplus fund, the moneys therein will be invested in investment securities as described under “— Investments” below, and any earnings on or income from such investments will be deposited in the collection fund.
Notes and Other Obligations
      The notes of each series will be issued pursuant to the terms of the indenture, as supplemented by a supplemental indenture relating to that series. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes, the indenture and the applicable supplemental indenture, which provisions are incorporated by reference herein.

General Terms of Notes
      Each series of notes will be created by and issued pursuant to a supplemental indenture, which will designate the notes of that series as senior notes, subordinate notes or junior subordinate notes.
      The stated maturity dates, mandatory sinking fund payment dates (if any), redemption or principal distribution provisions, interest rates, classes (if any) and other terms of each series of notes will be established in the related supplemental indenture.
      The notes, including the principal thereof, premium, if any, and interest thereon and any carry-over amounts (and accrued interest thereon) with respect thereto, and other indenture obligations are limited obligations of the trust, payable solely from the revenues and assets of the trust pledged therefor under the indenture.
      Classes of notes will have a stated principal or notional amount and will bear interest at a specified rate or may be entitled to principal distributions with disproportionately low, nominal or no interest distributions; interest distributions with disproportionately low, nominal or no principal distributions; distributions based on a combination of components or distributions limited to collections from a designated portion of assets in a trust fund or trust funds.

Fixed Rate Notes
      Fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. Fixed rate notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement.

Auction Rate Notes
      The auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate notes will initially consist of a number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate notes will be reset on interest rate adjustment dates specified in the applicable prospectus supplement at the interest rate determined pursuant to the auction procedures described in the applicable prospectus supplement.
      If the auction rate for a series of auction rate notes is greater than a maximum rate calculated as described in the related prospectus supplement, then the interest rate applicable to those auction rate notes will be the maximum rate. If the interest rate for a series of auction rate notes exceeds the maximum rate, the excess over the maximum rate will be carried over for that series of auction rate notes. The maximum rate will, however, be capped at a fixed rate described in the related prospectus supplement. There will be no carry-over of interest if the auction rate for a series of auction rate notes exceeds this cap. The carry-over amount will bear interest calculated at the one-month LIBOR rate or as otherwise specified in the related prospectus supplement until paid.
      The carry-over amount, and interest accrued thereon, for a series of auction rate notes will be paid by the trustee on the date of defeasance of the auction rate notes or an interest payment date if there are sufficient funds to make such payment as described under “— Collection Fund” above. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be redeemed will be paid to the holder on the redemption date to the extent that funds are available. Any carry-over amount, and any interest accrued on that carry-over amount, which is not yet due and payable on a date on which an auction rate note is to be redeemed will be canceled and will not be paid.

LIBOR Rate Notes
      The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each payment date. The payment date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. The amount of interest payable to holders of LIBOR rate notes for any interest period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest period for the notes plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the applicable prospectus supplement.
      The interest rate payable on the LIBOR rate notes may be subject to limitations described in the related prospectus supplement.
      If so provided in the related prospectus supplement, the trust may enter into a LIBOR note derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The trustee will use those funds to make interest payments on the notes at the LIBOR rate. If these payments are made by the counterparty, the counterparty will become entitled to reimbursement in the order and in the manner specified in the applicable prospectus supplement.

Treasury Rate Notes
      The treasury rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the treasury rate notes will be paid in arrears on each interest payment date. An interest payment date for the treasury rate notes will be the business day specified in the applicable prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. Principal will be payable on the treasury rate notes as specified in the applicable prospectus supplement.
      The amount of interest payable on the treasury rate notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the treasury rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.
      If so provided in the related prospectus supplement, the interest rate payable on the treasury rate notes for any interest period may be subject to a limitation based on an “adjusted student loan rate” specified therein.

Commercial Paper Rate Notes
      The commercial paper rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the commercial paper rate notes will be paid in arrears on each interest payment date. An interest payment date for the commercial paper rate notes will be the business day specified in the applicable prospectus supplement following the end of the interest period for the commercial paper notes specified in the prospectus supplement. Principal will be payable on the commercial paper rate notes as specified in the applicable prospectus supplement.
      The amount of interest payable on the commercial paper rate notes will be adjusted as specified in the applicable prospectus supplement. The interest rate will be the commercial paper rate plus a spread, in each case as specified in the related prospectus supplement. The interest rate payable on the commercial paper rate notes for any interest period may be subject to limitations as specified in a prospectus supplement.

Accrual Notes
      Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any series of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding note principal balance thereof immediately prior to such interest payment date. Holders of accrual notes with respect to which payments of stated interest thereon do not constitute “qualified stated interest” within the meaning of the applicable Treasury Regulations (as discussed in the applicable prospectus supplement) may be required to accrue stated interest in income under the rules applicable to original issue discount notes (see below).

Original Issue Discount Notes
      Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The original issue discount notes will be issued at a discount from the principal amount payable at maturity. The original issue discount notes may have a “zero coupon” and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption, or optional purchase, the amount payable on an original issue discount note will be determined as described in the related prospectus supplement. Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period. See “Federal Income Tax Consequences — Taxation of Interest Income of Holders.”

Denominations and Payments of the Notes
      The notes of a series will be issued in the denominations specified in the related prospectus supplement.
      The principal of and premium, if any, on the notes due at maturity (whether at the stated maturity date, by redemption, acceleration or otherwise) together with interest payable on the notes on that date, if not a regularly scheduled interest payment date, will (except as otherwise provided in the indenture or a supplemental indenture) be payable at the principal office of the trustee, as paying agent, upon presentation and surrender of the notes.
      Interest on each series of notes, and payments of principal prior to maturity, will (except as otherwise provided in the indenture or a supplemental indenture) be payable on the regularly scheduled payment date with respect to that series, by check mailed to the person who is the holder of the note on the regular record date for that payment date, or, in the case of any note held by a holder of notes of that series in the aggregate principal amount of one million dollars ($1,000,000) or more (or, if less than one million dollars ($1,000,000) in principal amount of the notes of that series is outstanding, the holder of all outstanding notes of that series), at the direction of that holder received by the paying agent by 5:00 p.m. on the last business day preceding the applicable regular record date, by electronic transfer by the paying agent in immediately available funds to an account designated by that holder.
      The “regular record date” with respect to any regularly scheduled payment date for a series of notes generally means the last business day preceding that payment date.
      The related supplemental indenture will specify the treatment of any interest not so timely paid or duly provided for.
      All payments on the notes will be made in United States dollars.

Issuance of Additional Notes
      Additional notes may be issued under the indenture for the purposes of:

(a) providing funds for the acquisition of eligible loans or for the payment of guarantee or origination fees with respect to student loans;

(b) refunding at or before their stated maturity any or all outstanding notes;

(c) paying servicing fees, administration fees, note fees, costs of issuance and capitalized interest on the notes;

(d) making deposits to the reserve fund; and

(e) such other purposes relating to the trust’s loan programs as may be provided in a supplemental indenture.
      At any time, one or more series of additional notes may be issued upon compliance with certain conditions specified in the indenture (including the requirement that a rating agency confirmation has been obtained with respect to the issuance of such additional series of notes.

Comparative Security of Noteholders And Other Beneficiaries
      The senior notes will be equally and proportionately secured under the indenture with any other senior obligations. The senior obligations generally will have payment and certain other priorities over the subordinate notes, the other subordinate obligations, the junior subordinate notes and the other junior subordinate obligations. The subordinate notes will be equally and proportionately secured under the indenture with any other subordinate obligations and generally will have payment and certain other priorities over the junior subordinate notes and the other junior subordinate obligations. See “Source of Payment and Security for the Notes — Priorities.”
      The trust may at any time issue a series of notes, as either senior notes, subordinate notes or junior subordinate notes. In connection with any such senior notes, subordinate notes or junior subordinate notes, the trust may enter into a swap agreement or credit enhancement facility as it deems in its best interest, and the swap counterparty or the credit enhancement provider may become a senior beneficiary, a subordinate beneficiary or a junior subordinate beneficiary, as herein described. See “Source of Payment and Security for the Notes — Additional Indenture Obligations.”

Call for Redemption or Purchase of Notes; Senior Asset Requirement
      Except as otherwise provided in the indenture, no redemption (other than mandatory sinking fund redemption) of, purchase (other than on a tender date) of or principal distribution with respect to, subordinate notes will be permitted under the indenture unless, prior to the trustee giving notice of such redemption or allocating moneys to such distribution, the trust furnishes the trustee a certificate to the effect that, after giving effect to such redemption, purchase or distribution, the senior asset requirement will be met.
      In general, compliance with the foregoing condition is determined as of the date of selection of notes which are to be redeemed or purchased or with respect to which principal is to be distributed, and any failure to satisfy such conditions as of the payment date will not affect such determination; provided that, if notes have been defeased and are to be prepaid, compliance with such conditions will be determined on the date of defeasance instead of as of the date of selection. See “— Discharge of Notes and Indenture” below.
      Any election to redeem or distribute principal with respect to notes may also be conditioned upon such additional requirements as may be set forth in the supplemental indenture authorizing the issuance of such notes.
      The trust may at any time, but subject to the terms of the indenture, authorize and direct the trustee to purchase notes in the open market out of any funds available for such purpose, such purchases to be made at a price not in excess of the amount specified in the indenture or, if no amount is specified, the principal amount thereof plus accrued interest and any applicable prepayment premium. In addition, the trust may, from time to time, direct the trustee to request the submission of tenders following published notice requesting such submission prior to making the purchases described in this paragraph. The trust may specify the maximum and minimum period of time which shall transpire between the date upon which such notice is to be given and the date upon which such tenders are to be accepted or may authorize the trustee to determine the same in its discretion. No tenders shall be considered or accepted at any price exceeding the maximum price specified by the trust for the purchase of notes. The trustee shall accept bids with the lowest price and, in the event the moneys available for purchase pursuant to such tenders are not sufficient to permit acceptance of all tenders and if there shall be tenders at an equal price above the amount of moneys available for purchase, then the trustee shall determine, in its discretion, the notes tendered which shall be purchased. All notes purchased by the trustee as described in this paragraph shall be canceled and not reissued.

Credit Enhancement Facilities And Swap Agreements
      The trust may from time to time, pursuant to a supplemental indenture, enter into or obtain the benefit of any credit enhancement facilities or swap agreements with respect to any notes of any series; provided that a rating agency confirmation is obtained with respect to such credit enhancement facility or swap agreement.
      Any supplemental indenture authorizing the execution by the trust of a swap agreement or credit enhancement facility may include provisions with respect to the application and use of all amounts to be paid thereunder. No amounts paid under any such credit enhancement facility or swap agreement will be part of the trust estate except to the extent, if any, specifically provided in such supplemental indenture and no beneficiary will have any rights with respect to any such amounts so paid except as may be specifically provided in such supplemental indenture.
Execution, Authentication and Delivery
      The notes shall be executed on behalf of the trust by the Delaware trustee, which signature may be facsimiles.
      Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers shall bind the trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such notes or did not hold such offices at the date of such notes.
      At any time and from time to time after the execution and delivery of the indenture, the trust may deliver notes executed by the trust to the trustee or an authenticating agent for authentication; and upon issuer order, the trustee or the authenticating agent, as the case may be, shall authenticate and deliver such notes as in the indenture provided and not otherwise.
      No note shall be entitled to any benefit under the indenture or be valid or obligatory for any purpose, unless there appears on such note a certificate of authentication substantially in the form provided for in the supplemental indenture authorizing the issuance thereof executed by the trustee or the authenticating agent by manual signature of one of its authorized officers, and such certificate upon any note shall be conclusive evidence, and the only evidence, that such note has been duly authenticated and delivered.
Pledge; Encumbrances
      The notes and all other obligations are limited obligations of the trust specifically secured by the pledge of the proceeds of the sale of notes (until expended for the purpose for which the notes were issued), the financed student loans and the revenues, moneys and securities in the various funds, in the manner and subject to the prior applications provided in the indenture. Financed student loans sold to or exchanged with another party in accordance with the provisions of the indenture, will, contemporaneously with receipt by the trustee of the purchase price thereof, no longer be pledged to nor serve as security for the payment of the principal of, premium, if any, or interest on, or any carry-over amounts (or accrued interest thereon) with respect to the notes or any other obligations.
      The trust agrees that it will not create, or permit the creation of, any pledge, lien, charge or encumbrance upon the financed student loans or the revenues and other interests pledged under the indenture, except only as to a lien subordinate to the lien of the indenture created by any other indenture authorizing the issuance of bonds, notes or other evidences of indebtedness of the trust, the proceeds of which have been or will be used to refund or otherwise retire all or a portion of the outstanding notes or as otherwise provided in or permitted by the indenture. The trust agrees that it will not issue any bonds or other evidences of indebtedness, other than the notes as permitted by the indenture and other than swap agreements and credit enhancement facilities relating to notes as permitted by the indenture, secured by a pledge of the revenues and other interests pledged under the indenture, creating a lien or charge equal or superior to the lien of the indenture. Nothing in the indenture is intended to prevent the trust from issuing obligations secured by revenues and assets of the trust other than the revenues and other interests pledged in the indenture.
Covenants
      Certain covenants contained in the indenture are summarized as follows:
      Enforcement and Amendment of Guarantee Agreements. So long as any notes or other obligations are outstanding and financed eligible loans are guaranteed by a guarantee agency, the trust agrees that it will

(1) from and after the date on which the eligible lender trustee on its behalf shall have entered into, or succeeded to the rights and interests of any lender under, any guarantee agreement covering financed eligible loans, cause the eligible lender trustee to maintain such guarantee agreement and diligently enforce the eligible lender trustee’s rights thereunder,

(2) cause the eligible lender trustee to enter into such other similar or supplemental agreements as shall be required to maintain benefits for all financed eligible loans covered thereby, and

(3) not voluntarily consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with any such guarantee agreement which in any manner will materially adversely affect the rights of the holders of the notes or other beneficiaries under the indenture.
      Notwithstanding the foregoing, the trust may amend any guarantee agreement or may cause the eligible lender trustee to amend any guarantee agreement in any respect if it receives rating agency confirmation with respect to such amendment.
      Acquisition, Collection and Assignment of Student Loans. The trust agrees that it will acquire only eligible loans with moneys in any of the trust funds and will diligently cause to be collected all principal and interest payments (subject to any adjustments referred to in the following paragraph) on all the financed student loans and other sums to which the trust is entitled with respect to such financed student loans, and all special allowance payments and all defaulted payments guaranteed by any guarantee agency which relate to such financed student loans.
      Enforcement of Financed Student Loans. The trust agrees that it will cause to be diligently enforced all terms, covenants and conditions of all financed student loans and agreements in connection therewith, including the prompt payment of all principal and interest payments (as such payments may be adjusted to take into account (1) any discount the trust may cause to be made available to borrowers who make payments on financed student loans through automatic withdrawals, and (2) any reduction in the interest payable on financed student loans provided for in any borrower incentive or other special program under which such loans were originated) and all other amounts due the trust thereunder.
      The trust further agrees that it will not permit the release of the obligations of any borrower under any financed student loan and will at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the trust, the eligible lender trustee, the trustee and the beneficiaries under or with respect to each financed student loan and agreement in connection therewith. The trust will not consent or agree to or permit any amendment or modification of any financed student loan or agreement in connection therewith which will in any manner materially adversely affect the rights or security of the beneficiaries. Nothing in the provisions of the indenture, however, shall be construed to prevent the trust from:

(a) settling a default or curing a delinquency on any financed student loan on such terms as shall be permitted by law;

(b) amending the terms of a financed student loan to provide for a different rate of interest thereon to the extent permitted by law; or

(c) otherwise amending the terms of any financed student loan or agreement in connection therewith, if a rating agency confirmation is obtained in connection therewith.
      Administration and Collection of Financed Student Loans. The trust agrees to service and collect, or enter into one or more servicing agreements pursuant to which servicers agree to service and collect, all student loans in accordance with all applicable requirements of the Higher Education Act, the Secretary of Education, the indenture and each guarantee agreement, provided that each such servicer shall:

(a) be in compliance with the laws of each state necessary to enable it to perform its obligations under the related servicing agreement; and

(b) either have a net worth of at least five million dollars ($5,000,000) or be Goal Financial or another affiliate of the trust.
      The trust may enter into the administration agreement with the issuer administrator and into other administration agreements with other administrators, provided that the issuer administrator and each such other administrator shall:

(a) be in compliance with the laws of each state necessary to enable it to perform its obligations under the administration agreement or related administration agreement (as applicable); and

(b) either have a net worth of at least five million dollars ($5,000,000) or be an affiliate of the trust.
      The trust agrees to cause to be diligently enforced all terms, covenants and conditions of all servicing agreements, the administration agreement, the eligible lender trust agreement, the student loan repurchase agreement, the student loan purchase agreements, and all other administration agreements, including, in the case of the servicing agreements, the prompt payment of all principal and interest payments and all other amounts due the trust or the trustee thereunder, including all special allowance payments and all defaulted payments guaranteed by any guarantee agency which relate to any financed student loans. The trust shall not permit the release of the obligations of any servicer under any servicing agreement, the eligible lender trustee under the eligible lender trust agreement, Goal Financial under the student loan repurchase agreement, any parties to the student loan purchase agreements, or the issuer administrator or any other administrator under the administration agreement or the related administration agreement, as applicable, except in accordance with the terms thereof, and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the trust, the trustee and the beneficiaries under or with respect to each servicing agreement, the administration agreement and each other administration agreement. The trust agrees not to consent or agree to or permit any amendment or modification of any servicing agreement, the eligible lender trust agreement, the student loan repurchase agreement, any student loan purchase agreement, administration agreement or any other administration agreement which will in any manner materially adversely affect the rights or security of the beneficiaries unless, in the case of the administration agreement or any other administration agreement, the requisite amount of beneficiaries vote in favor of such amendment or modification in accordance with the terms thereof. Notwithstanding the foregoing, the trust or the eligible lender trustee may amend any servicing agreement, the administration agreement or any other administration agreement in any respect if a rating agency confirmation is obtained with respect to such amendment.
      Continuing Existence; Merger and Consolidation. The trust agrees to maintain its existence as a Delaware statutory trust and not to dispose of all or substantially all of its assets (by sale, lease or otherwise), except as otherwise specifically authorized in the indenture, or consolidate with or merge into another entity or permit any other entity to consolidate with or merge into it unless either the trust is the surviving entity or each of the following conditions is satisfied:

•	the surviving, resulting or transferee entity, as the case may be, shall be a corporation, limited liability company or other legal entity organized under the laws of the United States or one of the states thereof;

•	at least 30 days before such merger, consolidation or transfer of assets becomes effective, the trust shall give the trustee written notice of the proposed transaction;

•	immediately after giving effect to such merger, consolidation or transfer of assets, no event of default shall have occurred and be continuing;

•	a rating agency confirmation shall have been obtained with respect to such merger, consolidation or transfer of assets; and

•	prior to or concurrently with such merger, consolidation or transfer of assets, (a) any action as is necessary to maintain the lien and security interest created in favor of the trustee by the indenture shall have been taken, (b) the surviving, resulting or transferee entity, as the case may be, shall deliver to the trustee an instrument assuming all of the obligations of the trust under the indenture and certain related agreements, together with any necessary consents, and (c) the trust shall have delivered to the trustee and each rating agency a certificate and an opinion of counsel (which shall describe the actions taken as required by clause (a) of this paragraph or that no such action need be taken) each stating that all conditions precedent to such merger, consolidation or transfer of assets have been complied with.
      Compliance Certificates and Opinions. Except as otherwise specifically provided in the indenture, upon any application or request by the trust to the trustee to take any action under any provision of the indenture, the trust shall furnish to the trustee an issuer certificate stating that all conditions precedent, if any, provided for in the indenture relating to the proposed action have been complied with.
      Every certificate or opinion with respect to compliance with a condition or covenant provided for in the indenture shall include:

(a) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions in the indenture relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.
Investments
      Moneys from time to time on deposit in the trust funds and accounts may be invested in one or more of the following investment securities:

•	direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, Freddie Mac senior debt obligations, Federal Home Loan Bank consolidated senior debt obligations, and Fannie Mae senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

•	federal funds, certificates of deposit, time deposits and banker’s acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated “A-1+” or better by S&P and “P-1” or better by Moody’s;

•	deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least three million dollars ($3,000,000) which deposits are held only up to the limits insured by the Bank Insurance Fund or Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated “BBB” or better by S&P and “Baa3” or better by Moody’s;

•	commercial paper (having original maturities of not more than 365 days) rated “A-1+” or better by S&P and “P-1” or better by Moody’s;

•	debt obligations rated “AAA” by S&P and “Aaa” by Moody’s (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

•	investments in money market funds (including those funds managed or advised by the trustee or an affiliate thereof) rated “AAAm” by S&P and “Aaa” by Moody’s;

•	guaranteed investment contracts or surety bonds for which a rating agency confirmation has been obtained and providing for the investment of funds in an account or insuring a minimum rate of return on investments of such funds, which contract or surety bond shall:

•	be an obligation of an insurance company or other corporation whose debt obligations or insurance financial strength or claims paying ability are rated “AAA” by S&P and “Aaa” by Moody’s; and

•	provide that the trustee may exercise all of the rights of the trust under such contract or surety bond without the necessity of the taking of any action by the trust;

•	a repurchase agreement between the trustee and a dealer or bank described below:

•	primary dealers on the Federal Reserve reporting dealer list which are rated “A” or better by S&P and “Aa3” or better by Moody’s, or

•	banks rated “A” or above by S&P and “Aa3” or above by Moody’s; and

•	any other investment for which a rating agency confirmation has been obtained (provided, however, that if such other investment meets the rating criteria above for a particular rating agency but not all rating agencies, then a rating agency confirmation need be satisfied only with respect to any other rating agency for which such rating criteria has not been met).
Events of Default
      If any of the following events occur, it is an “event of default”:

•	default in the due and punctual payment of any interest on any senior note; or

•	default in the due and punctual payment of the principal of, or premium, if any, on any senior note, whether at the stated maturity thereof, at the date fixed for prepayment or redemption thereof (including, but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity thereof; or

•	default by the trust in its obligation to purchase any senior note on a tender date therefor; or

•	default in the due and punctual payment of any amount owed by the trust to any other senior beneficiary under a senior swap agreement or senior credit enhancement facility; or

•	if no senior obligations are outstanding, default in the due and punctual payment of any interest on any subordinate note; or

•	if no senior obligations are outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any subordinate note, whether at the stated maturity thereof, at the date fixed for prepayment or redemption thereof (including but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity thereof, or

•	if no senior obligations are outstanding, default by the trust in its obligation to purchase any subordinate note on a tender date therefor; or

•	if no senior obligations are outstanding, default in the due and punctual payment of any amount owed by the trust to any other subordinate beneficiary under a subordinate swap agreement or a subordinate credit enhancement facility; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of any interest on any junior subordinate note; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any junior subordinate note, whether at the stated maturity thereof, at the date fixed for prepayment thereof (including, but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity thereof; or

•	if no senior obligations and no subordinate obligations are outstanding, default by the trust in its obligation to purchase any junior subordinate note on a tender date therefor; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of any amount owed by the trust to any other junior subordinate beneficiary under a junior subordinate swap agreement or junior subordinate credit enhancement facility; or

•	default in the performance of any of the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund or the debt service fund under the provisions of the indenture and such default shall have continued for a period of 30 days; or

•	default in the performance or observance of any other of the covenants, agreements or conditions on the part of the trust contained in the indenture or in the notes, and such default shall have continued for a period of 30 days after written notice thereof, specifying such default, shall have been given to the trust by the trustee (which may give such notice in its discretion and will give such notice at the written request of the acting beneficiaries upon default); provided that, if the default is such that it can be corrected, but not within such 30 days, it will not constitute an event of default if corrective action is instituted by the trust within such 30 days and is diligently pursued until the default is corrected; or

•	certain events of bankruptcy or insolvency of the trust.
Remedies
      Whenever any event of default shall have occurred and be continuing, the trustee may (and, upon the written request of the acting beneficiaries upon default, the trustee shall), by notice in writing delivered to the trust, declare the principal of and interest accrued on all notes then outstanding due and payable and such principal and interest shall become immediately due and payable.
      At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the acting beneficiaries upon default, by written notice to the trust and the trustee, may rescind and annul such declaration and its consequences if:

(1) There has been paid to or deposited with the trustee by or for the account of the trust, or provision satisfactory to the trustee has been made for the payment of, a sum sufficient to pay:

(A) if senior obligations are outstanding:

(i) all overdue installments of interest on all senior notes;

(ii) the principal of (and premium, if any, on) any senior notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such senior notes;

(iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the senior notes at the rate or rates borne by such senior notes;

(iv) all other senior obligations which have become due other than as a direct result of such declaration of acceleration;

(v) all other sums required to be paid to satisfy the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund and the interest account under the provisions of the indenture; and

(vi) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents, market agents and broker-dealers; or

(B) if no senior obligations are outstanding, but subordinate obligations are outstanding:

(i) all overdue installments of interest on all subordinate notes;

(ii) the principal of (and premium, if any, on) any subordinate notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such subordinate notes;

(iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the subordinate notes at the rate or rates borne by such subordinate notes;

(iv) all other subordinate obligations which have become due other than as a direct result of such declaration of acceleration;

(v) all other sums required to be paid to satisfy the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund and the interest account under the provisions of the indenture; and

(vi) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents and broker-dealers; or

(C) if no senior obligations and no subordinate obligations are outstanding but junior subordinate notes are outstanding:

(i) all overdue installments of interest on all junior subordinate notes;

(ii) the principal of (and premium, if any, on) any junior subordinate notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such junior subordinate notes;

(iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the junior subordinate notes at the rate or rates borne by such junior subordinate notes;

(iv) all other junior subordinate obligations which have become due other than as a direct result of such declaration of acceleration;

(v) all other sums required to be paid to satisfy the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund and the interest account under the provisions of the indenture; and

(vi) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents, market agents and broker-dealers; and

(2) All events of default, other than the nonpayment of the principal of notes or other obligations which have become due solely by, or as a direct result of, such declaration of acceleration, have been cured or waived as provided in the indenture.

      If an event of default has occurred and is continuing, the trustee may, subject to applicable law, pursue any available remedy by suit at law or in equity to enforce the covenants of the trust in the indenture and may pursue such appropriate judicial proceedings as the trustee shall deem most effective to protect and enforce, or aid in the protection and enforcement of, the covenants and agreements in the indenture. The trustee is also authorized to file and prove a claim in any receivership, insolvency, bankruptcy, liquidation, adjustment, reorganization or other judicial proceeding relative to the trust.
      If an event of default has occurred and is continuing, and if it shall have been requested so to do by the acting beneficiaries upon default and shall have been indemnified as provided in the indenture, the trustee is obliged to exercise such one or more of the rights and powers conferred by the indenture as the trustee shall deem most expedient in the interests of the beneficiaries; provided, however, that the trustee has the right to decline to comply with any such request if the trustee shall be advised by counsel that the action so requested may not lawfully be taken or if the trustee receives, before exercising such right or power, contrary instructions from the acting beneficiaries upon default.
      The acting beneficiaries upon default have the right to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the indenture; provided that

(a) such direction shall not be otherwise than in accordance with the provisions of law and of the indenture;

(b) the trustee shall not determine that the action so directed would be unjustly prejudicial to the holders of notes or other beneficiaries not taking part in such direction, other than by effect of the subordination of any of their interests under the indenture; and

(c) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.
      Except as may be permitted in a supplemental indenture with respect to an other beneficiary, no holder of any note or other beneficiary will have any right to institute any suit, action or proceeding in equity or at law for the enforcement of the indenture or for the execution of any trust under the indenture or for the appointment of a receiver or any other remedy under the indenture unless

(1) an event of default shall have occurred and be continuing;

(2) the acting beneficiaries upon default shall have made written request to the trustee;

(3) such beneficiary or beneficiaries shall have offered to the trustee indemnity as provided in the indenture;

(4) the trustee shall have thereafter failed for a period of 60 days after the receipt of the request and indemnification or refused to exercise the powers granted in the indenture or to institute such action, suit or proceeding in its own name; and

(5) no direction inconsistent with such written request shall have been given to the trustee during such sixty-day period by the holders of not less than a majority in aggregate principal amount of the notes then outstanding or by any other beneficiary.
      No one or more holders of the notes or any other beneficiary shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of the indenture by his, her, its or their action or to enforce any right hereunder except in the manner provided in the indenture, and all proceedings at law or in equity shall be instituted, had and maintained in the manner provided in the indenture and for the benefit of the holders of all outstanding notes and other beneficiaries as their interests may appear. Notwithstanding the foregoing, the acting beneficiaries upon default may institute any such suit, action or proceeding in their own names for the benefit of the holders of all outstanding notes and other beneficiaries under the indenture.
      Unless the trustee has declared the principal of and interest on all outstanding notes immediately due and payable and has obtained a judgment or decree for payment of the money due, the trustee will waive any event of default and its consequences upon written request of the acting beneficiaries upon default; except that the trustee is not permitted to waive

(a) any event of default arising from the acceleration of the maturity of the notes, except upon the rescission and annulment of such declaration as described in the second paragraph under this caption “Remedies”;

(b) any event of default in the payment when due of any amount owed to any beneficiary (including payment of principal of or interest on any note) except with the consent of such beneficiary or unless, prior to such waiver, the trust has paid or deposited (or caused to be paid or deposited) with the trustee a sum sufficient to pay all amounts owed to such beneficiary (including, to the extent permitted by law, interest upon overdue installments of interest);

(c) any event of default arising from the failure of the trust to pay unpaid expenses of the trustee, its agents and counsel, and any authenticating agent, paying agents, note registrars, tender agents, remarketing agents, auction agents, market agents and broker-dealers as required by the indenture, unless, prior to such waiver, the trust has paid or deposited (or caused to be paid or deposited) with the trustee sums required to satisfy such obligations of the trust under the provisions of the indenture; or

(d) any default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each note affected thereby.
      Notwithstanding any other provisions of the indenture, if an “event of default” (as defined therein) occurs under a swap agreement or a credit enhancement facility and, as a result, any other beneficiary that is a party thereto is entitled to exercise one or more remedies thereunder, such other beneficiary may exercise such remedies, including, without limitation, the termination of such agreement, as provided therein, in its own discretion.
      The trustee shall give to all beneficiaries, in the manner and to the extent provided in the applicable section of the Trust Indenture Act of 1939, notice of all events of default, and of all events which, with the passage of time or the giving of notice, or both, would become an event of default, known to the trustee, within 90 days after the occurrence of such event of default or other event, unless such event or default or other event shall have been cured before the giving of such notice; provided that, except in the case of events of default in the payment of the principal of, premium, if any, or interest on any of the notes, the trustee shall be protected in withholding such notice if and so long as a trust committee of the trustee in good faith determines that the withholding of such notice is in the interest of the beneficiaries.
Application of Proceeds
      All moneys received by the trustee pursuant to any remedy will, after payment of servicing fees and the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the trustee with respect thereto, be applied as follows (except that moneys received with respect to credit enhancement facilities shall be applied only to the purposes for which such credit enhancement facilities were provided, and shall be so applied prior to the application of other moneys as provided below):

(a) Unless the principal of all the outstanding notes shall have become or shall have been declared due and payable, all such moneys will be applied as follows:

•	FIRST, to the payment to the senior beneficiaries of all installments of principal and interest then due on the senior notes and all other senior obligations (except termination payments due under swap agreements as a result of a swap counterparty default), and if the amount available will not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the holders of senior notes and to each other senior beneficiary, without any discrimination or preference (provided, that the trustee shall apply the amount so apportioned to the holders of senior notes, as follows:

•	to the payment of all installments of interest (other than interest on overdue principal) then due and payable in the order in which such installments became due and payable, and if the amount available shall not be sufficient to pay in full any particular installment, then to the payment, ratably, according to the amounts due on such installment and other amounts, to the holders of senior notes entitled thereto, without any discrimination or preference, and

•	to the payment of the unpaid principal of any of the senior notes which shall have become due and payable (other than senior notes called for redemption for the payment of which money is held pursuant to the provisions of the indenture) in the order of their stated payment dates, with interest on the principal amount of such notes at the respective rates specified therein from the respective dates upon which such senior notes became due and payable, and, if the amount available shall not be sufficient to pay in full the principal of the senior notes by their stated terms due and payable on any particular date, then to the payment of such principal, ratably, according to the amount of such principal then due on such date, to the holders of senior notes entitled thereto without any discrimination or preference);

•	SECOND (but only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment to the subordinate beneficiaries of all installments of principal and interest then due on the subordinate notes and all other subordinate obligations (except termination payments due under swap agreements as a result of a swap counterparty default), and if the amount available will not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the holders of subordinate notes and to each other subordinate beneficiary, without any discrimination or preference (provided, that the trustee shall apply the amount so apportioned to the holders of subordinate notes, as follows:

•	to the payment of all installments of interest (other than interest on overdue principal) then due and payable in the order in which such installments became due and payable, and if the amount available shall not be sufficient to pay in full any particular installment, then to the payment, ratably, according to the amounts due on such installment and other amounts, to the holders of subordinate notes entitled thereto, without any discrimination or preference, and

•	to the payment of the unpaid principal of any of the subordinate notes which shall have become due and payable (other than subordinate notes called for redemption for the payment of which money is held pursuant to the provisions of the indenture) in the order of their stated payment dates, with interest on the principal amount of such notes at the respective rates specified therein from the respective dates upon which such subordinate notes became due and payable, and, if the amount available shall not be sufficient to pay in full the principal of the subordinate notes by their stated terms due and payable on any particular date, then to the payment of such principal, ratably, according to the amount of such principal then due on such date, to the holders of subordinate notes entitled thereto without any discrimination or preference);

•	THIRD (but only if the subordinate asset percentage would be at least 100% upon the application of such amounts or there are no senior notes or subordinate notes outstanding), to the payment to the junior subordinate beneficiaries of all installments of principal and interest then due on the junior subordinate notes and all other junior subordinate obligations (except termination payments due under swap agreements as a result of a swap counterparty default), and if the amount available shall not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the holders of junior subordinate notes and to each other junior subordinate beneficiary, without any discrimination or preference

(provided, that the trustee shall apply the amount so apportioned to the holders of junior subordinate notes, as follows:

•	to the payment of all installments of interest (other than interest on overdue principal) then due and payable in the order in which such installments became due and payable, and if the amount available shall not be sufficient to pay in full any particular installment, then to the payment, ratably, according to the amounts due on such installment and other amounts, to the holders of junior subordinate notes entitled thereto, without any discrimination or preference, and

•	to the payment of the unpaid principal of any of the junior subordinate notes which shall have become due and payable (other than junior subordinate notes called for redemption for the payment of which money is held pursuant to the provisions of the indenture) in the order of their stated payment dates, with interest on the principal amount of such notes at the respective rates specified therein from the respective dates upon which such junior subordinate notes became due and payable, and, if the amount available shall not be sufficient to pay in full the principal of the junior subordinate notes by their stated terms due and payable on any particular date, then to the payment of such principal, ratably, according to the amount of such principal then due on such date, to the holders of junior subordinate notes entitled thereto without any discrimination or preference);

•	FOURTH, to the payment of the holders of the senior notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the holders of senior notes entitled thereto, without any discrimination or preference;

•	FIFTH (but only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment to the holders of the subordinate notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the holders of subordinate notes entitled thereto, without any discrimination or preference;

•	SIXTH (but only if the subordinate asset percentage would be at least 100% upon the application of such amounts or there are no senior notes or subordinate notes outstanding), to the payment to the holders of the junior subordinate notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the holders of junior subordinate notes entitled thereto, without any discrimination or preference;

•	SEVENTH, to the payment of termination payments then due and payable to swap counterparties under senior swap agreements as a result of a swap counterparty default, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the senior swap counterparties entitled thereto, without any discrimination or preference;

•	EIGHTH (but only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment of termination payments then due and payable to swap counterparties under subordinate swap agreements as a result of a swap counterparty default, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the subordinate swap counterparties entitled thereto, without any discrimination or preference; and

•	NINTH (but only if the subordinate asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes or subordinate notes outstanding), to the payment of termination payments then due and payable to swap counterparties under junior subordinate swap agreements as a result of a swap counterparty default, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the junior subordinate swap counterparties entitled thereto, without any discrimination or preference.

(b) If the principal of all outstanding notes shall have become due or shall have been declared due and payable and such declaration has not been annulled and rescinded under the provisions of the indenture, all such moneys will be applied as follows:

•	FIRST, to the payment to the senior beneficiaries of the principal and interest then due and unpaid on the senior notes and all other senior obligations (except termination payments due under swap agreements as a result of a swap counterparty default), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any senior beneficiary over any other senior beneficiary, ratably, according to the amounts due, to the persons entitled thereto without any discrimination or preference;

•	SECOND, to the payment to the subordinate beneficiaries of the principal and interest then due and unpaid on the subordinate notes and all other subordinate obligations (except termination payments due under swap agreements as a result of a swap counterparty default), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any subordinate beneficiary over any other subordinate beneficiary, ratably, according to the amounts due, to the person entitled thereto without any discrimination or preference;

•	THIRD, to the payment to the junior subordinate beneficiaries of the principal and interest then due and unpaid upon the junior subordinate notes and all other junior subordinate obligations (except termination payments due under swap agreements as a result of a swap counterparty default), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any junior subordinate beneficiary over any other junior subordinate beneficiary, ratably, according to the amounts due, to the persons entitled thereto without any discrimination or preference;

•	FOURTH, to the payment of the holders of the senior notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the holders of senior notes entitled thereto, without any discrimination or preference;

•	FIFTH, to the payment to the holders of the subordinate notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the holders of subordinate notes entitled thereto, without any discrimination or preference;

•	SIXTH, to the payment to the holders of the junior subordinate notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the holders of junior subordinate notes entitled thereto, without any discrimination or preference;

•	SEVENTH, to the payment of termination payments then due and unpaid to swap counterparties under senior swap agreements as a result of a swap counterparty default, ratably, according to the amounts due on such date, to the senior swap counterparties entitled thereto, without any discrimination or preference;

•	EIGHTH, to the payment of termination payments then due and unpaid to swap counterparties under subordinate swap agreements as a result of a swap counterparty default, ratably, according to the amounts due on such date, to the subordinate swap counterparties entitled thereto, without any discrimination or preference; and

•	NINTH, to the payment of termination payments then due and unpaid to swap counterparties under junior subordinate swap agreements as a result of a swap counterparty default, ratably, according to the amounts due on such date, to the junior subordinate swap counterparties entitled thereto, without any discrimination or preference.

(c) If the principal of all outstanding notes shall have been declared due and payable and if such declaration shall thereafter have been rescinded and annulled, then (subject to the provisions described in paragraph (b) above, if the principal of all the outstanding notes shall later become or be declared due and payable) the money held by the trustee under the indenture will be applied in accordance with the provisions described in paragraph (a) above.
      Whenever moneys are to be applied by the trustee pursuant to the provisions described under this caption “— Application of Proceeds,” such moneys shall be applied by it at such times, and from time to time, as the trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the trustee shall apply such funds, it shall fix the date (which shall be an interest payment date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid shall cease to accrue. The trustee shall give such notice as it may deem appropriate of the deposits with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the holder of any unpaid note until such note shall be presented to the trustee for appropriate endorsement or for cancellation of fully paid.
Trustee
      Except during the continuance of an event of default, the trustee is required to perform such duties and only such duties as are specifically set forth in the indenture. Upon the occurrence and continuation of an event of default, the trustee is required to exercise the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use in the conduct of his own affairs.
      Before taking any action under or in connection with the indenture, the trustee may require that satisfactory indemnity and security be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability by reason of any action so taken, except liability which is adjudicated to have resulted from its negligence or willful misconduct.
      However, the trustee may begin suit, or appear in and defend suit, execute any of the trusts created by the indenture, enforce any of its rights or powers under the indenture, or do anything else in its judgment proper to be done by it as trustee, without assurance of reimbursement or indemnity, and in such case the trustee shall be reimbursed or indemnified by the beneficiaries requesting such action, if any, or the trust (but solely out of the trust estate) in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith, unless such costs and expenses, liabilities, outlays and attorneys’ fees and other reasonable disbursements properly incurred in connection therewith are adjudicated to have resulted from the negligence or willful misconduct of the trustee. In furtherance and not in limitation of the foregoing, the trustee shall not be liable for, and shall be held harmless by the trust from, following any issuer orders, instructions or other directions upon which the trustee is authorized to rely pursuant to the indenture or any other agreement to which it is a party. If the trust or the beneficiaries, as appropriate, shall fail to make such reimbursement or indemnification, the trustee may reimburse itself from any money in its possession under the provisions of the indenture, subject only to the prior lien of the notes for the payment of the principal thereof, premium, if any, and interest thereon from the collection fund, except as otherwise provided in the indenture. None of the provisions contained in the indenture or any other agreement to which it is a party shall require the trustee to act or to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the beneficiaries shall not have offered security and indemnity acceptable to it or if it shall have reasonable grounds for believing that prompt repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
      The trust agrees to indemnify the trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the indenture arising from the trust estate, provided, however, that any such indemnification shall be payable solely out of the trust estate. The trust agrees to indemnify and hold harmless the trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of the notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading, provided, however, that no indemnification is made by the trust as to information contained in any such offering document relating to, and provided by, the trustee.
      The trustee may at any time resign upon 60 days’ notice to the trust and to the beneficiaries, such resignation to take effect upon the appointment of a successor trustee. The trustee may be removed at any time by the trust, and the trust agrees to remove the trustee at the request of the holders of a majority in principal amount of notes outstanding, except during the existence of an event of default. No such removal will be effective until the appointment of a successor trustee.
Fees, Charges and Expenses of the Trustee, Paying Agents, Note Registrar, Authenticating Agents, Remarketing Agents, Tender Agents, Auction Agents, Market Agents and Broker-Dealers
      The indenture provides that the trustee and each paying agent, note registrar, authenticating agent, remarketing agent, tender agent, auction agent, market agent and broker-dealer shall be entitled to payment and/or reimbursement for reasonable fees for services rendered under or relating to the indenture and all advances, legal fees and other expenses reasonably and necessarily made or incurred by it in and about the execution of the trusts created by the indenture and in and about the exercise and performance of the powers and duties of the trustee and each paying agent, note registrar, authenticating agent, remarketing agent, tender agent, auction agent, market agent and broker-dealer under the indenture and for the reasonable and necessary costs and expenses incurred in defending any liability in the premises of any character whatsoever (unless such liability is adjudicated to have resulted from the negligence or willful misconduct of the trustee, the paying agent, the note registrar, the authenticating agent, the remarketing agent, the tender agent, the auction agent, the market agent or the broker-dealer).
Co-Trustees
      At any time or times, for the purpose of (a) meeting any legal requirements of any state in which the trustee determines it necessary to take any action under the indenture; or (b) establishing the eligibility of any financed student loans for receipt of federal payments with respect thereto, the trustee shall have power to appoint, and, upon the request of the trustee or of the holders of at least 25% in aggregate principal amount of notes outstanding or of any other beneficiary, the trust shall for such purpose join with the trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more persons approved by the trustee either to act as co-trustee or co-trustees, jointly with the trustee of all or any part of the trust estate, or to act as separate trustee or separate trustees of all or any part of the trust estate, and to vest in such person or persons, in such capacity, such title to the trust estate or any part thereof, and such rights, powers, duties, trusts or obligations as the trustee may consider necessary or desirable.
Supplemental Indentures

Supplemental Indentures Not Requiring Consent of Beneficiaries
      The trust and the trustee may, from time to time and at any time, without the consent of, or notice to, any of the holders or any other beneficiary, enter into an indenture or indentures supplemental to the indenture to, among other things:

•	cure any ambiguity or formal defect or omission in the indenture or in any supplemental indenture,

•	grant to the trustee for the benefit of the beneficiaries any additional rights, remedies, powers, authority or security,

•	describe or identify more precisely any part of the trust estate or subject additional revenues, properties or collateral to the lien and pledge of the indenture,

•	evidence the appointment of a separate trustee or a co-trustee or the succession of a new trustee under the indenture,

•	authorize the issuance of a series of notes, subject to the requirements of the indenture (see “Description of the Indenture — Notes and Other Obligations — Issuance of Additional Notes”),

•	modify, eliminate from or add to the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or any similar federal statute, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939,

•	modify, eliminate from or add to the indenture as shall be necessary or advisable to acquire eligible loans,

•	modify the indenture as required by any credit facility provider or swap counterparty, or otherwise necessary to give effect to any credit enhancement facility, swap agreement or swap counterparty guarantee at the time of issuance of a series of notes to which such agreement relates; provided that no such modifications will be effective if the consent of any noteholders would be required therefor under the proviso described under “— Supplemental Indentures Requiring Consent of Beneficiaries” below and such consent has not been obtained or if the trustee determines that such modifications are to the prejudice of any other beneficiary,

•	create additional funds, accounts or sub-accounts under the indenture,

•	to provide for the creation of one or more additional classes of notes or other obligations; provided, (i) that no such class of notes or other obligations may be senior in any respect to any previously created such class of notes or other obligations any of which are then outstanding, except to the extent specifically authorized or permitted by the supplemental indenture authorizing such previously created class or except to the extent consented to by each beneficiary who would be adversely affected thereby; and (ii) that a rating agency confirmation is obtained with respect to such additional class of notes or other obligations,

•	to enable the trust, the depositor or any of their respective affiliates to obtain more favorable treatment under any current or future law, rule or regulation, or

•	make any other change in the indenture which is not materially adverse to the holders of the notes. An amendment shall be deemed not to be materially adverse to the holders if a rating agency confirmation occurs with respect to such amendment.

Supplemental Indentures Requiring Consent of Beneficiaries
      In addition to supplemental indentures described in the preceding paragraph, upon receipt of an instrument evidencing the consent to the below-mentioned supplemental indenture by:

(1) if they are affected thereby, the holders of not less than two-thirds of the aggregate principal amount of the outstanding senior notes,

(2) if they are affected thereby, the holders of not less than two-thirds of the aggregate principal amount of the outstanding subordinate notes,

(3) if they are affected thereby, the holders of not less than two-thirds of the aggregate principal amount of the outstanding junior subordinate notes, and

(4) each other person which must consent to such supplemental indenture as provided in any supplemental indenture, the trustee will join with the trust in the execution of any supplemental indentures for the purpose of modifying, altering, amending, adding to or rescinding any of the terms or provisions contained in the indenture; provided, however, that no such supplemental indenture will permit without the consent of each beneficiary which would be affected thereby:

(a) an extension of the maturity of the principal of or the interest on any note, whether at stated maturity, on a mandatory sinking fund payment date or otherwise,

(b) a reduction in the principal amount, prepayment price or purchase price of any note or the rate of interest thereon,

(c) a privilege or priority of any senior obligation over any other senior obligation,

(d) a privilege or priority of any subordinate obligation over any other subordinate obligation,

(e) a privilege of any senior notes over any subordinate notes or junior subordinate notes, other than as provided in the indenture,

(f) a privilege of any subordinate notes over any junior subordinate notes other than as provided in the indenture,

(g) the surrendering of a privilege or a priority granted by the indenture if, in the judgment of the trustee, to the detriment of another beneficiary under the indenture,

(h) a reduction or an increase in the aggregate principal amount of the notes required for consent to such supplemental indenture,

(i) the creation of any lien ranking prior to or on a parity with the lien of the indenture on the trust estate or any part thereof, except as expressly permitted in the indenture,

(j) any beneficiary to be deprived of the lien created by the indenture on the rights, title, interest, privileges, revenues, moneys and securities pledged under the indenture,

(k) the modification of any of the provisions of the indenture described in this paragraph, or

(l) the modification of any provision of a supplemental indenture which states that it may not be modified without the consent of the holders of notes issued pursuant thereto or any notes of the same class or any beneficiary that has provided a credit enhancement facility or swap agreement of such class.

Rights of Trustee
      If, in the opinion of the trustee, any supplemental indenture adversely affects the rights, duties or immunities of the trustee under the indenture or otherwise, the trustee may, in its discretion, decline to execute such supplemental indenture, except to the extent that the execution of such supplemental indenture may be required by the indenture.

Consent of Tender Agent
      So long as any tender agent agreement is in effect, no supplemental indenture which materially adversely affects the rights, duties or immunities of the tender agent will become effective with respect to such tender agent unless and until delivery to the trustee of a written consent of the tender agent to such supplemental indenture.

Consent of Remarketing Agents
      So long as any remarketing agreement is in effect, no supplemental indenture which materially adversely affects the rights, duties or immunities of the remarketing agent shall become effective with respect to such remarketing agent unless and until delivery to the trustee of a written consent of the remarketing agent to such supplemental indenture.

Consent of Auction Agents
      So long as any auction agent agreement is in effect, no supplemental indenture which materially adversely affects the rights, duties or immunities of the auction agent shall become effective with respect to such auction agent unless and until delivery to the trustee of a written consent of the auction agent to such supplemental indenture.

Consent of Broker-Dealer
      So long as any broker-dealer agreement is in effect, no supplemental indenture which materially adversely affects the rights, duties or immunities of the broker-dealer shall become effective with respect to such broker-dealer unless and until delivery to the trustee of a written consent of the broker-dealer to such supplemental indenture.

Consent of Market Agents
      So long as any market agent agreement is in effect, no supplemental indenture which materially adversely affects the rights, duties or immunities of the market agent shall become effective with respect to such market agent unless and until delivery to the trustee of a written consent of the market agent to such supplemental indenture.

Effect of No Objection
      The consent of the trustee, any tender agent, any remarketing agent, any auction agent, any broker-dealer, and any market agent shall be deemed to have been given if the trust does not receive a written objection from such person within ten (10) business days after a written request for such consent shall have been given to such person.
Discharge of Notes and Indenture
      The obligations of the trust under the indenture, and the liens, pledges, charges, trusts, covenants and agreements of the trust therein made or provided for, will be fully discharged and satisfied as to any note and such note will no longer be deemed to be outstanding thereunder:

(1) when such note shall have been canceled, or shall have been purchased by the trustee from moneys held by it under the indenture; or

(2) as to any note not canceled or so purchased, when payment of the principal of and the applicable prepayment premium, if any, on such note, plus interest on such principal to the due date thereof (whether by reason of stated maturity, upon prepayment or otherwise), either (a) shall have been made in accordance with the terms of the indenture, or (b) shall have been provided for by irrevocably depositing with the trustee in an escrow account and irrevocably appropriating and setting aside exclusively for such payment, (i) moneys sufficient to make such payment or (ii) government obligations maturing as to principal and interest in such amount and at such times as will ensure the availability of sufficient moneys to make such payment and the payment of all fees and expenses of the trustee and other applicable persons referred to in the indenture.
Rights of Other Beneficiaries
      All rights of any other beneficiary under the indenture to consent to or direct certain remedies, waivers, actions and amendments thereunder will cease for so long as such other beneficiary is in default of any of its obligations or agreements under the swap agreement or the credit enhancement facility by reason of which such person is an other beneficiary.
Sale of Student Loans held in Trust Estate
      The trust may direct the trustee and the eligible lender trustee to sell to any purchaser one or more student loans free and clear of the lien of the indenture in the circumstances contemplated by the indenture, including:

•	to the depositor or other person if such party is required to purchase or repurchase such student loan pursuant to a student loan purchase agreement, a student loan repurchase agreement or a servicing agreement; or

•	in order to avoid an event of default; or

•	to a guarantee agency; or

•	in order to defease obligations outstanding under the indenture; or

•	as otherwise set forth in a supplemental indenture; or

•	if a rating agency confirmation is obtained in connection therewith.
      If so provided in a prospectus supplement, we may, at our option, sell, or arrange for the sale of, some or all of the student loans owned by the trust on any payment date when the outstanding principal balance of one or more series of notes declines to the level specified in that prospectus supplement. The sales price for sale of loans contemplated by this paragraph will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire notes to the extent specified in such prospectus supplement.
Remarketing Agents
      The trust may, in a supplemental indenture, appoint a remarketing agent with respect to one or more series of notes. Each remarketing agent will enter into an agreement under which the remarketing agent will agree to perform one or more of the following functions:

•	determining any interest rate on a series of notes, in accordance with the applicable provisions of the related supplemental indenture;

•	holding all notes of a series delivered to it in trust for the benefit of the respective holders until the purchase price for such notes is delivered to or for the account of the holders; and

•	holding all moneys delivered to it for the purchase of notes in trust for the benefit of the person that delivered such moneys until the notes purchased are delivered to such person.

Tender Agents
      The trust may, in a supplemental indenture, appoint a tender agent with respect to one or more series of notes. The tender agent shall, by entering into a tender agent agreement, agree:

•	to hold all notes delivered to it under the indenture in trust for the benefit of the respective holders which shall have so delivered such notes until moneys representing the purchase price of such notes shall have been delivered to or for the account of or to the order of such holders;

•	to hold all moneys delivered to it under the indenture for the purchase of notes in trust for the benefit of the person which shall have so delivered such moneys until the notes purchased with such moneys shall have been delivered to or for the account of such person; and

•	to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the trust and the trustee at all reasonable times.
Book-Entry Registration, Global Clearance,
Settlement and Tax Documentation Procedures
      Unless specified otherwise in the applicable prospectus supplement, the notes will be available only in book-entry form. Investors in the notes may hold their notes through any of DTC, in the United States, or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered definitive security will be issued for each class of notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds five hundred million dollars ($500,000,000), one definitive note will be issued with respect to each five hundred million dollars ($500,000,000) of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.
      The notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to asset-backed securities issues. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear and as DTC participants.
      Non-U.S. holders of notes will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
      Initial settlement. All notes in book-entry form will be held by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in those notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories which in turn will hold these positions in their accounts as DTC participants.
      Investors electing to hold their notes through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
      Investors electing to hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.
      Secondary Market Trading. Since the purchaser determines the place of delivery, it is important to establish at that time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.
      Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
      Trading between DTC Seller and Clearstream or Euroclear Participants. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the notes against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the notes. After settlement has been completed, the notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.
      Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the notes are credited to their account one day later.
      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing notes would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the notes would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.
      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.
      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the notes to the DTC participant’s account against payment. Payment will include interest accrued on the notes from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.
      Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.
      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
      Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.
      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.
      The Depository Trust Company. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the

Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from various countries that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of definitive notes. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of DTC participants and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.
      Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser, or “beneficial owner”, of each security is in turn to be recorded on the DTC direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued. See “— Definitive Securities.”
      To facilitate subsequent transfers, all securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co., or such other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
      Conveyance of notice and other communications by DTC to DTC participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults and proposed amendments to the transaction documents. For example, beneficial owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
      Redemption notices will be sent to DTC. If less than all of the notes within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.
      Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).
      Redemption proceeds and payments on the notes will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC nor its nominee, or the trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or other nominee as may be requested by an authorized representative of DTC) is the responsibility of the trust, disbursement of such payments to DTC participants will be the responsibility of DTC, and disbursements of the payments to the beneficial owners will be the responsibility of participants.
      Clearstream Banking, Luxembourg. Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank (“Clearstream” or “Clearstream, Luxembourg”), is incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive notes. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.
      Euroclear. Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./ NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./ NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./ NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
      Euroclear Bank S.A./ NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.
      Securities clearance accounts and cash accounts with Euroclear Bank S.A./ NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./

NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
      Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of financial intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.
      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
      The trust, the depositor, the Delaware trustee and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
      U.S. Federal Income Tax Documentation Requirements. A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside of the U.S., will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.
      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct or Trade or Business in the United States).
      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.
      Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).
      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security files by submitting the appropriate form to the person through whom it holds, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.
      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the global securities who are not U.S. persons. Security owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global securities.
      Definitive Securities. Unless otherwise specified in the applicable prospectus supplement, the notes of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees, rather than to DTC or its nominee, only if:

•	DTC or the trust advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the notes, and the trust is unable to locate a qualified successor; or

•	the trust, at its option, elects to terminate the book-entry system through DTC.
      Notwithstanding the foregoing, at that time, the trust may determine that the book-entry notes shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the trust, or such depository’s agent or designee. Upon surrender by DTC (or a successor depository, if applicable) of the definitive global securities representing the notes and instructions for re-registration, the trustee will reissue the notes in definitive registered form, and thereafter the trustee will recognize the holders of the definitive registered securities as noteholders.
      Payments or distributions of principal of, and interest on, the notes will be made to holders of notes in definitive form in accordance with the procedures set forth herein and in the indenture. Payments or distributions on each payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive notes were registered on the record date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.
      Notes in definitive registered form will be transferable and exchangeable at the offices of the note registrar or an authenticating agent designated pursuant to a supplemental indenture. No service charge will be imposed on a holder for any registration of transfer or exchange, but the trust, the trustee, transfer agent or registrar may require payment by a holder of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
Source of Payment and Security for the Notes
General
      The notes will be limited obligations of the trust payable solely from the trust estate created under the indenture, consisting of certain revenues and funds and accounts pledged under the indenture.
      In addition, the pledged revenues with respect to one or more series of additional notes may include payments made by a credit facility provider pursuant to a credit enhancement facility.

      Payment of the principal of, premium, if any, and interest on the notes will be secured by a security interest in all rights, title, interest and privileges of the trust:

(1) with respect to financed student loans, in, to and under any servicing agreement, the eligible lender trust agreement, the guarantee agreements and any purchase and sale agreements pursuant to which the trust acquires financed eligible loans;

(2) in, to and under all financed student loans (including the evidences of indebtedness thereof and related documentation);

(3) in the proceeds of the sale of the notes (until expended for the purpose for which the notes were issued) and the revenues, moneys, evidences of indebtedness and securities (including any earnings thereon) in and payable into the acquisition fund, the debt service fund, the collection fund, the reserve fund, the administration fund, the borrower benefits fund and the surplus fund, in the manner and subject to the prior applications provided in the indenture; and

(4) in, to and under any credit enhancement facility, any swap agreement, any swap counterparty guarantee, any tender agent agreement, any remarketing agreement, any auction agent agreement, any market agent agreement and any broker-dealer agreement.
      Certain pledged revenues and moneys are subject to withdrawal from the pledged funds and accounts, to prior applications to pay costs of issuance, servicing fees, administration fees and note fees, and to certain other applications as described under “Description of the Indenture — Funds and Accounts.”
Additional Indenture Obligations
      The indenture provides that in the future, upon the satisfaction of certain conditions, the trust may issue one or more series of notes thereunder. Such additional notes may be issued as senior notes on a parity basis with any other senior notes or as subordinate notes on a parity basis with any other subordinate notes. The indenture also provides that junior subordinate notes, that are subordinate to senior obligations and subordinate obligations, may be issued in the future. In addition, the trust may enter into swap agreements and may enter into or obtain the benefit of credit enhancement facilities from one or more credit facility providers. See “Description of Indenture — Notes and Other Obligations — Credit Enhancement Facilities and Swap Agreements.” The trust’s obligations under the swap agreements, and its obligations to pay the premiums or fees of credit facility providers and, if applicable, to reimburse payments made under, and to pay amounts under, credit enhancement facilities, may be:

•	parity obligations with the senior notes (such other obligations, together with the senior notes, being referred to herein as “senior obligations”); or

•	parity obligations with the subordinate notes (such other obligations, together with the subordinate notes, being referred to herein as “subordinate obligations”); or

•	parity obligations with the junior subordinate notes (such other obligations, together with the junior subordinate notes, being referred to herein as “junior subordinate obligations”).
      The senior obligations, the subordinate obligations and the junior subordinate obligations are referred to herein as “indenture obligations.” See “Description of the Indenture — Notes and Other Obligations.”
      Any credit enhancement facility or swap agreement may be obtained for the sole benefit of a particular series of notes designated therein, in which event payments under such credit enhancement facility or swap agreement would not be available for the payment of principal of, premium, if any, or interest on any other series of notes. However, any payments required to be made to any credit facility provider would be parity obligations with the other indenture obligations of the same class, payable from any revenues available to pay such other indenture obligations.

Priorities
      The senior notes (and any other senior obligations) generally are entitled to payment and certain other priorities over the subordinate notes (and any other subordinate obligations) and junior subordinate notes (and other junior subordinate obligations). Current payments of interest and principal due on subordinate notes and junior subordinate notes on an interest payment date or principal payment date will be made (on a parity basis with any other subordinate obligations and other junior subordinate obligations, as the case may be) only to the extent that there are sufficient moneys available for such payment, after making all such payments due on such date with respect to senior notes and other senior obligations. So long as any senior obligations remain outstanding under the indenture, the failure to make interest or principal payments with respect to subordinate notes or junior subordinate notes will not constitute an event of default under the indenture. In the event of an acceleration of the notes, the principal of and accrued interest on the subordinate notes and junior subordinate notes will be paid (on a parity basis with any other subordinate obligations and other junior subordinate obligations, as the case may be) only to the extent there are moneys available under the indenture after payment of the principal of, and accrued interest on, all senior notes and the satisfaction of all other senior obligations. In addition, holders of senior notes and beneficiaries of other senior obligations are entitled to direct certain actions to be taken by the trustee. See “Description of the Indenture — Remedies.”
      The subordinate notes (and any other subordinate obligations) generally are entitled to payment and certain other priorities over the junior subordinate notes (and any other junior subordinate obligations). Current payments of interest and principal due on junior subordinate notes on an interest payment date or principal payment date will be made (on a parity basis with any other junior subordinate obligations) only to the extent that there are sufficient moneys available for such payment, after making all such payments due on such date with respect to senior notes, subordinate notes and other senior obligations and other subordinate obligations. So long as any senior obligations or subordinate obligations remain outstanding under the indenture, the failure to make interest or principal payments with respect to junior subordinate notes will not constitute an event of default under the indenture. In the event of an acceleration of the notes, the principal of and accrued interest on the junior subordinate notes will be paid (on a parity basis with any other junior subordinate obligations) only to the extent there are moneys available under the indenture after payment of the principal of, and accrued interest on, all senior notes and subordinate notes and the satisfaction of all other senior obligations and other subordinate obligations. If there are no senior notes or other senior obligations outstanding under the indenture, the holders of subordinate notes and beneficiaries of other subordinate obligations are entitled to direct certain actions to be taken by the trustee. See “Description of the Indenture — Remedies.”
Reserve Fund
      The reserve fund secures all notes issued under the indenture.
      See “Description of Indenture — Funds and Accounts — Reserve Fund.”
Description of Credit Enhancement and Derivative Products
Credit Enhancement
      Credit enhancement may be provided with respect to one or more series of the notes. The amounts and types of credit enhancement and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more series of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, interest rate swaps, any combination of the foregoing, or other arrangements as to which a rating agency confirmation has been obtained.
      The presence of the reserve fund and other forms of credit enhancement for the benefit of any series of notes is intended to enhance the likelihood that noteholders of a series will receive the full amount of principal and interest due on such notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against such risks of loss is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.
      Subordinate Notes. The notes issued by the trust will be designated senior notes, subordinate notes or junior subordinate notes. To the extent specified in the related prospectus supplement or this prospectus, the rights of the subordinate noteholders to receive distributions on any payment date will be subordinated to the corresponding rights of the senior noteholders, and the rights of the junior subordinate noteholders to receive distributions on any payment date will be subordinated to the corresponding rights of the subordinate noteholders and the senior noteholders. If so provided in the related prospectus supplement, the subordination of a series may apply only in the event of, or may be limited to, specific types of losses or shortfalls.
      Letter of Credit. If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain series of the notes will be covered by one or more letters of credit. The bank or financial institution issuing the letter of credit will be identified in a prospectus supplement.
      Note Insurance and Surety Bonds. If so specified in the prospectus supplement with respect to a series of the notes, deficiencies in amounts otherwise payable on the notes or certain series of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.
      Reserve Fund. In addition to the reserve fund described in this prospectus, one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on student loans as specified in the related prospectus supplement.
      Amounts on deposit in any reserve fund, together with the reinvestment income on those amounts, will be applied by the trustee for the purposes, in the manner and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve account balance may be released from the reserve fund and will not be available for further application by the trustee.
Derivative Products; Derivative Payments
      If so provided in a prospectus supplement, the trust may enter into derivative products consisting of rate swaps, rate caps and rate ceilings to help minimize the risk to noteholders of adverse changes in interest rates, yield supplement agreements, yield maintenance arrangements, or other arrangements as to which a rating agency confirmation has occurred. If notes are being sold in a foreign country, the trust also may enter into currency swaps, currency forwards and currency options to help minimize the risk to foreign noteholders of adverse changes in the exchange rate between the U.S. dollar and one or more foreign currencies. If the trust issues notes denominated in one currency which are backed by assets denominated in one or more other currencies, it may enter into currency swaps, currency forwards and currency options to help minimize the risk to noteholders of adverse changes in the relevant exchange rates.

      An interest rate swap is an agreement between two parties to exchange a stream of payments on an agreed upon actual or hypothetical “notional” principal amount. No principal amount is exchanged between the parties to an interest rate swap. Typically, one party agrees to make payments based on a fixed interest rate and an actual or notional principal amount, while the other party agrees to make payments based on a floating interest rate and the same actual or notional principal amount. The floating rate is based on one or more reference interest rates, including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit two parties to exchange a floating rate obligation based on one reference interest rate — such as LIBOR — for a floating rate obligation based on another referenced interest rate — such as U.S. Treasury Bill rates. Generally, the parties to an interest rate swap net out their payment obligations so that on any given payment date only one party is making a payment.
      Interest rate caps, yield supplement agreements and yield maintenance arrangements would typically involve the trust making an initial payment to a party, which party agrees to make future payments to the trust if interest rates exceed a specified amount or other events occur that are specified in a prospectus supplement. The trust also may sell an interest rate cap to a party from which the trust has simultaneously purchased an interest rate cap. The interest rate cap sold by the trust will require the trust to make payments to the other party if interest rates exceed a specified amount that is higher than the amount specified in the rate cap purchased by the trust. Since the payment obligations under the two caps would be netted, the effect of the caps is to limit the other party’s exposure to the interest rate differential between the amounts specified in the caps. Interest rate ceilings may be entered into in connection with an interest rate swap, and would result in one party to the swap limiting the maximum interest rate it would be required to pay, either over the life of the swap or for a specified period of time. In exchange for limiting its exposure, the relevant party may be required to make an initial cash payment to the other party.
      Currency swaps are similar to interest rate swaps, but the payments owed by the parties are referenced to the exchange rate between designated currencies rather than interest rates. In a currency forward contract, the trust typically would agree to deliver a specified amount of one currency to a party on a future date in exchange for delivery by such party of a specified amount of a second currency. In a typical currency option, if the exchange rate between two designated currencies reaches a specified level by a certain date, the trust will have the right, but not the obligation, to require the other party to deliver a specified quantity of one of the designated currencies on such date in exchange for a specified quantity of the other designated currency. The trust would make an initial payment to the other party for this right.
      The trust’s obligation to make payments under a derivative product may be secured by a pledge of and lien on the trust estate.
Description of the FFEL Program
      The Higher Education Act provides for several different educational loan programs (collectively, “FFELP Loans” and, the program with respect thereto, the “Federal Family Education Loan Program” or the “FFEL Program”). Under these programs, state agencies or private nonprofit organizations administering student loan insurance programs are reimbursed for portions of losses sustained in connection with FFELP loans, and holders of certain loans made under such programs are paid subsidies for owning such loans. Certain provisions of the Federal Family Education Loan Program are summarized below.
      The Higher Education Act has been subject to frequent amendments, including several amendments that have changed the terms of and eligibility requirements for FFELP loans. Generally, this prospectus describes only the provisions of the Federal Family Education Loan Program that apply to loans made on or after July 1, 1998. The Higher Education Act is currently subject to reauthorization. During that process, which is ongoing, proposed amendments to the Higher Education Act are more commonplace and a number of proposals have been introduced in Congress. As part of such process, Congress has recently passed, and the President has signed into law, the Higher Education Extension Act of 2004, which will temporarily extend the programs under the Higher Education Act, including the Federal Family Education Loan Program, through fiscal year 2005.

      The following summary of the Federal Family Education Loan Program as established by the Higher Education Act does not purport to be comprehensive or definitive and is qualified in its entirety by reference to the text of the Higher Education Act and the regulations thereunder.
Federal Family Education Loans
      Several types of loans are currently authorized as FFELP Loans pursuant to the Federal Family Education Loan Program. These include: (i) loans to students meeting certain financial needs tests with respect to which the federal government makes interest payments available to reduce student interest cost during periods of enrollment (“Subsidized Stafford Loans”); (ii) loans to students made without regard to financial need with respect to which the federal government does not make such interest payments (“Unsubsidized Stafford Loans” and, collectively with Subsidized Stafford Loans, “Stafford Loans”); (iii) loans to parents of dependent students (“PLUS Loans”); and (iv) loans available to borrowers with certain existing federal educational loans to consolidate repayment of such loans (“Consolidation Loans”).
      Generally, a loan may be made only to a United States citizen or national or otherwise eligible individual under federal regulations who (i) has been accepted for enrollment or is enrolled and is maintaining satisfactory progress at an eligible institution, (ii) is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by such institution, (iii) has agreed to notify promptly the holder of the loan of any address change, and (iv) meets the applicable “need” requirements. Eligible institutions include higher educational institutions and vocational schools that comply with certain federal regulations. With certain exceptions, an institution with a cohort (composite) default rate that is higher than certain specified thresholds in the Higher Education Act is not an eligible institution.
Subsidized Stafford Loans
      The Higher Education Act provides for federal (i) insurance or reinsurance of eligible Subsidized Stafford Loans, (ii) interest subsidy payments to eligible lenders with respect to certain eligible Subsidized Stafford Loans, and (iii) special allowance payments representing an additional subsidy paid by the Secretary of Education to such holders of eligible Subsidized Stafford Loans.
      Subsidized Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. In connection with eligible Subsidized Stafford Loans there are limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.
      Subject to these limits, Subsidized Stafford Loans are available to borrowers in amounts not exceeding their unmet need for financing as provided in the Higher Education Act. Provisions addressing the implementation of need analysis and the relationship between unmet need for financing and the availability of Subsidized Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. There can be no assurance that further amendment to such provisions will not materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.
Unsubsidized Stafford Loans
      Unsubsidized Stafford Loans are available for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income or assets in excess of permitted amounts. In other respects, the general requirements for Unsubsidized Stafford Loans are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits, the loan fee requirements and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the Secretary of Education does not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower is required to pay interest from the time such loan is disbursed or capitalize the interest until repayment begins.
PLUS Loan Program
      The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students. Only parents who do not have an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS Loans are similar to those of Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, PLUS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the PLUS Program and special allowance payments are more restricted.
The Consolidation Loan Program
      The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized Stafford Loans. “Consolidation Loans” may be made in an amount sufficient to pay outstanding principal, unpaid interest and late charges on certain federally insured or reinsured student loans incurred under and pursuant to the Federal Family Education Loan Program (other than PLUS Loans made to “parent borrowers”) selected by the borrower, as well as loans made pursuant to the Perkins Loan Program (formally “National Direct Student Loan Program”), the Health Professional Student Loan Programs and the William D. Ford Federal Direct Loan Program (the “Direct Loan Program”). The borrowers may be either in repayment status or in a grace period preceding repayment. Delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they agree to re-enter repayment through loan consolidation. Borrowers may add additional loans to a Consolidation Loan during the 180-day period following origination of the Consolidation Loan. Further, a married couple who agrees to be jointly and severally liable is to be treated as one borrower for purposes of loan consolidation eligibility. A Consolidation Loan will be federally insured or reinsured only if such loan is made in compliance with requirements of the Higher Education Act.
      In the event that a borrower is unable to obtain a Consolidation Loan with income sensitive repayment terms acceptable to the borrower from the holders of the borrower’s outstanding loans (that are selected for consolidation), or from any other eligible lender, the Higher Education Act authorizes the Secretary of Education to offer the borrower a “Direct Consolidation Loan” with income contingent terms under the Direct Loan Program. Such Direct Consolidation Loans shall be repaid either pursuant to income contingent repayment or any other repayment provision under the authorizing section of the Higher Education Act. The Direct Loan Program differs from FFELP in several respects, including that funds for origination of the loans come directly from the Department of Education rather than from private lenders, the loans are serviced by the Department of Education rather than by private servicers, loan funds are raised by the federal government through its regular Treasury bill auctions, and the loans may have more flexible repayment options, and a simplified borrowing process. There are three categories of Direct Consolidation Loans: Direct Subsidized Consolidation Loans are for subsidized federal student loans; Direct Unsubsidized Consolidation Loans are for unsubsidized federal student loans; and Direct PLUS Consolidation Loans are for federal parent loans.
Certain Key Differences Between Consolidation Loans and Other Federal Student Loans
      Two principal differences between federal Consolidation Loans and the federal student loans being consolidated are: maturity and interest rates. Other than Consolidation Loans and Direct Consolidation Loans that may be consolidated into Consolidation Loans, federal Consolidation Loans can in general be of significantly longer maturity than the federal student loans being consolidated and federal Consolidation Loans have fixed interest rates, whereas the federal student loans being consolidated almost always have variable interest rates. The net effect of these differences often allows a borrower to reduce his or her monthly payments and to convert them into a consistent monthly obligation by taking advantage of the longer period for payment until maturity and the fixed interest rate. In doing so, the borrower will generally incur a substantially greater aggregate interest cost over the life of the loan, if the borrower uses the entire maturity period to pay off the consolidation loan.

Interest Rates
      Subsidized and Unsubsidized Stafford Loans made between October 1, 1998 and July 1, 2006 under the Federal Family Education Loan Program, and on or after July 1, 1998 under the Direct Loan Program which are in in-school, grace and deferment periods bear interest at a rate equivalent to the 91-day T-Bill rate plus 1.7 percent, with maximum rate of 8.25 percent. Subsidized Stafford Loans and Unsubsidized Stafford Loans made in all other periods bear interest at a rate equivalent to the 91-day T-Bill rate plus 2.3 percent, with a maximum rate of 8.25 percent. The rate is adjusted annually on July 1. PLUS Loans bear interest at a rate equivalent to the 91-day T-Bill rate plus 3.1 percent, with a maximum rate of 9 percent. After July 1, 2001 interest on Direct Loan Program PLUS loans is equal to the weekly average 1-year constant maturity Treasury yield for the last calendar week ending on or before June 26 plus 3.1 percent, with a maximum rate of 9 percent. Consolidation Loans for which the application was received by an eligible lender on or after October 1, 1998 bear interest at a rate equal to the weighted average of the loans consolidated, rounded to the nearest higher one-eighth of one percent, with a maximum rate of 8.25 percent. Interest rates are fixed on federal Direct Consolidation Loans for which the Department of Education receives applications on or after February 1, 1999. The rate is the lesser of the weighted average of the interest rates of the loans that the borrower is consolidating, rounded up to the nearest one-eighth of one percent, or 8.25%. Direct Consolidation Loans disbursed before February 1, 1999 have a variable interest rate which is calculated annually on June 1 by adding a certain percentage to the bond equivalent rate of Treasury bills auctioned at the final auction before June 1.
      The Higher Education Act currently provides that for Subsidized and Unsubsidized Stafford Loans made on or after July 1, 2006, the interest rate will be equal to 6.8% per annum and for PLUS loans made after July 1, 2006, the interest rate will be equal to 7.9% per annum.
Loan Limits
      The Higher Education Act requires that Subsidized and Unsubsidized Stafford Loans made to cover multiple enrollment periods, such as a semester, trimester or quarter be disbursed by eligible lenders in at least two separate disbursements. A Stafford Loan borrower may receive a subsidized loan, an unsubsidized loan, or a combination of both for an academic period. Generally, the maximum amount of a Stafford Loan for an academic year cannot exceed $2,625 for the first year of undergraduate study, $3,500 for the second year of undergraduate study and $5,500 for the remainder of undergraduate study. The aggregate limit for undergraduate study is $23,000 (excluding PLUS Loans). Independent undergraduate students may receive an additional Unsubsidized Stafford Loan of up to $4,000 per academic year, with an aggregate maximum of $46,000. The maximum amount of the loans for an academic year for graduate students is $8,500, and independent students may borrow an additional Unsubsidized Stafford Loan up to $10,000 per academic year. The Secretary of Education has discretion to raise these limits by regulation to accommodate highly specialized or exceptionally expensive courses of study. For example, certain medical students may now borrow up to $46,000 per academic year, with a maximum aggregate limit of $189,125.
      The total amount of all PLUS Loans that parents may borrow on behalf of each dependent student for any academic year may not exceed the student’s cost of attendance minus other estimated financial assistance for that student.
Repayment
      Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins not more than six months after the borrower ceases to pursue at least a half-time course of study (the six month period is the “grace period”). Grace periods may be waived by borrowers. Repayment of interest on an Unsubsidized Stafford loan begins immediately upon disbursement of the loan, however the lender may capitalize the interest until repayment of principal is scheduled to begin. Except for certain borrowers as described below, each loan generally must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. The Higher Education Act currently requires minimum annual payments of $600, including principal and interest, unless the borrower and the lender agree to lesser payments; in instances in which a borrower and spouse both have such loans outstanding, the total combined payments for such a couple may not be less than $600 per year. Regulations of the Secretary of Education require lenders to offer standard, graduated or income-sensitive repayment schedules to borrowers. Use of income sensitive repayment plans may extend the ten-year maximum term for up to five years.
      PLUS Loans enter repayment on the date the last disbursement is made on the loan. Interest accrues and is due and payable from the date of the first disbursement of the loan. The first payment is due within 60 days after the loan is fully disbursed. Repayment plans are the same as in the Subsidized and Unsubsidized Stafford Loan Program.
      Consolidation Loans enter repayment on the date the loan is disbursed. The first payment is due within 60 days after that date. Consolidation Loans must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower’s outstanding student loans. The following restrictions apply to the length of repayment.

•	Loans less than $7,500 must be repaid within 10 years.

•	Loans equal to or greater than $7,500 but less than $10,000 must be repaid within 12 years.

•	Loans equal to or greater than $10,000 but less than $20,000 must be repaid within 15 years.

•	Loans equal to or greater than $20,000 but less than $40,000 must be repaid within 20 years.

•	Loans equal to or greater than $40,000 but less than $60,000 must be repaid within 25 years.

•	Loans equal to or greater than $60,000 must be repaid within 30 years.
      The repayment schedule established with respect to a Consolidation Loan shall require that the minimum installment payment be an amount equal to not less than the accrued unpaid interest. Repayment shall commence within 60 days after all holders have discharged the liability of the borrower on the loans selected for consolidation. No insurance premium may be charged to the borrower.
      FFEL Program borrowers who accumulate outstanding FFELP Loans totaling more than $30,000 may receive an extended repayment plan, with a fixed or graduated payment amount paid over a longer period of time, not to exceed 25 years. A borrower may accelerate principal payments at any time without penalty. Once a repayment plan is established, the borrower may annually change the selection of the plan.
      Deferment and Forbearance Periods. No principal repayments need to be made during certain periods prescribed by the Higher Education Act (each, a “deferment period”) but interest accrues and must be paid. Generally, deferment periods include periods (a) when the borrower has returned to an eligible educational institution on at least a half-time basis or is pursuing studies pursuant to an approved graduate fellowship or rehabilitation training program, (b) not exceeding three years while the borrower is seeking and unable to find full-time employment, and (c) not in excess of three years for any reason which the lender determines, in accordance with regulations, has caused or will cause the borrower economic hardship. Deferment periods extend the maximum repayment periods. Under certain circumstances, a lender may also allow periods of forbearance (each, a “forbearance period”) during which the borrower may defer payments because of temporary financial hardship. The Higher Education Act specifies certain periods during which forbearance is mandatory. Mandatory forbearance periods exist when the borrower is impacted by a national emergency, military mobilization, or when the geographical area in which the borrower resides or works is declared a disaster area by certain officials. Other mandatory periods include periods during which the borrower is (a) participating in a medical or dental residency and is not eligible for deferment; (b) serving in a qualified medical or dental internship program or certain national service programs; or (c) determined to have a debt burden of certain federal loans equal to or exceeding 20% of the borrower’s gross income. In other circumstances, forbearance periods may be granted at the lender’s option. Forbearance periods also extends the maximum repayment periods.

Interest Subsidy Payments
      The Secretary of Education is to pay interest on Subsidized Stafford Loans while the student is a qualified student, during a grace period or during certain deferment periods. In addition, those portions of Consolidation Loans that repay Subsidized Stafford Loans or similar subsidized loans made under the Direct Loan Program are eligible for interest subsidy payments. The Secretary of Education is required to make interest subsidy payments to the holder of Subsidized Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any deferment period. The Higher Education Act provides that the holder of an eligible Subsidized Stafford Loan, or the eligible portions of Consolidation Loans, shall be deemed to have a contractual right against the United States to receive interest subsidy payments in accordance with its provisions.
Special Allowance Payments
      The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulae that differ according to the type of loan, the date the loan was first disbursed, the interest rate and the type of funds used to finance such loan (tax-exempt or taxable).
      The formulae for special allowance payment rates for Stafford and Unsubsidized Stafford Loans are summarized in the following chart. The term “T-Bill” as used in this table and the following table, means the average 91-day United States Treasury bill rate calculated as a “bond equivalent rate” in the manner applied by the Secretary of Education as referred to in Section 438 of the Higher Education Act. The term “3-Month Commercial Paper Rate” means the 90-day commercial paper index calculated quarterly and based on an average of the daily 90-day commercial paper rates reported in the Federal Reserve’s Statistical Release H-15.

Date of Loans	Annualized SAP Rate

On or after October 1, 1992	T-Bill Rate less Applicable Interest Rate + 3.1%
On or after July 1, 1995	T-Bill Rate less Applicable Interest Rate + 3.1%(1)
On or after July 1, 1998	T-Bill Rate less Applicable Interest Rate + 2.8%(2)
On or after January 1, 2000	3-Month Commercial Paper Rate less Applicable Interest Rate + 2.34%(3)

(1)	Substitute 2.5% in this formula while such loans are in the in-school or grace period.

(2)	Substitute 2.2% in this formula while such loans are in the in-school or grace period.

(3)	Substitute 1.74% in this formula while such loans are in the in-school or grace period.
      The formula for Special Allowance Payment rates for PLUS and Consolidation Loans are as follows:

Date of Loans	Annualized SAP Rate

On or after October 1, 1992	T-Bill Rate less Applicable Interest Rate + 3.1%
On or after January 1, 2000	3 Month Commercial Paper Rate less Applicable Interest Rate + 2.64%
      Special allowance payments are generally payable, with respect to variable rate FFELP Loans to which a maximum borrower interest rate applies, only when the maximum borrower interest rate is in effect. The Secretary of Education offsets interest subsidy payments and special allowance payments by the amount of origination fees and lender loan fees described under the caption “Loan Fees” below.
      The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive special allowance payments has a contractual right against the United States to receive those payments during the life of the loan. Receipt of special allowance payments, however, is conditioned on the eligibility of the loan for federal insurance or reinsurance benefits. Such eligibility may be lost due to violations of federal regulations or guarantee agency requirements.

Loan Fees
      Insurance Premium. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which may be deducted proportionately from each installment of the loan.
      Origination Fee. A lender is authorized to charge the borrower of a Subsidized Stafford Loan and an Unsubsidized Stafford Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan and is required to charge the borrower of a PLUS Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. These fees are not retained by the lender, but must be passed on to the Secretary of Education.
      Lender Loan Fee. The lender of any FFELP Loan, which includes Consolidation Loans, is required to pay to the Secretary of Education an additional origination fee equal to 0.5% of the principal amount of the loan.
      The Secretary of Education collects from the lender or subsequent holder the maximum origination fee authorized (regardless of whether the lender actually charges the borrower) and the lender loan fee, either through reductions in interest subsidy payments or special allowance payments or directly from the lender or holder.
      Rebate Fee on Consolidation Loans. In addition, the holder of any Consolidation Loan is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of plus accrued interest on the loan.
Insurance and Guarantees
      A student loan is considered to be in default for purposes of the Higher Education Act when the borrower fails to make an installment payment when due, or to comply with other terms of the loan, and if the failure persists for 270 days in the case of a loan repayable in monthly installments or for 330 days in the case of a loan repayable in less frequent installments. If the loan is guaranteed by a guarantee agency in accordance with the provisions of the Higher Education Act, the guarantee agency is to pay the holder a percentage of such amount of the loss subject to reduction as described in the following paragraphs within 90 days of notification of such default.
Federal Insurance
      The Higher Education Act provides that, subject to compliance with the Higher Education Act, the full faith and credit of the United States is pledged to the payment of insurance claims and ensures that such reimbursements are not subject to reduction. In addition, the Higher Education Act provides that if a guarantee agency is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Secretary of Education until such time as the obligations are transferred to a new guarantee agency capable of meeting such obligations or until a successor guarantee agency assumes such obligations. Federal reimbursement and insurance payments for defaulted loans are paid from the Student Loan Insurance Fund established under the Higher Education Act. The Secretary of Education is authorized, to the extent provided in advance by appropriations acts, to issue obligations to the Secretary of the Treasury to provide funds to make such federal payments.
Guarantees
      If the loan is guaranteed by a guarantee agency in accordance with the provisions of the Higher Education Act, the eligible lender is reimbursed by the guarantee agency for a statutorily-set percentage (98%) of the unpaid principal balance of the loan plus accrued unpaid interest on any loan defaulted so long as the eligible lender has properly serviced such loan; provided, however, if a guarantee agency has been designated as a “exceptional performer”, the eligible lender is reimbursed 100%. Such designation may be revoked, in which event such reimbursement would cease to be 100%. Under the Higher Education Act, the Secretary of Education enters into a guarantee agreement and a reinsurance agreement (each, a “guarantee agreement”) with each guarantee agency which provides for federal reimbursement for amounts paid to eligible lenders by the guarantee agency with respect to defaulted loans.
      Guarantee Agreements. Pursuant to the guarantee agreements, the Secretary of Education is to reimburse a guarantee agency for the amounts expended in connection with a claim resulting from the death, bankruptcy or total and permanent disability of a borrower, the death of a student whose parent is the borrower of a PLUS Loan, certain claims by borrowers who are unable to complete the programs in which they are enrolled due to school closure, borrowers whose borrowing eligibility was falsely certified by the eligible institution, or the amount of an unpaid refund due from the school to the lender in the event the school fails to make a required refund. Such claims are not included in calculating a guarantee agency’s claims rate experience for federal reimbursement purposes. Generally, educational loans are non-dischargeable in bankruptcy unless the bankruptcy court determines that the debt will impose an undue hardship on the borrower and the borrower’s dependents. Further, the Secretary of Education is to reimburse a guarantee agency for any amounts paid to satisfy claims not resulting from death, bankruptcy, or disability subject to reduction as described below.
      The Secretary of Education may terminate guarantee agreements if the Secretary of Education determines that termination is necessary to protect the federal financial interest or to ensure the continued availability of loans to student or parent borrowers. Upon termination of such agreements, the Secretary of Education is authorized to provide the guarantee agency with additional advance funds with such restrictions on the use of such funds as is determined appropriate by the Secretary of Education, in order to meet the immediate cash needs of the guarantee agency, ensure the uninterrupted payment of claims, or ensure that the guarantee agency will make loans as the lender-of-last-resort.
      If the Secretary of Education has terminated or is seeking to terminate guarantee agreements, or has assumed a guarantee agency’s functions, notwithstanding any other provision of law: (i) no state court may issue an order affecting the Secretary of Education’s actions with respect to that guarantee agency; (ii) any contract entered into by the guarantee agency with respect to the administration of the guarantee agency’s reserve funds or assets acquired with reserve funds shall provide that the contract is terminable by the Secretary of Education upon 30 days notice to the contracting parties if the Secretary of Education determines that such contract includes an impermissible transfer of funds or assets or is inconsistent with the terms or purposes of the Higher Education Act; and (iii) no provision of state law shall apply to the actions of the Secretary of Education in terminating the operations of the guarantee agency. Finally, notwithstanding any other provision of law, the Secretary of Education’s liability for any outstanding liabilities of a guarantee agency (other than outstanding student loan guarantees under the Higher Education Act), the functions of which the Secretary of Education has assumed, shall not exceed the fair market value of the reserves of the guarantee agency, minus any necessary liquidation or other administrative costs.
      Reimbursement. The amount of a reimbursement payment on defaulted loans made by the Secretary of Education to a guarantee agency is subject to reduction based upon the annual claims rate of the guarantee agency calculated to equal the amount of federal reimbursement as a percentage of the original principal amount of originated or guaranteed loans in repayment on the last day of the prior fiscal year. The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year. The formula for reimbursement amounts is summarized below:

	Guarantee Agency or	Guarantee Agency or	Guarantee Agency or
	Reinsurance Rate for Loans	Reinsurance Rate for Loans	Reinsurance Rate for Loans
	Made Prior to October 1,	Made Between October 1, 1993	Made on or After October 1,
Claims Rate	1993(1)	and September 30, 1998(1)	1998

0% up to 5%	100%	98%	95%
5% up to 9%	100% of claims up to 5%; and 90% of claims 5% and over	98% of claims up to 5%; and 88% of claims 5% and over	95% of claims up to 5% and 85% of claims 5% and over
9% and over	100% of claims up to 5%; 90% of claims 5% up to 9%; 80% of claims 9% and over	98% of claims up to 5%; 88% of claims 5% up to 9%; 78% of claims 9% and over	95% of claims up to 5%, 85% of claims 5% up to 9%; 75% of claims 9% and over

(1)	Other than student loans made pursuant to the lender-of-last resort program or student loans transferred by an insolvent guarantee agency as to which the amount of reinsurance is equal to 100%.
      If the guarantee agency has been designated as an “exceptional performer”, the guarantee agency is reimbursed 100%. Such designation may be revoked. If such designation is revoked with respect to a guarantor, such guarantor will no longer be reimbursed 100%.
      The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less: (i) guarantee payments on such loans, (ii) the original principal amount of such loans that have been fully repaid, and (iii) the original amount of such loans for which the first principal installment payment has not become due.
      In addition, the Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law. A supplemental guarantee agreement is subject to annual renegotiation and to termination for cause by the Secretary of Education.
      Under the guarantee agreements, if a payment on a FFELP Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the Secretary of Education is entitled to receive an equitable share of the payment. Guarantee agency retentions remaining after payment of the Secretary of Education’s equitable share on such collections on consolidations of defaulted loans were reduced to 18.5% from 27% effective July 1, 1997 and for other loans were reduced from 27% to 24% (23% effective October 1, 2003).
      Lender Agreements. Pursuant to most typical agreements for guarantee between a guarantee agency and the originator of the loan, any eligible holder of a loan insured by such a guarantee agency is entitled to reimbursement from such guarantee agency of any proven loss incurred by the holder of the loan resulting from default, death, permanent and total disability or bankruptcy of the student borrower at the rate of 100% of such loss (or, subject to certain limitations, 98% for loans in default made on or after October 1, 1993). Guarantee agencies generally deem default to mean a student borrower’s failure to make an installment payment when due or to comply with other terms of a note or agreement under circumstances in which the holder of the loan may reasonably conclude that the student borrower no longer intends to honor the repayment obligation and for which the failure persists for 270 days in the case of a loan payable in monthly installments or for 330 days in the case of a loan payable in less frequent installments. When a loan becomes at least 60 days past due, the holder is required to request default aversion assistance from the applicable guarantee agency in order to attempt to cure the delinquency. When a loan becomes 240 days past due, the holder is required to make a final demand for payment of the loan by the borrower. The holder is required to continue collection efforts until the loan is 270 days past due. At the time of payment of insurance benefits, the holder must assign to the applicable guarantee agency all right accruing to the holder under the note evidencing the loan. The Higher Education Act prohibits a guarantee agency from filing a claim for reimbursement with respect to losses prior to 270 days after the loan becomes delinquent with respect to any installment thereon.
      Any holder of a loan is required to exercise due care and diligence in the servicing of the loan and to utilize practices which are at least as extensive and forceful as those utilized by financial institutions in the collection of other consumer loans. If a guarantee agency has probable cause to believe that the holder has made misrepresentations or failed to comply with the terms of its agreement for guarantee, the guarantee agency may take reasonable action including withholding payments or requiring reimbursement of funds. The guarantee agency may also terminate the agreement for cause upon notice and hearing.
Guarantee Agency Reserves
      Each guarantee agency is required to establish a Federal student loan reserve fund (the “Federal Fund”) which, together with any earnings thereon, are deemed to be property of the United States. Each guarantee agency is required to deposit into the Federal Fund any reserve funds plus reinsurance payments received from the Secretary of Education, default collections, insurance premiums, 70% of payments received as administrative cost allowance and other receipts as specified in regulations. A guarantee agency is authorized to transfer up to 180 days’ cash expenses for normal operating expenses (other than claim payments) from the Federal Fund to the Operating Fund (described below) at any time during the first three years after establishment of the fund. The Federal fund may be used to pay lender claims and to pay default aversion fees into the Operating Fund. A guarantee agency is also required to establish an operating fund (the “Operating Fund”) which, except for funds transferred from the Federal fund to meet operating expenses during the first three years after fund establishment, is the property of the guarantee agency. A guarantee agency may deposit into the Operating Fund loan processing and issuance fees equal to 0.40% of the total principal amount of loans insured during the fiscal year, 30% of payments received after October 7, 1998 for the administrative cost allowance for loans insured prior to that date and the 24% retention of collections on defaulted loans and other receipts as specified in regulations. An Operating Fund must be used for application processing, loan disbursement, enrollment and repayment status management, default aversion, collection activities, compliance monitoring, and other student financial aid related activities.
      The Higher Education Act required the Secretary of Education to recall $1 billion in federal reserve funds from guarantee agencies on September 1, 2002. Each guarantee agency was required to transfer its equitable share of the $1 billion to a restricted account in equal annual installments for each of the five federal fiscal years 1998 through 2002 (or in certain cases over for federal fiscal years beginning in 1999). The guarantee agency’s required reserve ratio has been reduced from 1.1% to .5%.
      The Higher Education Act provides for an additional recall of reserves from each Federal Fund, but also provides for certain minimum reserve levels which are protected from recall. The Secretary of Education is authorized to enter into voluntary, flexible agreements with guarantee agencies under which various statutory and regulatory provisions can be waived. In addition, under the Higher Education Act, the Secretary of Education is prohibited from requiring the return of all of a guarantee agency’s reserve funds unless the Secretary of Education determines that the return of these funds is in the best interest of the operation of the FFEL program, or to ensure the proper maintenance of such guarantee agency’s funds or assets or the orderly termination of the guarantee agency’s operations and the liquidation of its assets. The Higher Education Act also authorizes the Secretary of Education to direct a guarantee agency to: (i) return to the Secretary of Education all or a portion of its reserve fund that the Secretary of Education determines is not needed to pay for the guarantee agency’s program expenses and contingent liabilities; and (ii) cease any activities involving the expenditure, use or transfer of the guarantee agency’s reserve funds or assets which the Secretary of Education determines is a misapplication, misuse or improper expenditure. Under current law the Secretary of Education is authorized to direct a guarantee agency to return to the Secretary of Education all or a portion of its reserve fund which the Secretary of Education determines is not needed to pay for the guarantee agency’s program expenses and contingent liabilities.

Description of the Guarantee Agencies
      The student loans that the trust acquires will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.
      A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its reserve fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency’s policies and procedures.
      In general, a guarantee agency’s reserve fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by borrowers, investment income on money in the reserve fund, and a portion of the money collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency’s administrative expenses.
      Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their reserve funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include:

•	the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages;

•	the reduction in maximum permitted guarantee fee from 3% to 1% for loans made on or after July 1, 1994;

•	the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans;

•	the reduction in supplemental preclaims assistance payments from the Secretary of Education; and

•	the reduction in retention by a guarantee agency of collections on defaulted loans from 27% to 23% and 18.5% of rehabilitated losses or consolidation loans.
      Additionally, the adequacy of a guarantee agency’s reserve fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.
      The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its reserve fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency’s federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency’s guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency’s reserve fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the reserve fund.
      The 1998 Amendments mandate the recall of guarantee agency reserve funds by the Secretary of Education amounting to $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall, and under the 1998 Amendments, guarantee agency reserve funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.
      FFELP loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest, except that all student loans serviced by a servicer designated as an “exceptional performer” by the Department of Education will be entitled to 100% reimbursement so long as the servicer retains its status as an “exceptional performer”.
      Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.
      There are no assurances as to the Secretary of Education’s actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.
Federal Agreements
      General. A guarantee agency’s right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.
      In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an interest subsidy agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders’ compliance with all requirements of the Higher Education Act.
      United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively.

•	abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education

•	authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies’ reserves had been eliminated,

•	added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination,

•	expanded the Secretary of Education’s authority to terminate such contracts and to seize guarantee agencies’ reserves and

•	mandated the additional recall of guarantee agency reserve funds.
Federal Insurance and Reimbursement of Guarantee Agencies
      Reduced reinsurance for federal guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. See “Insurance and Guarantees — Guarantees — Reimbursement.”
      Reimbursement. The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

•	the original principal amount of such loans that have been fully repaid; and

•	the original amount of such loans for which the first principal installment payment has not become due.
The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.
      Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.
      Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.
      Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.
      A guarantee agency may enter into an addendum to its interest subsidy agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to “offset” any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.
      Rehabilitation of Defaulted Loans. The Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

      For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower’s loan may only be rehabilitated once).
      Eligibility for Federal Reimbursement. To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency’s guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.
      Prior to the 1998 Amendments, a Federal Family Education Loan was considered to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 270 days for loans payable in monthly installments on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.
      The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender’s default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require:

•	that completed loan applications be processed;

•	a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

•	the borrower’s responsibilities under the loan be explained to him or her;

•	the promissory note evidencing the loan be executed by the borrower; and

•	that the loan proceeds be disbursed by the lender in a specified manner.
      After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.
Direct Loans
      The 1993 Amendments authorized a program of “direct loans,” to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the “phase-in” of the Direct Loan Program, including restrictions on annual limits for Direct

Loan Program volume and the Secretary’s authority to select additional institutions to achieve balanced school representation.
      The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.
      It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.
Other Guarantee Agencies
      Although the student loans that comprise the assets of the trust will generally be guaranteed by the guarantee agencies described in the related prospectus supplement, the trust may acquire student loans that are guaranteed by other guarantee agencies.
The Trustee and the Eligible Lender Trustee
      The Bank of New York, a banking corporation organized under the laws of the State of New York, serves as the trustee under the indenture. The office of the trustee for purposes of administering the trust estate and its other obligations under the indenture is located at 10161 Centurion Parkway, 2nd Floor, Jacksonville, Florida 32256, Attention: Corporate Trust Manager.
      The Higher Education Act provides that only “eligible lenders” (defined to include banks and certain other entities) may hold title to student loans made under the Federal Family Education Loan Program. Because the trust does not qualify as an “eligible lender,” The Bank of New York, in its capacity as eligible lender trustee, will hold title to all financed student loans in trust on behalf of trust. The eligible lender trustee will agree under the eligible lender trust agreement to maintain its status as an “eligible lender” under the Higher Education Act. In addition, the eligible lender trustee on behalf of trust will enter into a guarantee agreement with each of the guarantee agencies that have guaranteed the financed student loans. Failure of the financed student loans to be owned by an eligible lender would result in the loss of guarantee payments, interest subsidy payments and special allowance payments with respect thereto. See “Description of the FFEL Program” and “Risk Factors — Payment Offsets by guarantee agencies or the Department of Education could prevent the trust from paying you the full amount of the principal and interest due on your notes.”
The Delaware Trustee
      Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware, will be the Delaware trustee pursuant to the trust agreement.
      The Delaware trustee will at all times be a corporation or association that satisfies the provisions of section 3807(a) of the Delaware statutory trust statute, is subject to supervision or examination by federal or state authorities, has (or has a parent that has) a rating of at least BBB from S&P and Baa2 from Moody’s and is independent in accordance with the provisions of the trust agreement. If the Delaware trustee publishes reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of the trust agreement, the combined capital and surplus of the Delaware trustee will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Delaware trustee will cease to be eligible in accordance with the provisions of the trust agreement, the Delaware trustee will resign immediately in the manner and with the effect specified in the trust agreement.
      The Delaware trustee may at any time resign and be discharged by giving written notice thereof to the issuer administrator. Upon receiving the notice of resignation, the issuer administrator will promptly appoint a successor Delaware trustee that meets the eligibility requirements of the trust agreement by written instrument, in duplicate, one copy of which instrument will be delivered to the resigning Delaware trustee and one copy to the successor Delaware trustee. If no successor Delaware trustee will have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Delaware trustee may petition any court of competent jurisdiction for the appointment of a successor Delaware trustee. In no event, however, shall the resigning Delaware trustee be relieved of any obligations under the trust agreement until a successor Delaware trustee has assumed appointment.
      If at any time the Delaware trustee ceases to be eligible in accordance with the provisions of the trust agreement and fails to resign after written request therefor by the issuer administrator, or if at any time a bankruptcy action with respect to the Delaware trustee has occurred and is continuing, then the issuer administrator may remove the Delaware trustee. If the issuer administrator removes the Delaware trustee under the authority of the immediately preceding sentence, the issuer administrator will promptly appoint a successor Delaware trustee by written instrument, in duplicate, one copy of which to be delivered to the outgoing Delaware trustee and one copy to the successor Delaware trustee, and will remit payment of all fees owed to the outgoing Delaware trustee.
      Any resignation or removal of the Delaware trustee and appointment of a successor Delaware trustee pursuant to any of the provisions of the trust agreement shall not become effective until acceptance of appointment by the successor Delaware trustee pursuant to the trust agreement and payment of all fees and expenses owed to the outgoing Delaware trustee.
      The Delaware trustee has not participated in the preparation of this prospectus and shall incur no personal liability in connection herewith.
Federal Income Tax Consequences
      The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Mayer, Brown, Rowe & Maw LLP, as tax counsel to the depositor. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, including but not limited to, foreign investors, except as otherwise indicated. In addition, this summary is generally limited to investors who acquire their notes at original issuance at the issue price thereof and who will hold the notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes of any series. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the “Service”) with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.
Characterization of the Trust Estate
      The trust and the holders will express in the indenture their intent that, for federal, state and local income, business and franchise tax purposes, the notes will be indebtedness secured by the student loans. The trust and the holders, by accepting the notes, have agreed to treat the notes as indebtedness for federal, state and local income , business and franchise tax purposes. The trust intends to treat the issuance of notes pursuant to this prospectus and the applicable prospectus supplement as financings reflecting the notes as indebtedness for tax and financial accounting purposes.

      Based upon certain assumptions and certain representations of the depositor, Mayer, Brown, Rowe & Maw LLP will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt, and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. In addition, Mayer, Brown, Rowe & Maw LLP will render its opinion to the effect that this discussion is a summary of material federal income tax consequences as to the purchase, ownership and disposition of the notes with respect to the investors described herein. Unlike a ruling from the Service, such opinion is not binding on the courts or the Service. Therefore, it is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the holders or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.
      If, instead of treating the transaction as creating secured debt, the transaction were treated as creating a partnership among the holders, the servicers and the trust which has purchased the underlying student loans, the resulting partnership would not be subject to federal income tax. Rather, the servicers, the trust and each holder would be taxed individually on their respective distributive shares of the partnership’s income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the holder could differ if the notes were held to constitute partnership interests, rather than indebtedness.
      If, alternatively, it were determined that this transaction created an entity which was classified as a corporation or a publicly traded partnership taxable as a corporation in which the holders were deemed to have acquired stock or other equity interests, such entity would be subject to federal income tax at corporate income tax rates on the income it derives from the student loans, which would reduce the amounts available for payment to the holders. Cash payments to the holders generally would be treated as dividends for tax purposes to the extent of such corporation’s accumulated and current earnings and profits. However, as noted above, we have been advised that the notes would be treated as debt for federal income tax purposes and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation.
Taxation of Interest Income of Holders
      Stated interest on notes that is considered “unconditionally payable” (as described below) will be includible in income by a holder when received or accrued in accordance with such holder’s normal method of accounting. If the “issue price” of a note (i.e., the first price at which a substantial amount of the notes of such class is sold to investors) is less than the “stated redemption price at maturity” (“SRPM”) of such note (i.e., the sum of all payments required to be made on such note other than payments of “qualified stated interest”, as described below), the excess of the SRPM over the issue price may constitute OID. Under a de minimis rule, if the excess of the SRPM of such note over its issue price is less than one-fourth of one percent of the SRPM multiplied by the weighted average maturity of such note (as determined under applicable Treasury regulations), such note will not be treated as issued with OID. If any notes are in fact issued at a greater than de minimis discount or are otherwise treated as having been issued with OID, the excess of the SRPM over the issue price of such notes will constitute OID. Under the Code, holders of such notes would be required to include the daily portions of OID, if any, in income as interest over the term of such notes under a constant yield method without regard to the timing of actual payments. The applicable Treasury regulations (the “OID Regulations”) do not provide rules for accruals of OID on debt instruments the payments on which are contingent as to time, such as the notes. In the absence of definitive guidance, any OID will be reported using a prepayment assumption (as described below in more detail below).
      The OID Regulations provide, for purposes of determining whether a debt instrument is issued with OID, that stated interest is not “qualified stated interest” and must be included in the SRPM of the debt instrument (and, consequently, accrued as OID) if such interest is not “unconditionally payable”. Interest is considered unconditionally payable if reasonable legal remedies exist to compel timely payment or terms and conditions of the debt instrument make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or nonpayment (ignoring the possibility of nonpayment due to default, insolvency or similar circumstances) a remote contingency. The trust intends, pursuant to its interpretation of the foregoing rules, to take the position (unless specified otherwise in the applicable prospectus supplement) that payments of stated interest on the notes are unconditionally payable and hence constitute qualified stated interest.

Depending on the terms of such notes, stated interest on accrual notes (see “Description of the Indenture — Notes and Other Obligations — Accrual Notes”) may not constitute qualified stated interest and may be subject to the special OID rules applicable to “payment in kind”, or “PIK”, instruments. In addition, the Service could assert that the stated interest payable with respect to the subordinate notes is not unconditionally payable and that, as a result, such interest constitutes OID. Alternatively, the Service might contend that the subordinate notes are subject to the rules applicable to “contingent payment debt instruments,” in which case holders would be required to accrue interest on income as OID at times and in amounts that could differ materially from the treatment described here. In addition, any gain realized on the redemption, sale or other disposition of a note treated as a contingent payment debt instrument would be ordinary income rather than capital gain.
      Notwithstanding the foregoing, if stated interest on a class of notes is not treated as qualified stated interest (as disclosed in the applicable prospectus supplement) but such class of notes is issued at an issue price equal to its principal amount, the trust intends, if possible, to treat such class of notes as subject to a special rule for debt instruments issued with OID that nonetheless have a fixed yield. In such event, the trust would take the position that, in accordance with such rule, the amount of OID that accrues on such notes in each accrual period is equal to the amount of interest (including any deferred interest) that accrues on such notes in such accrual period. Unless such class of notes is issued at an issue price equal to its principal amount, in including stated interest in the SRPM of such notes, the trust intends absent definitive guidance to treat such class of notes as subject to an income accrual method analogous to the methods applicable to debt instruments having payments that are contingent as to amount but not as to time and debt instruments whose payments are subject to acceleration (prescribed by Section 1272(a)(6) of the Code) using an assumption as to the expected prepayments on such notes (the “PAC Method”), which assumption will be reflected on a projected payment schedule prepared by the trust. The projected payment schedule will be used solely to determine the amount of OID to be included in income annually by holders of such class of notes. As such, the calculation of the projected payment schedule would be based on a number of assumptions and estimates and is not a prediction of the actual amounts of payments on such class of notes or of the actual yield of such notes. In any case, however, the trust’s determination would not be binding on the Internal Revenue Service.
      Payments of interest received with respect to the notes may also constitute “investment income” for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential holders or the beneficial owners should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.
      A purchaser who buys a note of any series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicate that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.
      In the event that the notes are considered to be purchased by a holder at a price greater than their remaining stated redemption price at maturity, they will be considered to have been purchased at a premium. The noteholder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the notes. Special rules apply to determine the amount of premium on a “variable rate debt instrument” and certain other debt instruments. Prospective holders should consult their tax advisors regarding the amortization of bond premium.
Sale or Exchange of Notes
      If a holder sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder’s basis in such note. Ordinarily, such gain or loss will be treated as a capital gain or loss. However, if a note was acquired subsequent to its initial issuance at a discount, a portion of such gain will be recharacterized as interest and therefore ordinary income. In the event any of the notes are issued with original issue discount, in certain circumstances, a portion of the gain can be recharacterized as ordinary income.
      If the term of a note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a non-recourse obligation, those which involve the substitution of collateral. Each potential holder of a note should consult its own tax advisor concerning the circumstances in which the notes would be deemed reissued and the likely effects, if any, of such reissuance.
Backup Withholding
      Certain purchasers may be subject to backup withholding with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.
State, Local or Foreign Taxation
      We make no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.
Limitation on the Deductibility of Certain Expenses
      Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceed 2% of his or her adjusted gross income. If contrary to expectation, the entity created under the indenture were treated as the owner of the student loans (and not as an association taxable as a corporation), then we believe that a substantial portion of the expenses to be generated by the trust could be subject to the foregoing limitations. As a result, each potential holder should consult his or her personal tax advisor concerning the application of these limitations to an investment in the notes.
Tax-exempt Investors
      In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity’s exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the notes of any Series were considered equity for tax purposes and if one or more other notes were considered debt for tax purposes, those notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised us that the notes will be characterized as debt for federal income tax purposes. Therefore, except to the extent any holder incurs acquisition indebtedness with respect to a note, interest paid or accrued with respect to such note may be excluded by each tax-exempt holder from the calculation of unrelated business taxable income. Each potential tax-exempt holder is urged to consult its own tax advisor regarding the application of these provisions.

Foreign Investors
      A holder which is not a U.S. person (“foreign holder”) will not be subject to U.S. federal income or withholding tax in respect of interest income or gain on the notes if: (1) the foreign holder provides an appropriate statement, signed under penalties of perjury, identifying the foreign holder and stating, among other things, that the foreign holder is not a U.S. person, and (2) the foreign holder is not a “10-percent shareholder” or “related controlled foreign corporation” with respect to the trust, unless certain exceptions apply. To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes, unless an income tax treaty reduces or eliminates such tax or the interest is effectively connected with the conduct of a trade or business within the United States by such foreign holder. In the latter case, such foreign holder will be subject to U.S. federal income tax with respect to all income from the notes at regular rates applicable to U.S. taxpayers. A “U.S. person” is: (i) a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions. The tax treatment of a partnership (or other entity treated as a partnership) that holds notes will depend on the status of the partner and the activities of the partnership.
      Generally, a foreign holder will not be subject to federal income tax on any amount which constitutes capital gain upon the sale, exchange, retirement or other disposition of a note unless such foreign holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or unless the gain is effectively connected with the conduct of a trade or business in the United States by such foreign holder. If the gain is effectively connected with the conduct of a trade or business in the United States by such foreign holder, such holder will generally be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, and a foreign holder that is a corporation could be subject to a branch profits tax on such income as well.
Certain ERISA Considerations
      Section 406 of the Employee Income Retirement Security Act of 1974, as amended (“ERISA”), and/or Section 4975 of the Code prohibit employee benefit plans or other retirement arrangements that are subject to Title I of ERISA and/or Section 4975 of the Code (each, a “Plan”) from engaging in some types of transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to a Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. In addition, Title I of ERISA also requires fiduciaries of a Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
      Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased notes if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the “Plan Asset Regulation”), the assets of the trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions to plan assets contained in the Plan Asset Regulation were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless the related prospectus supplement states otherwise for a particular series of notes, although there is little guidance on the subject (assuming the notes constitute debt for local law purposes), we believe that, at the time of their issuance, the notes issued by the trust should not be treated as an equity interest in the trust for purposes of the Plan Asset Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities. Other exceptions, if any, from application of the Plan Asset Regulation available with respect to any notes will be discussed in the related prospectus supplement.
      However, without regard to whether notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition, holding or disposition of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the depositor, any servicer, the issuer administrator, any subadministrator, the eligible lender trustee, the trustee, the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a Plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 95-60, regarding transactions by life insurance company general accounts; and PTCE 96-23, regarding transactions affected by in-house asset managers. By acquiring a note, each purchaser or transferee shall be deemed to represent, warrant and covenant that either (a) it is not a Plan and it is not acquiring a note directly or indirectly for, or on behalf of, a Plan or any entity whose underlying assets include “plan assets” (within the meaning of 29 C.F.R. § 2510.3-101) by reason of a Plan’s investment in the entity; or (b) if it is a Plan, that no non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or similar, applicable Federal or state laws will result from the acquisition, holding or disposition of a note.
      A plan fiduciary considering the purchase of notes should consult its legal advisors regarding the fiduciary responsibility provisions of ERISA, whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and their potential consequences.
      Each prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related notes. Before purchasing notes in reliance on the above exemptions, or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.
      Governmental plans and church plans as defined in ERISA are not subject to ERISA or Section 4975 of the Code, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Section 4975 of the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in notes under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.
Underwriting
      The trust may sell the notes of each series to or through underwriters by “best efforts” underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, the trust may sell these notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. Notes will be offered through such various methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of the notes may be made through a combination of such methods.
      The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors’ judgments as to the price of the notes.

      In connection with the sale of the notes, underwriters may receive compensation from the trust or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts, or commissions received by them from the trust and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from the trust will be described, in the applicable prospectus supplement.
      The trust may agree with the underwriters and agents who participate in the distribution of the notes that it will indemnify them against liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.
      If so indicated in the prospectus supplement, the trust will authorize underwriters or other persons acting as its agent to solicit offers by certain institutions to purchase the notes pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the trust must approve the institutions. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.
      The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.
Legal Matters
      Devin House, Esq., Associate General Counsel of Goal Financial, LLC, or another attorney in the general counsel’s office of Goal Financial, LLC, as counsel to the depositor and the issuer administrator, and Mayer, Brown, Rowe & Maw LLP, special counsel to the depositor, the issuer administrator and the trust, will give opinions on specific matters for the depositor, the issuer administrator and the trust.
      Each prospectus supplement will identify other law firms that will give opinions on additional legal matters for the underwriters and Delaware law matters.
Financial Information
      The notes are limited obligations payable solely from the revenues generated from the student loans and other assets of the trust. Accordingly, it has been determined that financial statements for the trust are not material to any offering made hereby. Accordingly, financial statements with respect to the trust are not included in this prospectus, and will not be included in any prospectus supplement.
Ratings
      It is a condition to the issuance of the notes that they be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories).
      A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes.
      A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

Incorporation of Documents by Reference;
Where to Find More Information
      The trust is subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file periodic reports and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.
      We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to Consolidation Loan Funding II, LLC, 9477 Waples Street, Suite 100, San Diego, California 92121, or by telephone at (858) 320-6799.
      You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and such reports are available.

Glossary of Terms
      Some of the terms used in this prospectus and the prospectus supplement are defined below. The indenture contains the definition of other terms used in this prospectus and the prospectus supplement and reference is made to the indenture for those definitions.
      “Account” means any of the accounts created or established by the indenture.
      “Acquisition fund” means the acquisition fund created and established pursuant to the indenture and further described under “Description of the Indenture — Funds and Accounts — Acquisition Fund.”
      “Acting beneficiaries upon default” means:

•	at any time that any senior obligations are outstanding:

•	with respect to directing the trustee to accelerate the outstanding notes:

•	upon any of the first four events of default listed under “Description of the Indenture — Events of Default” in this prospectus, the holders of a majority in aggregate principal amount of senior notes outstanding and

•	upon any other event of default, the holders of a majority in aggregate principal amount of all notes outstanding;

•	with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default (other than with respect to directing the trustee to accelerate the outstanding notes):

•	the holders of a majority in aggregate principal amount of the senior notes outstanding unless the trustee receives conflicting requests or directions from any other senior beneficiary; or

•	any other senior beneficiary, unless the trustee determines that the requested action is not in the overall interest of the senior beneficiaries or receives conflicting requests or directions from any other senior beneficiary or the holders of a majority in aggregate principal amount of the senior notes outstanding; and

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of senior notes outstanding or any other senior beneficiary;

•	at any time that no senior obligations are outstanding but subordinate obligations are outstanding:

•	with respect to directing the trustee to accelerate the outstanding notes:

•	upon any of the first four events of default listed under “Description of the Indenture — Events of Default” in this prospectus, the holders of a majority in aggregate principal amount of subordinate notes outstanding, and

•	upon any other event of default, the holders of a majority in aggregate principal amount of all notes outstanding;

•	with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default (other than with respect to directing the trustee to accelerate the outstanding notes):

•	the holders of a majority in aggregate principal amount of the subordinate notes outstanding, unless the trustee receives conflicting requests or directions from any other subordinate beneficiary; or

•	any other subordinate beneficiary, unless the trustee determines that the requested action is not in the overall interest of the subordinate beneficiaries or receives conflicting requests or directions from another other subordinate beneficiary or the holders of a majority in aggregate principal amount of the subordinate notes outstanding; and

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of subordinate notes outstanding or any other subordinate beneficiary;
and

•	at any time that no senior obligations and no subordinate obligations are outstanding but any junior subordinate obligations are outstanding:

•	with respect to directing the trustee to accelerate the outstanding junior subordinate notes, the holders of a majority in aggregate principal amount of junior subordinate notes outstanding;

•	with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default:

•	the holders of a majority in aggregate principal amount of the junior subordinate notes outstanding, unless the trustee receives conflicting requests or directions from an other junior subordinate beneficiary; or

•	any other junior subordinate beneficiary, unless the trustee determines that the requested action is not in the overall interest of the junior subordinate beneficiaries or receives conflicting requests or directions from another other junior subordinate beneficiary or the holders of a majority in aggregate principal amount of the junior subordinate notes outstanding; and

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of junior subordinate notes outstanding or any other junior subordinate beneficiary.
      “Add-on loan” means, with respect to any Consolidation Loan owned by the trust, an amount equal to the increased balance of such Consolidation Loan arising out of amounts required to be paid to a lender at the request of the related borrower within 180 days of the date such Consolidation Loan was originated.
      “Administration fund” means the administration fund created and established pursuant to the indenture and further described under “Description of the Indenture — Funds and Accounts — Administration Fund.”
      “Alternative Loan” means a student loan which is not made pursuant to the Higher Education Act, but which may be (but is not required to be) guaranteed by a third party.
      “Beneficial owner” means the person in whose name a note is recorded as beneficial owner of such note by a securities depository under a book-entry system or by a participant or indirect participant in such securities depository, as the case may be.
      “Beneficiaries” means, collectively, all senior beneficiaries, all subordinate beneficiaries and all junior subordinate beneficiaries.
      “Carry-over amount” means, if specified in a supplemental indenture with respect to a series of variable rate notes, the excess, if any, of (a) the amount of interest on a note that would have accrued with respect to the related interest period at the applicable interest rate over (b) the amount of interest on such note actually accrued with respect to such interest period based on the maximum rate specified in the applicable supplemental indenture, together with the unpaid portion of any such excess from prior interest periods. To the extent required in a supplemental indenture providing for any carry-over amount, interest will accrue with respect to such carry-over amount until paid.
      “Clearstream” or “Clearstream, Luxembourg” is defined under “Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures  — Clearstream Banking, Luxembourg.”
      “Code” is defined under “Federal Income Tax Consequences.”

      “Collection fund” means the collection fund created and established pursuant to the indenture and further described under “Description of the Indenture — Funds and Accounts — Collection Fund.”
      “Collection period” means, for any payment date, the calendar month immediately preceding the month in which such payment date occurs, or any other period specified in a prospectus supplement.
      “Consolidation Loan” means a student loan originated pursuant to Section 428C of the Higher Education Act.
      “Costs of issuance” means all items of expense directly or indirectly payable by or reimbursable to the trust and related to the authorization, sale and issuance of a series of the notes, including, but not limited to, printing costs, costs of preparation and reproduction of documents, filing fees, initial fees, charges and expenses of the trustee, the Delaware trustee, the eligible lender trustee, any authenticating agent, any remarketing agent, any tender agent, any auction agent, any market agent or any broker-dealer, legal fees and charges, fees and disbursements of underwriters, consultants and professionals, underwriters’ discount, costs of credit ratings, fees and charges for preparation, execution, transportation and safekeeping of such notes, other costs incurred by the trust in anticipation of the issuance of such notes and any other cost, charge or fee in connection with the issuance of such notes.
      “Counterparty swap payment” means a payment due to or received by the trust from a swap counterparty pursuant to a swap agreement (including, but not limited to, payments in respect of any early termination of such swap agreement) and amounts received by the trust under any related swap counterparty guaranty.
      “Credit enhancement facility” means, if and to the extent provided for in a supplemental indenture with respect to notes of one or more series:

•	an insurance policy insuring, or a letter of credit or surety bond or other instrument or agreement providing a direct or indirect source of funds for, the timely payment of principal of and interest on such notes (but not necessarily principal due upon acceleration thereof), or

•	a letter of credit, standby purchase agreement, or other instrument or agreement, providing for the purchase of notes on a tender date, or

•	any other arrangement as to which a rating agency confirmation has occurred;
and in any case, all agreements entered into by the trust or the trustee and the credit facility provider with respect thereto.
      “Credit facility provider” means any person engaged by the trust pursuant to a credit enhancement facility to provide credit enhancement or liquidity for the payment of the principal of and interest on any or all of the notes of one or more series, or for the trust’s obligation to purchase notes of one or more series on a tender date.
      “Debt service” means: (a) with respect to any notes, as of any particular date and with respect to any particular period, the aggregate of the moneys to be paid or set aside on such date or during such period for the payment (or retirement) of the principal of, premium, if any, and interest on notes; and (b) with respect to other obligations, as of any particular date and with respect to any particular period, the aggregate of the moneys to be paid or set aside on such date or during such period for the payment of amounts payable by us under any swap agreements or credit enhancement facilities, including fees payable by us to the credit facility provider thereunder.
      “Debt service fund” means the debt service fund created and established pursuant to the indenture and further described under “Description of the Indenture — Funds and Accounts — Debt Service Fund.”
      “Delaware trustee” is defined under “Summary of the Offering — Parties — Delaware Trustee.”
      “DTC” means The Depository Trust Company.

      “Eligible borrower” means a borrower who is eligible under the Higher Education Act to be the obligor of a loan for consolidating two or more student loans, or who is eligible under the Higher Education Act to be an obligor of a loan made pursuant to the Higher Education Act.
      “Eligible institution” means (i) an institution of higher education; (ii) a vocational school; or (iii) with respect to students who are nationals of the United States, an institution outside the United States which is comparable to an institution of higher education or to a vocational school and which has been approved by the Secretary of Education.
      “Eligible lender trust agreement” means the eligible lender trust agreement dated as of January 1, 2004 between the trust, as grantor, and the eligible lender trustee, as trustee, and any similar agreement entered into by the trust and an “eligible lender” under the Higher Education Act pursuant to which such “eligible lender” holds financed student loans as legal owner in trust for the trust as beneficial owner, in each case as supplemented or amended from time to time.
      “Eligible lender trustee” is defined under “Summary of the Offering — Parties — Eligible Lender Trustee and Trustee.”
      “Eligible loan” means a student loan which:

•	has been or will be made to a borrower for post-secondary education;

•	is guaranteed; and

•	is an “eligible loan” as defined in Section 438 of the Higher Education Act for purposes of receiving special allowance payments; provided, however, that if, after any reauthorization or amendment of the Higher Education Act, loans authorized thereunder, including their benefits, are materially different from loans authorized prior to such reauthorization or amendment, such loans authorized after such reauthorization or amendment shall not constitute eligible loans unless a rating agency confirmation is obtained.
      “ERISA” is defined under “Certain ERISA Considerations.”
      “Event of default” is defined under “Description of the Indenture — Events of Default.”
      “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      “Federal reimbursement contract” means any agreement between a guarantee agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including partial reimbursement of amounts paid or payable upon defaulted financed student loans and other student loans guaranteed or insured by the guarantee agency and interest subsidy payments to holders of qualifying student loans guaranteed by the guarantee agency.
      “FFEL Program” or “Federal Family Education Loan Program” is defined under “Description of the FFEL Program.”
      “FFELP Loans” is defined under “Description of the FFEL Program.”
      “Financed,” when used with respect to student loans or eligible loans, means student loans or eligible loans, as the case may be, acquired by the trust or the eligible lender trustee on behalf of the trust with moneys in the acquisition fund, any eligible loans received in exchange for financed student loans upon the sale thereof or substitution therefor in accordance with the indenture and any other student loans deemed to be “financed” with moneys in the acquisition fund pursuant to the indenture, but does not include student loans released from the lien of the indenture and sold to any purchaser, including a trustee for the holders of the trust’s bonds, notes or other evidences of indebtedness issued other than pursuant to the indenture.
      “Foreign holder” is defined under “Federal Income Tax Consequences — Foreign Investors.”
      “Goal Financial” is defined under “Goal Financial.”

      “Grace period” means a period of time, following a borrower’s ceasing to pursue at least a half-time course of study and prior to the commencement of a repayment period, during which principal need not be paid on certain financed student loans.
      “Guarantee” or “guaranteed” means, with respect to a student loan, the insurance or guarantee by a guarantee agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on such student loan, and the coverage of such student loan by one or more federal reimbursement contracts providing, among other things, for reimbursement to the guarantee agency for losses incurred by it on defaulted financed student loans insured or guaranteed by the guarantee agency to the extent provided in the Higher Education Act.
      “Guarantee agency” means any state agency or private nonprofit institution or organization which has federal reimbursement contracts in place and has entered into a guarantee agreement with the eligible lender trustee, and any such guarantor’s successors and assignees.
      “Guarantee agreements” means the blanket guarantee and other guarantee agreements issued by or from any guarantee agency to the eligible lender trustee for the purpose of guaranteeing student loans financed under the indenture, and any amendment of any of the foregoing with the provisions thereof.
      “Higher Education Act” means the Higher Education Act of 1965, as amended or supplemented from time to time, and all regulations promulgated thereunder.
      “Holder,” when used with respect to any note, means the person in whose name such note is registered in the note register, except that to the extent and for the purposes provided in a supplemental indenture for a series of notes, a credit facility provider that has delivered a credit enhancement facility with respect to that series of notes may instead be treated as the holder of the notes of that series.
      “Indenture” means the amended and restated indenture of trust, dated as of March 1, 2005, from the trust and the eligible lender trustee to the trustee, as amended and supplemented from time to time.
      “Indenture obligations” means the senior obligations, the subordinate obligations and the junior subordinated obligations.
      “Interest account” means the interest account created and established pursuant to the indenture and further described under “Description of the Indenture — Funds and Accounts — Debt Service Fund — Interest Account.”
      “Interest payment date” means, with respect to any note, each regularly scheduled interest payment date on that note as specified in the related supplemental indenture; or, with respect to the payment of interest upon redemption or acceleration of a note, the purchase of a note by the trustee on a tender date (to the extent such tender date is designated as an interest payment date in the related supplemental indenture) or the payment of defaulted interest, the date on which such interest is payable under the indenture or a supplemental indenture.
      “Interest period” means the period during which interest accrues on a note, as specified in the related supplemental indenture.
      “Issuer administrator” is defined under “Summary of the Offering — Issuer Administrator.”
      “Issuer order” or “issuer certificate” means, respectively, a written order or certificate (which may be a standing order or certificate) signed in the name of the trust by an authorized officer of the issuer administrator and delivered to the trustee.
      “Junior subordinate beneficiaries” means the holders of any outstanding junior subordinate notes, and any other junior subordinate beneficiary holding any other junior subordinate obligation that is outstanding.
      “Junior subordinate credit enhancement facility” means a credit enhancement facility that is designated as a junior subordinate credit enhancement facility in a supplemental indenture.
      “Junior subordinate credit facility provider” means any person who provides a junior subordinate credit enhancement facility.

      “Junior subordinate notes” means any notes designated in a supplemental indenture as junior subordinate notes, which are secured under the indenture on a basis subordinate to any senior obligations and subordinate obligations, and on parity with other junior subordinate obligations.
      “Junior subordinate obligations” means, collectively, the junior subordinate notes and any other junior subordinate obligations.
      “Junior subordinate swap agreement” means a swap agreement that is designated as a junior subordinate swap agreement in a supplemental indenture.
      “Junior subordinate swap counterparty” means any person who provides a junior subordinate swap agreement.
      “Lender” means any party from which the trust or the depositor (or the eligible lender trustee on behalf of the trust or the depositor) acquires financed student loans, which, in the case of student loans, must be an “eligible lender” (as defined in the Higher Education Act).
      “Monthly calculation date” means the twenty-fifth day of each calendar month (or, if such twenty-fifth day is not a business day, the next succeeding business day).
      “Moody’s” means Moody’s Investors Service, Inc., and its successors and assigns and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the trustee at the written direction of the trust.
      “Note fees” means the fees, costs and expenses (excluding costs of issuance), of the trustee, the Delaware trustee and any eligible lender trustee, paying agent, authenticating agent, remarketing agent, tender agent, auction agent, market agent, broker-dealer, counsel, note registrar, accountant, verification agent and other consultants and professionals incurred by the trust in carrying out and administering its powers, duties and functions under (a) the eligible lender trust agreement, the trust agreement, the guarantee agreements, the verification agent agreement, the Higher Education Act or any requirement of the laws of the United States or any state, as such powers, duties and functions relate to financed student loans; (b) any swap agreement or credit enhancement facility (other than any amounts payable thereunder which constitute other obligations); (c) any remarketing agreement, tender agent agreement, auction agent agreement, market agent agreement or broker-dealer agreement; and (d) the indenture.
      “Other beneficiary” means an other senior beneficiary, an other subordinate beneficiary or an other junior subordinate beneficiary.
      “Other indenture obligations” means, collectively, the other senior obligations, other subordinate obligations and other junior subordinate obligations.
      “Other junior subordinate beneficiary” means a person who is a junior subordinate beneficiary other than as a result of ownership of junior subordinate notes.
      “Other junior subordinate obligations” means the trust’s obligations to pay any amounts under any junior subordinate swap agreements and any junior subordinate credit enhancement facilities.
      “Other obligations” means, collectively, other senior obligations, other subordinate obligations and other junior subordinate obligations.
      “Other senior beneficiary” means a person who is a senior beneficiary other than as a result of ownership of senior notes.
      “Other senior obligations” means the trust’s obligations to pay any amounts under any senior swap agreements and any senior credit enhancement facilities.
      “Other subordinate beneficiary” means a person who is a subordinate beneficiary other than as a result of ownership of subordinate notes.

      “Other subordinate obligations” means the trust’s obligations to pay any amounts under any subordinate swap agreements and any subordinate credit enhancement facilities.
      “Outstanding,” (i) when used with respect to any note, shall have the construction given to such word in the indenture, i.e., a note shall not be outstanding under the indenture if such note is at the time not deemed to be outstanding by reason of the operation and effect of the indenture, and (ii) when used with respect to any other obligation, shall mean all other obligations which have become, or may in the future become, due and payable and which have not been paid or otherwise satisfied.
      “Payment date” means, for any note, any interest payment date, its stated maturity or the date of any other regularly scheduled payment.
      “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, incorporated organization or government or any agency or political subdivision thereof.
      “Plan” is defined under “Certain ERISA Considerations.”
      “Plan Asset Regulation” is defined under “Certain ERISA Considerations.”
      “Plus Loans” is defined under “Description of the FFEL Program — Federal Family Education Loans.”
      “Principal account” means the principal account created and established pursuant to the indenture as described under “Description of Indenture — Funds and Accounts — Debt Service Fund.”
      “Principal balance” means the unpaid principal amount of a student loan, including any unpaid capitalized interest that is authorized to be capitalized under the Higher Education Act.
      “Rating agency” means:

•	with respect to the notes, any rating agency that shall have an outstanding rating on any of the notes pursuant to request by the trust and

•	with respect to investment securities, any rating agency that has an outstanding rating on the applicable investment security.
      “Rating agency confirmation” means, with respect to any action, that each of the rating agencies shall have notified the trust and the trustee in writing that such action will not result in a reduction, qualification or withdrawal of the then-current rating of any of the notes.
      “Reserve fund” means the reserve fund created and established pursuant to the indenture and further described under “Description of the Indenture — Funds and Accounts — Reserve Fund.”
      “Retirement account” means the retirement account created and established pursuant to the indenture and further described under “Description of the Indenture — Funds and Accounts — Debt Service Fund — Retirement Account.”
      “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns and if such corporation shall be dissolved or liquidated or shall no longer perform the function of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the trustee at the written direction of the trust.
      “Secretary” or “Secretary of Education” means the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.
      “Securities Act” means the Securities Act of 1933, as amended.

      “Senior asset percentage” means, as of the date of determination, the percentage resulting by dividing:

•	the aggregate value of the trust’s assets less the sum of
        (1) all accrued interest on outstanding senior notes,
        (2) all accrued trust swap payments on senior swap agreements,
        (3) all accrued fees with respect to senior credit enhancement facilities, and
        (4) all accrued fees and expenses to be paid out of the administration fund;
      by

•	the aggregate principal amount of outstanding senior notes.
      “Senior asset requirement” means at any time, any requirement set forth as such in a supplemental indenture providing for the issuance of one or more series of notes any of which are then outstanding.
      “Senior beneficiaries” means the holders of any outstanding senior notes, and any other senior beneficiary holding any other senior obligation that is outstanding.
      “Senior credit enhancement facility” means a credit enhancement facility that is designated as a senior credit enhancement facility in a supplemental indenture.
      “Senior credit facility provider” means any person who provides a senior credit enhancement facility.
      “Senior notes” means any notes designated in a supplemental indenture as senior notes.
      “Senior obligations” means, collectively, the senior notes and the other senior obligations.
      “Senior swap agreement” means a swap agreement that is designated as a senior swap agreement in a supplemental indenture.
      “Senior swap counterparty” means any person who provides a senior swap agreement.
      “Special allowance payments” means special allowance payments authorized to be made by the Secretary of Education by Section 438 of the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.
      “Specified reserve account balance” with respect to any series of notes shall have the meaning set forth in the supplemental indenture relating to such series of notes. In calculating the specified reserve account balance, all notes to be defeased by a series of refunding notes shall be deemed not outstanding as of the date of calculation.
      “Stafford Loans” is defined under “Description of the FFEL Program — Federal Family Education Loans.”
      “Student loan” means a loan under the Higher Education Act to an eligible borrower for education at an eligible institution (or a loan to consolidate the same).
      “Student loan purchase agreement” means (a) the loan purchase agreement, dated as of January 1, 2004, between the trust and the depositor, as the same may be amended and supplemented with a rating agency confirmation, (b) the loan purchase agreement, dated as of January 1, 2004, between the trust and Consolidation Loan Funding, LLC, as the same may be amended and supplemented with a rating agency confirmation, and (c) any other student loan purchase agreement in the form attached to the indenture, as such form may be amended and supplemented with a rating agency confirmation, with a seller as to which a rating agency confirmation has occurred.
      “Student loan repurchase agreement” means the student loan repurchase agreement, dated as of January 1, 2004, between the trust and Goal Financial, as amended and supplemented pursuant to the terms thereof.

      “Subordinate asset percentage” means, as of the date of determination, the percentage resulting by dividing:

•	the aggregate value of the trust’s assets less the sum of

(1)	all accrued interest on outstanding senior notes and outstanding subordinate notes,

(2)	all accrued trust swap payments (other than with respect to junior subordinate swap agreements),

(3)	all accrued fees with respect to credit enhancement facilities (other than with respect to junior subordinate credit enhancement facilities), and

(4)	all accrued fees and expenses to be paid out of the administration fund, by

•	the aggregate principal amount of outstanding senior notes and outstanding subordinate notes.
      “Subordinate beneficiaries” means the holders of any outstanding subordinate notes, and any other subordinate beneficiary holding any other subordinate obligation then outstanding.
      “Subordinate credit enhancement facility” means a credit enhancement facility that is designated as a subordinate credit enhancement facility in a supplemental indenture.
      “Subordinate credit facility provider” means any person who provides a subordinate credit enhancement facility.
      “Subordinate notes” means any notes designated in a supplemental indenture as subordinate notes.
      “Subordinate obligations” means, collectively, the subordinate notes and any other subordinate obligations.
      “Subordinate swap agreement” means a swap agreement that is designated as a subordinate swap agreement in a supplemental indenture.
      “Subordinate swap counterparty” means any person who provides a subordinate swap agreement.
      “Subsidized Stafford Loans” is defined under “Description of the FFEL Program — Federal Family Education Loans.”
      “Surplus fund” means the surplus fund created and established pursuant to the indenture and further described under “Description of the Indenture — Funds and Accounts — Surplus Fund.”
      “Swap agreement” means an interest rate or other hedge agreement or derivative product agreement between the trust and a swap counterparty, as supplemented or amended from time to time.
      “Swap counterparty” means any person with whom the trust shall, from time to time, enter into a swap agreement.
      “Tender date” means, with respect to any note, a date on which such note is required to be tendered for purchase by or on behalf of us, or has been tendered for purchase by or on behalf of us pursuant to a right given the holder or beneficial owner of such notes, in accordance with the provisions of the supplemental indenture providing for the issuance thereof.
      “Trust related agreements” is defined under “The Issuer Administrator.”
      “Trustee” is defined under “Summary of the Offering — Parties — Eligible Lender Trustee and Trustee.”
      “Unsubsidized Stafford Loans” is defined under “Description of the FFEL Program — Federal Family Education Loans.”
      “U.S. person” is defined under “Federal Income Tax Consequences — Foreign Investors.”
      “Variable rate notes” means notes whose interest rate is not fixed but varies on a periodic basis as specified in the supplemental indenture providing for the issuance of those notes.

$1,000,000,000
Student Loan Asset-Backed Notes
Higher Education Funding I
Issuer
Consolidation Loan Funding II, LLC
Depositor

PROSPECTUS SUPPLEMENT

UBS INVESTMENT BANK JOINT BOOKRUNNER	DEUTSCHE BANK SECURITIES JOINT BOOKRUNNER

BARCLAYS CAPITAL	GOLDMAN, SACHS & CO.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.
We are not offering notes in any state where the offer is not permitted.
We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective covers.
Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus.
This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.